UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Entergy Corporation
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energy for a better future

Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

entergy

A Message from Our Chair and CEO
March 22, 2024
Dear Fellow Shareholders:
I hope you will join Entergy’s Board of Directors, executive management team and employees at our 2024 Annual Meeting of Shareholders (Annual Meeting) to be held in virtual format on Friday, May 3, 2024, beginning at 10:00 a.m. Central Time. We are excited to use this approach again this year as it allows for greater participation by our stakeholders, regardless of their geographic location, provides cost savings for our shareholders and helps to reduce our carbon footprint.

The attached Notice of the Annual Meeting and the accompanying Proxy Statement will serve as your guide to the business to be conducted at the meeting. A webcast of the Annual Meeting will be provided at www.virtualshareholdermeeting.com/ETR2024, and a replay of the entire Annual Meeting will be available on the Entergy Investor Relations website after the meeting.
Our annual letter to stakeholders is included in both our 2023 Annual Report and our 2023 Performance Report (formerly Integrated Report) and discusses Entergy’s 2023 performance, strategy and outlook for the future. At the Annual Meeting, I plan to share some of our 2023 highlights in addition to conducting the official business of the meeting. I look forward to discussing our results and the opportunities we see in front of us today, as we continue to execute on our business strategy with decisions and investments that will serve all of our stakeholders well into the future.
The Compensation Discussion and Analysis that begins on page 46 describes our compensation programs and discusses how our executives’ compensation remains linked to performance and supports our long-term strategy. Starting on page 10, you will also find discussions of the qualifications of our director nominees and why we believe they are the right people to represent you.
Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone or (3) if you received your proxy materials by mail, by signing, dating and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. Instructions on how to vote can be found beginning on page 100. This year’s Q&A session will include questions submitted both during the meeting and in advance. You may submit questions prior to the meeting at www.proxyvote.com after logging in with the control number found next to the label for postal mail recipients or within the body of the email sending your proxy materials. Questions during the meeting may be submitted online beginning shortly before the start of the Annual Meeting through the webcast link. We will post questions and answers, as long as such questions are applicable to our business and otherwise in compliance with the rules of conduct for the meeting, on our Investor Relations website shortly after the meeting.
I look forward to welcoming you to the Annual Meeting and thank you for your support of Entergy.

Sincerely,
Andrew S. Marsh
Chair of the Board and Chief Executive Officer

Entergy 2024 Proxy Statement |	A

A Message from Our Lead Director
March 22, 2024
Dear Fellow Shareholders:
On behalf of the Entergy Board of Directors, I am privileged to share some of the ways the Board worked to provide strong governance and independent oversight of Entergy during this past year.
Throughout 2023, the Board remained actively engaged with management to facilitate the execution of our strategy for long-term, sustainable growth and value creation.

Our Board's strategic oversight role includes engaging in robust discussions with the management team about overall strategy, priorities, mitigating risk, and capturing growth opportunities while balancing sustainability, reliability, and affordability for our customers. In 2023, we maintained our focus on the clean energy transition, including our net zero by 2050 climate commitment and two interim climate goals, as well as the opportunity to help our customers meet their sustainability goals through increased renewable energy resources and emerging technologies, such as carbon capture and sequestration and hydrogen co-firing. We also focused on other efforts at long-term value creation for our stakeholders, including continued development of the Company’s resilience, stakeholder engagement and talent and culture strategies. We are proud of the progress the management team made toward our short-term and long-term strategic objectives during 2023, which is described further in this Proxy Statement and in our 2023 Performance Report available on our website.
Our Board values the feedback and insights gained through the Company's shareholder engagement program, which we believe is an essential component of sound corporate governance. The perspectives provided by the Company's stakeholders, including its owners, have informed the Company's strategy and helped guide our actions.

Additionally, in continuing our commitment to best practices in corporate governance, our Board engaged an independent third-party firm to facilitate the 2024 annual Board, committee and individual director evaluations. We gained valuable insights from this process that will help make us a better board.
On a final note, on behalf of the Board, I would like to thank our colleague, Pat Condon, who will be retiring from our Board at the Annual Meeting after reaching our mandatory retirement age. During his tenure with the Board, he has provided invaluable insights, dedicated financial and accounting expertise and wise counsel, and we are extraordinarily grateful to him for his service to Entergy.
I am pleased to provide this window into some of the Board’s activities in 2023 and express our commitment to the continued creation of sustainable long-term value for all of the Company’s stakeholders. Thank you for your support and for your investment in Entergy.

Sincerely,
Stuart L. Levenick
Lead Director

B	| Entergy 2024 Proxy Statement

Entergy Corporation 639 Loyola Avenue New Orleans, LA 70113 www.entergy.com
Notice of Annual Meeting of Shareholders

Date and Time:	Friday, May 3, 2024	10:00 a.m. Central Time Log-in will begin at 9:45 a.m.

Location:	This year’s meeting will be conducted virtually via a live audio webcast at www.virtualshareholdermeeting.com/ETR2024

Record Date:	You can vote if you were a shareholder of record on March 7, 2024.

Items of Business:	To vote on the following proposals:

1.Election of 11 Directors named in the attached Proxy Statement, each for a one-year term expiring in 2025.
2.Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2024.
3.An advisory vote to approve the compensation paid to our Named Executive Officers.
4.Such other business as may properly come before the meeting.

Asking Questions:	Questions for the meeting may be submitted in advance at www.proxyvote.com Questions may be submitted live during the meeting at www.virtualshareholdermeeting.com/ETR2024
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 3, 2024: Our 2024 Proxy Statement and 2023 Annual Report to shareholders are available online at www.entergy.com/investors/annual-publications.
We will mail to certain shareholders a notice of internet availability of proxy materials, which will contain instructions on how to access these materials and vote online. We expect to mail this notice and to begin mailing our proxy materials on or about March 22, 2024.
By Order of the Board of Directors
Marcus V. Brown
Executive Vice President and General Counsel
March 22, 2024

Entergy 2024 Proxy Statement |	C

D	| Entergy 2024 Proxy Statement

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement for the 2024 Annual Meeting of Shareholders (Annual Meeting) of Entergy Corporation (Entergy or the Company). This summary does not contain all the information you should consider. Please read the entire Proxy Statement carefully before voting your shares. Information provided on websites linked to this Proxy Statement and the accompanying notice, including the Entergy website, is not incorporated by reference into this Proxy Statement, the accompanying notice or any other filing with the Securities and Exchange Commission (SEC).
2024 Annual Meeting Information

Date and Time	10:00 a.m. Central Time, Friday, May 3, 2024
Location	This year’s meeting will be conducted virtually via a live audio webcast at www.virtualshareholdermeeting.com/ETR2024
Record Date	March 7, 2024
Questions	Questions for the meeting may be submitted in advance at www.proxyvote.com Questions may be submitted live during the meeting at www.virtualshareholdermeeting.com/ETR2024
Voting Matters and Board Recommendations
We are asking shareholders to vote on the following matters at our Annual Meeting:

	Item to be voted on:	Board’s Recommendation	Page
Proposal 1	Election of 11 Directors named in this Proxy Statement, each for a one-year term expiring in 2025	FOR EACH NOMINEE	9
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2024	FOR	42
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	FOR	45

Entergy 2024 Proxy Statement |	1

Proxy Summary
You may vote in the following ways:

1.	Use the Internet at www.proxyvote.com
2.	Call 1-800-690-6903 if in the United States and Canada
3.	Scan the QR Code on your proxy card, notice or voting instruction form
4.	Mail your signed and dated proxy card or voting instruction form
5.	During the meeting at www.virtualshareholdermeeting.com/ETR2024
For telephone and Internet voting, you will need the 16-digit control number included on your notice, on your proxy card or in the voting instruction form that accompanied your proxy materials. Internet and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 1, 2024 for shares held in Entergy’s qualified employee savings plans (Savings Plans) and through 11:59 p.m. Eastern Time on Thursday, May 2, 2024 for all other shares.
If you cannot attend the Annual Meeting, a replay of our Annual Meeting webcast will be available at our Investor Relations website at www.entergy.com/investors following the Annual Meeting and will remain there for at least one year.
Responses to appropriate questions from shareholders received before and during the Annual Meeting will be available at the same website.
For additional information about the Annual Meeting, including any adjournment or postponement of the meeting and voting, see “General Information About the Annual Meeting” beginning on page 98.
Our Business
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We are investing in the reliability and resilience of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in the Gulf region for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million each year in benefits to local communities through philanthropy, volunteerism and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Business Highlights
Our 2023 accomplishments focused on improving outcomes for our four key stakeholders – our customers, employees, communities, and owners – and included the completion of major rate filings and decisions, continued progress on several key customer solutions, such as green tariffs, continued progress on operational improvement, and continued progress on renewables and other zero carbon energy projects, all while once again delivering adjusted earnings per share in the top half of our original guidance range.
In 2023, we reported earnings of approximately $2.36 billion, or $11.10 per share, compared with $1.10 billion, or $5.37 per share, in 2022, based on generally accepted accounting principles (GAAP). On an adjusted basis, 2023 earnings were $1.44 billion, or $6.77 per share, compared with $1.32 billion, or $6.42 per share, in 2022.

2	| Entergy 2024 Proxy Statement

Proxy Summary
We grew our dividend by approximately 6% in the fourth quarter, representing the ninth consecutive year we have increased our dividend. And we exceeded our key cash flow credit metric targets.
2023 was a challenging year for investor-owned utilities due to a variety of macro-drivers, and this was reflected by the performance of the Philadelphia Utility Index, which declined (12.3)% in the year. Entergy’s total shareholder return (TSR) for 2023 was (6.1)% percent, which ranked 10th out of the 21 companies in the Philadelphia Utility Index and fell short of our top quartile relative performance objective. Our TSR for 2021-2023 was stronger on an absolute basis, with a result of 13.9%, but ranked 10th out of the 20 companies in the Philadelphia Utility Index at the beginning of the period, placing us in the second quartile.

See Appendix A for a reconciliation of non-GAAP financial measures
We also continued to demonstrate our commitment to sustainability. Entergy was once again named to the Dow Jones Sustainability North America Index, which measures performance in economic, environmental and social dimensions against industry peers around the globe. Entergy also was named in 2023 by Newsweek as one of America’s Greatest Workplaces. For information on these and many other recognitions relating to the execution of our sustainability strategy, please visit our website, www.entergynewsroom.com/awards.

Entergy 2024 Proxy Statement |	3

Proxy Summary
Shareholder Engagement Highlights
Our shareholder engagement program is an essential component of our corporate governance practices. During our offseason shareholder engagement in 2023 and early 2024, we contacted shareholders owning approximately 71% of our outstanding shares of common stock, resulting in substantive engagements with the holders of approximately 33% of our outstanding shares. Areas of particular focus included our sustainability strategy, performance and reporting, including progress made towards our two interim 2030 climate goals and our net zero emissions by 2050 commitment, as well as human capital management topics, including diversity, inclusion and belonging (DIB), the impact of the clean energy transition on our employees and communities, and the measures comprising our annual and long-term incentive compensation programs, including the Environmental Stewardship and DIB measures.
The perspectives provided by our shareholders are reviewed by our Board and have informed our strategy and helped guide our actions and our disclosures. Recent examples of this include changes to the measures comprising our annual and long-term incentive programs and enhancements to our disclosures concerning those measures and relating to our Board of Directors and ethics and compliance program. For more information, see “Shareholder Engagement” beginning on page 35 and “2023 Say-On-Pay Vote Results” on page 51.
Board Composition, Committees, Skills and Qualifications
The Board reviews its composition regularly to ensure it has the right mix of people with diverse perspectives and business and professional experiences, as well as professional integrity, sound judgment and collegiality. The Board seeks to identify candidates with knowledge or experience that will expand or complement its existing expertise to ensure that the skillsets and backgrounds represented on the Board are the right ones to enable the Board to effectively address the Company’s current and future strategic challenges and opportunities. You are being asked to vote on the election of the 11 director nominees below, each of whom is currently serving on the Board. Ages set forth below are as of March 22, 2024 and demographic information is provided as to the director nominees only. Patrick J. Condon, who currently serves on our Board and as Chair of the Audit Committee, will be retiring at the Annual Meeting and it is anticipated that John H. Black, should he be re-elected at the Annual Meeting, will succeed Mr. Condon as Chair of the Audit Committee.

Name, Age, Independence, Primary Occupation	Director Since	Committees
Gina F. Adams, 65, Independent Corporate Vice President, Government and Regulatory Affairs, FedEx Corporation	2023	CG, TC
John H. Black, 64, Independent Retired Audit Partner, Deloitte & Touche LLP	2023	A, N
John R. Burbank, 60, Independent Independent Strategic Advisor and Entrepreneur	2018	F, TC
Kirkland H. Donald, 70, Independent Chairman, Huntington Ingalls Industries, Inc.	2013	F, N*
Brian W. Ellis, 58, Independent Senior Vice President and General Counsel, Danaher Corporation	2020	CG, TC
Philip L. Frederickson, 67, Independent Former Executive Vice President, ConocoPhillips	2015	A, E, F*
M. Elise Hyland, 64, Independent Former Senior Vice President, EQT Corporation and Senior Vice President and Chief Operating Officer, EQT Midstream Services, LLC	2019	A, F

4	| Entergy 2024 Proxy Statement

Proxy Summary

Name, Age, Independence, Primary Occupation	Director Since	Committees
Stuart L. Levenick, 71, Independent Lead Director Former Group President and Executive Office Member, Caterpillar Inc.	2005	CG*, E, N
Blanche L. Lincoln, 63, Independent Founder and Principal, Lincoln Policy Group	2011	CG, TC
Andrew S. Marsh, 52 Chair and Chief Executive Officer, Entergy Corporation	2022	E*
Karen A. Puckett, 63, Independent Former President and Chief Executive Officer, Harte Hanks, Inc.	2015	A, TC*

A – Audit	CG – Corporate Governance	E – Executive	* Chair
F – Finance	N – Nuclear	TC – Talent and Compensation

Board Highlights
Board Diversity	45% Gender and Ethnic Diversity	4 Female Directors	2 Ethnically or Racially Diverse
Commitment to Board Refreshment	4 New Directors Since 2020	5 Directors 0-5 years	3 Directors 6-10 years	3 Directors 11+ years	Average Tenure 7.3 years
Balanced Mix of Ages	Average Age 63	2 Directors 50-60	7 Directors 61-69	2 Director 70+ years
Independence	10 of 11 Directors

Board Skills, Qualifications and Experience	Technology & Transformation	Government / Legal / Public Policy

	Executive Leadership	Human Capital Management

	Operational Excellence	Regulated Utility / Nuclear

	Risk Management	Finance & Accounting

	Other Public Boards	Sustainability

Additional information about each director nominee’s background and experience can be found beginning on page 10.

Entergy 2024 Proxy Statement |	5

Proxy Summary
Corporate Governance Highlights

Board Structure and Independence
•Regular refreshment, with average tenure of 7.3 years for our director nominees
•Strong Lead Independent Director with clearly defined duties and responsibilities
•Diverse and highly skilled Board that provides a range of viewpoints, with skills and backgrounds aligned with business strategy
•All directors are independent, except the Chair; key committees are fully independent
•Executive sessions led by the Lead Director at each regular Board meeting without management present
•Executive sessions at committee meetings led by independent committee chairs without management present

Board Oversight
•Oversight of the Company’s annual business plan and corporate strategy, succession planning and risk management
•Proactive and strategic ongoing Board and management succession planning
•Annual multi-day Board retreat focused on long-term Company strategy
•Key management and rising talent reviewed at an annual talent review
•Regular briefings on key enterprise risks
•Corporate Governance Committee oversees sustainability strategy
•Talent and Compensation Committee oversees the Company’s strategies relating to diversity, inclusion and belonging, as well as key talent metrics
•Audit Committee oversees cybersecurity risk management practices and performance
•Robust annual risk assessment of executive compensation programs, policies, and practices
•Director access to experts and advisors, both internal and external

Strong Corporate Governance Practices
•Prohibit short selling, hedging, pledging and margin transactions involving Entergy securities
•Sound policy on public company board service
•Responsive, active and ongoing shareholder engagement
•Robust Code of Conduct for members of the Board
•Clawback policy for senior executive officers, which goes beyond the minimum Dodd-Frank requirements
•Robust share ownership requirements for directors and executive officers
•Mandatory director retirement at age 74, unless Corporate Governance Committee recommends and Board approves exception
•Strong commitment to value creation through sustainability strategies and performance
•Director time commitment policy
•Disclosure of corporate political contributions and oversight of lobbying and political activity
•Annual Board and committee self-evaluations and individual director assessments, which were facilitated by an independent third party in 2024
•Director orientation and support for continuing education

Shareholder Rights
•Proxy access right
•Majority voting for directors with resignation policy for directors in uncontested elections
•Annual election of directors
•No supermajority voting provisions in our Restated Certificate of Incorporation or Bylaws (as defined below)
•No poison pill; Board policy requires shareholder approval for adoption

6	| Entergy 2024 Proxy Statement

Proxy Summary
How Our Compensation Programs Support Our Business Strategy
Entergy’s executive compensation programs are based on a philosophy of pay for performance aimed at achieving the Company’s strategy and business objectives. We believe our executive pay programs advance the interests of all of our stakeholders, as they are thoughtfully designed to:
•Motivate and reward the achievement of results that are deemed by the Talent and Compensation Committee to be consistent with the overall goals and strategic direction that the Board has approved for the Company.
•Attract and retain a highly experienced, diverse, and successful management team.
•Create sustainable value for the benefit of all of our stakeholders, including our customers, employees, communities, and owners.
•Align the interests of our executives with our long-term business strategy by tying equity-based awards to performance metrics that we believe focus our executives on driving continuous improvement in operational and financial results to the benefit of all stakeholders, including our customers, employees, communities and owners.
The design of our annual and long-term incentive plans is based on this pay for performance philosophy. We target total direct compensation for our executive officers at market median and place a substantial portion of that compensation “at risk,” subject to achieving both annual incentive and long-term performance goals. As shown below, approximately 89% of our Chief Executive Officer’s 2023 target pay and approximately 76% of the other NEOs’ 2023 target pay was performance-based. Stock-based, long-term incentives make up the largest portion of performance-based pay.
2023 Incentive Compensation Outcomes
Annual Incentive Program Awards
The overall funding level for the 2023 annual incentive awards was based on financial and non-financial measures with the financial measure weighted at 60% and the non-financial measures, which address key aspects of our performance on strategies designed to support the long-term health and success of the Company, collectively accounting for the remaining 40%.
Financial Measure:  Keeping with the Talent and Compensation Committee’s goal of aligning performance measures with financial results that link to externally communicated investor guidance, Entergy Tax Adjusted Earnings Per Share (ETR Tax Adjusted EPS) – a measure that is based on the Adjusted EPS that Entergy reports to investors – was used as the financial measure to determine the Entergy Achievement Multiplier (EAM), the payout factor that determines the funding available for the 2023 annual incentive program awards. ETR Tax Adjusted EPS is not reported in accordance with GAAP, and is a non-GAAP financial measure; please see Appendix A for information regarding GAAP and non-GAAP financial measures.

Entergy 2024 Proxy Statement |	7

Proxy Summary
Non-Financial Measures: To demonstrate Entergy’s strong commitment to creating long-term, sustainable value for its key stakeholders – customers, communities, employees and owners – and to link executive compensation more directly to the achievement of those objectives, the Talent and Compensation Committee decided that 40% of the EAM would be determined on the basis of results achieved in the following areas, each of which would be weighted equally: Safety; Customer Net Promoter Score (NPS); DIB; and Environmental Stewardship.
The 2023 annual incentive targets and results determined by the Talent and Compensation Committee were:

Annual Incentive Performance Goals[1]	2023 Percentage of EAM	Target	2023 Results	Level of Achievement
ETR Tax Adjusted EPS ($)	60%	6.70	8.83	200%
Safety (SIF Rate)[2]	10%	0.04	0.03	150%
Customer NPS[3]	10%	Residential: 5 Business: 28	Residential: -4.5 Business: 17	—%
DIB	10%	Qualitative[4]		110%
Environmental Stewardship	10%	Qualitative[4]		105%
EAM (as a percentage of target, per annual incentive program)	100%			157%
EAM (as a percentage of target following discretionary adjustment)[5]	100%			138%
1See “What We Pay and Why – 2023 Compensation Decisions – 2023 Annual Incentive Program Performance Assessment” in the Compensation Discussion and Analysis section of this Proxy Statement for the minimum and maximum achievement levels.
2SIF Rate refers to the rate of serious injuries and fatalities per 100 employees or contractors. The employee and contractor targets and results are averaged to arrive at reported results. The 2023 target was top quartile performance among electric utilities for 2023, as reported by the Edison Electric Institute.
3For 2023, the Customer NPS measure for 2023 was calculated based on equally weighted categories of residential and business customer NPS scores.
4See “What We Pay and Why – 2023 Compensation Decisions – Annual Incentive Compensation – Non-Financial Measures and Targets” in the Compensation Discussion and Analysis section of this Proxy Statement for a discussion of the performance assessment of the DIB and Environmental Stewardship performance measures.
5ETR Tax Adjusted EPS adds back 50% of the net effect of significant tax strategy items that may have been excluded from ETR Adjusted EPS. In recognition of the substantial impact on the calculated EAM of the adjustment for 50% of the net benefit of tax strategy items for 2023 and the fact that those items did not produce any current year cash benefit, the Talent and Compensation Committee exercised its discretion to reduce the EAM from 157% to 138%. The Talent and Compensation Committee concluded that this result represented an appropriate recognition of management's strong performance over the course of 2023, including its important role in securing the significant tax benefits reflected in the tax strategy adjustment.
After consideration of individual performance, the Talent and Compensation Committee awarded the NEOs payouts averaging 138% of target, with a payout of 138% of target to the CEO.

8	| Entergy 2024 Proxy Statement

Proxy Summary
Long-Term Performance Unit Program Awards
In January 2021, the Talent and Compensation Committee chose relative total shareholder return (TSR) and our adjusted funds from operations to debt ratio (Adjusted FFO/Debt Ratio), a non-GAAP financial measure, as the performance measures for the 2021 – 2023 performance period, with TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%.
The targets and results for the 2021 – 2023 performance period determined by the Talent and Compensation Committee were:

Long-Term PUP Measures	Weighting	2021 – 2023 PUP Target	2021 – 2023 PUP Result	Level of Achievement
Relative TSR[1]	80%	Median	2nd Quartile[2]	115%
Adjusted FFO/Debt Ratio[2]	20%	15.50%	2021: 10.74% 2022: 14.30% 2023: 16.95%	66%
Payout (as a percentage of target)		100%		105%
1The Company ranked 10th of the 20 companies comprising the Philadelphia Utility Index, the industry peer group used by the Talent and Compensation Committee for determining relative TSR performance levels, for the performance period.
2The Adjusted FFO/Debt Ratio, a non-GAAP financial measure, is evaluated on an annual basis against the target set for each year, which, for the 2021-2023 performance period was 15.5%. The annual results are then averaged to determine the Adjusted FFO/Debt Ratio payout percentage. The Adjusted FFO/Debt Ratio FFO/Debt was below the minimum performance achievement level of 14.5% for 2021 and 2022, and near the maximum achievement level of 17.0% for 2023, resulting in an overall payout of 66% for that measure. The calculation of the Adjusted FFO/Debt Ratio is discussed in the Compensation Discussion and Analysis section of this Proxy Statement.
Our annual and long-term incentive compensation programs are discussed in detail under the Compensation Discussion and Analysis beginning on page 46.

Entergy 2024 Proxy Statement |	9

Board of Directors
Proposal 1 – Election of Directors
At the Annual Meeting, 11 director nominees are to be elected to hold office until the 2025 annual meeting and until their successors have been elected and qualified. Each of the nominees was elected at our 2023 annual meeting of shareholders. Currently, our Board consists of 12 directors. Patrick J. Condon will be retiring from our Board at the Annual Meeting, at which time the size of our Board will be reduced to 11 directors.

Our 2024 Director Nominees
Biographical information about each Director nominee, including highlights of his or her professional experience, committee memberships, qualifications and other directorships is set forth on the following pages. Ages provided for each director are as of March 22, 2024.

Andrew S. Marsh
New Orleans, Louisiana Age 52 Director since 2022
Board Committee: Executive (Chair)
Professional Highlights
•Chair of the Board, Entergy Corporation (since February 2023)
•Chief Executive Officer, Entergy Corporation (since November 2022)
•Executive Vice President and Chief Financial Officer, Entergy Corporation (2013-2022)
•Director, Nuclear Electric Insurance Limited (NEIL) (since 2020)

Key Qualifications and Experience: As our Chair and Chief Executive Officer and former Executive Vice President and Chief Financial Officer, Mr. Marsh brings to the Board his leadership skills, his deep knowledge of the Company, and his extensive senior executive experience in the utility industry.

10	| Entergy 2024 Proxy Statement

Board of Directors

Gina F. Adams
Age 65 Washington, DC Director since 2023
Board Committees: Corporate Governance, Talent and Compensation
Professional Highlights
•Corporate Vice President, Government and Regulatory Affairs, FedEx Corporation (since 2001)
•Staff Vice President, International Regulatory Affairs, FedEx Corporation (1999-2001)
•Staff Director, International Regulatory Affairs, FedEx Corporation (1998-1999)
•Managing Attorney, International Regulatory Affairs, FedEx Corporation (1992-1998)
•Attorney, Office of General Counsel, U.S. Department of Transportation (1983-1992)
•Director, American Funds (a division of a privately owned wealth management firm) (since 2019)
•Chair, American University (since 2023; Trustee since 2007)

Key Qualifications and Experience: Ms. Adams brings to the Board her extensive experience in international federal, state and local government relations, lobbying, and stakeholder engagement, including with regard to legislative, policy, regulatory, operational, sustainability and economic issues, acquired over the course of her career, including her service as Corporate Vice President, Government and Regulatory Affairs at FedEx Corporation. Ms. Adams also brings valuable experience in human capital management acquired through her significant roles in senior management for a large enterprise and in risk management through her legal and business experience and her outside board service.

John H. Black
Age 64 Atlanta, Georgia Director since 2023	Board Committees: Audit, Nuclear Professional Highlights •Audit Partner, Deloitte & Touche LLP (2002-2021) •Audit Partner, Arthur Andersen & Co. (1992-2002)
Key Qualifications and Experience: As a retired audit partner of a “Big Four” accounting firm, Mr. Black brings to the Board deep experience in accounting and auditing matters and extensive utility industry auditing experience, including serving as the Company’s lead audit partner from 2011 to 2015 and in a similar role with other large and complex utility industry clients. Mr. Black’s lead audit partner experience also includes advising clients with fully competitive, customer-driven businesses, which have been impacted by transformational and technological changes, as well as advising on environmental, social and governance (ESG) programs and reporting practices and internal controls relating to ESG data.

Entergy 2024 Proxy Statement |	11

Board of Directors

John R. Burbank
Age 60 Groton, Connecticut Director since 2018
Board Committees: Finance, Talent and Compensation
Professional Highlights
•Independent Strategic Advisor and Entrepreneur
•President, Corporate Development and Strategy, Nielsen Holdings plc (a global information, data and measurement company) (2017-2019)
•President, Strategic Initiatives, Nielsen Holdings plc (2011-2017)
•Former Trustee, March of Dimes
Other Current Public Company Boards
•Director, Vizio Holding Corp. (since 2020)

Key Qualifications and Experience: Mr. Burbank brings to the Board his extensive management experience in consumer-facing businesses that have been disrupted by technological change. Accordingly, he brings valuable insights and perspective on the potential impact of technological change on our industry and our Company. Mr. Burbank also brings the benefit of his extensive senior management and risk management experience leading strategic investments, corporate development and strategy at Nielsen Holdings plc. In addition, through his experience as a member of the board of directors of Vizio Holding Corp., Mr. Burbank brings to our Board a valuable understanding of public company governance.

Admiral Kirkland H. Donald, USN (Ret.)
Age 70 Mount Pleasant, South Carolina Director since 2013
Board Committees: Finance, Nuclear (Chair)
Professional Highlights
•President and Chief Executive Officer, Systems Planning and Analysis, Inc. (2014-2015)
•Executive Vice President, Chief Operating Officer and Director, Systems Planning and Analysis, Inc. (2013-2014)
•Admiral U.S. Navy (Retired)
•Director, Naval Nuclear Propulsion (2004-2012)
•National Association of Corporate Directors CERT Certificate in Cybersecurity Oversight
Other Current Public Company Boards
•Chairman of the Board, Huntington Ingalls Industries, Inc. (director since 2017; Chairman of the Board since 2020)
•Director, Centrus Energy Corporation (since 2021)

Key Qualifications and Experience: Mr. Donald brings to the Board deep nuclear expertise and valuable leadership and risk-management experience gained through his distinguished military career in the United States Navy’s nuclear program and through his business and senior management experience since retiring from the Navy. He also brings expertise in technology, cybersecurity and corporate governance acquired through his public company board service noted above and private company board service for a private nonprofit applied science and technology development company and for a leading provider of secure supply chain management and cyber solutions.

12	| Entergy 2024 Proxy Statement

Board of Directors

Brian W. Ellis
Age 58 Bethesda, Maryland Director since 2020
Board Committees: Corporate Governance, Talent and Compensation
Professional Highlights
•Senior Vice President and General Counsel, Danaher Corporation (a global science and technology innovation company) (since 2016)
•Vice President and Group Counsel, Medtronic, Inc. (2012-2015)

Key Qualifications and Experience: Mr. Ellis brings to the Board his extensive experience setting and executing business and legal strategies for innovation-oriented companies as well as deep knowledge gained from his experience overseeing legal and compliance matters, corporate governance, regulatory affairs, sustainability, intellectual property, environmental, safety and health matters, and risk management for a large, complex organization.

Philip L. Frederickson
Age 67 Arden, North Carolina Director since 2015
Board Committees: Audit, Executive, Finance (Chair)
Professional Highlights
•Executive Vice President, Planning, Strategy and Corporate Affairs, ConocoPhillips (2006-2008)
•Executive Vice President, Commercial, ConocoPhillips (2002-2006)
•Former Director, Sunoco Logistics Partners L.P. (former public company, now a subsidiary of Energy Transfer LP)
•Former Director, Rosetta Resources Inc. (former public company, acquired by Noble Energy, Inc.)
•Former Director, Williams Partners LP (former public company acquired by The Williams Companies, Inc.)

Key Qualifications and Experience: Mr. Frederickson brings to the Board his extensive senior management, talent development, operating and leadership experience gained through his business career at ConocoPhillips and its predecessor, Conoco Inc., where he held a variety of senior management positions in operations, strategy and business development. Additionally, Mr. Frederickson has significant experience evaluating financial statements acquired through his service on public company audit committees and during his career at ConocoPhillips, where his roles involved extensive evaluation and analysis of financial statements. In addition to his diverse senior-level management and financial analysis experience, Mr. Frederickson brings his experience leading strategic change both at ConocoPhillips and on the other public company boards on which he has served. His strong ties to the State of Texas also enable him to provide insight into the issues and concerns of our Texas service area.

Entergy 2024 Proxy Statement |	13

Board of Directors

M. Elise Hyland
Age 64 Pittsburgh, Pennsylvania Director since 2019
Board Committees: Audit, Finance
Professional Highlights
•Senior Vice President, EQT Corporation and Senior Vice President and Chief Operating Officer, EQT Midstream Services, LLC (a petroleum and natural gas exploration and pipeline company) (2017-2018)
•Executive Vice President of Midstream Operations and Engineering, EQT Midstream Services, LLC (midstream services provider) (2013-2017)
•President of Commercial Operations, EQT Midstream Services, LLC (2010-2013)
•President, Equitable Gas Company, a previously owned entity of EQT (2007-2010)
•Former Director, EQT Midstream Partners (former public company)
•Former Director, Washington Gas Light Company (former public company)
Other Current Public Company Boards
•Director, Marathon Oil Corporation (since 2018)

Key Qualifications and Experience: Ms. Hyland brings to the Board her extensive senior executive and operations experience in a capital-intensive industry, gained through her career at EQT Corporation and EQT Midstream Services, LLC. This experience, combined with her experience in finance and strategic planning, enables her to contribute valuable insights as we grow our utility business and execute on our capital plan.

Stuart L. Levenick
Age 71 Naples, Florida Director since 2005
Lead Director
Board Committees: Corporate Governance (Chair), Executive, Nuclear
Professional Highlights
•Lead Director, Entergy Corporation (since May 2016)
•Former Group President and Executive Office Member, Caterpillar Inc. (a manufacturer of construction and mining equipment) (2004-2015)
•Former Executive Director, U.S. Chamber of Commerce, Washington, D.C.
•Former Executive Director and Past Chairman, Association of Equipment Manufacturers, Washington, D.C.
Other Current Public Company Boards
•Lead Independent Director, W. W. Grainger, Inc. (director since 2005; Lead Director since 2014)
•Director, Finning International, Inc. (since 2016)

Key Qualifications and Experience: Mr. Levenick brings to the Board his extensive senior executive experience at a major manufacturing company, as well as his experience as a public company director, including as Lead Independent Director of another public company. This experience enables him to contribute valuable operational, financial and corporate governance expertise and offer an informed perspective on leadership development and on management and business issues arising out of evolving customer needs and desires and rapid technological change.

14	| Entergy 2024 Proxy Statement

Board of Directors

Blanche L. Lincoln
Age 63 Little Rock, Arkansas Director since 2011
Board Committees: Corporate Governance, Talent and Compensation
Professional Highlights
•Founder and Principal, Lincoln Policy Group (a consulting firm) (since July 2013)
•Special Policy Advisor for Alston & Bird LLP (2011-2013)
•United States Senator for the State of Arkansas (1999-2011)
•United States Representative for the State of Arkansas (1993-1997)
•Former Chair, U.S. Senate Committee on Agriculture, Nutrition and Forestry
•Former Member, U.S. Senate Committees on Finance, Energy and Natural Resources, and Special Committee on Aging
•Former Member, U.S. House Committees on Energy and Commerce, Agriculture, and Natural Resources (formerly Committee on Merchant Marine and Fisheries)
•Director, Hope Enterprise Corporation (private company)
•Trustee, The Center for the Study of the Presidency and Congress
•Former Director, Rayonier Inc. (public company)

Key Qualifications and Experience: As a former member of the U.S. Senate and House of Representatives, Ms. Lincoln brings to the Board her extensive background and experience in governmental, public policy and legislative affairs, providing her with a unique and valuable perspective on many of the critical issues and opportunities facing the Company. Her strong ties to the State of Arkansas also provide insight into the issues and concerns of our Arkansas service area.

Karen A. Puckett
Age 63 Houston, Texas Director since 2015
Board Committees: Audit, Talent and Compensation (Chair)
Professional Highlights
•President and Chief Executive Officer, Harte Hanks, Inc. (marketing services company) (2015-2018)
•President-Global Markets, CenturyLink, Inc. (a telecommunication company) (2014-2015)
•Executive Vice President and Chief Operating Officer, CenturyLink, Inc. (2009-2014)
•President and Chief Operating Officer, CenturyTel, Inc. (2000-2009)
•Former Director, Harte Hanks, Inc. (public company)
•Director, Non-Executive Chair, Lumos Fiber (private company)
•Director, Cypress Creek Renewables, LLC (private company)
•Director, Ensono Ltd. (private company)
•Director, Osmose Utilities Service, Inc. (private company)

Key Qualifications and Experience: Ms. Puckett brings to the Board extensive management, operations and business experience acquired through her senior leadership positions in a rapidly changing and highly regulated industry and deep experience with technology-driven innovation. Her ties to the State of Louisiana, as a resident and former senior executive of a large Louisiana-based company, provide insight into the issues and concerns of our Louisiana service area. She also brings experience in governmental and regulatory affairs, human capital management and corporate governance acquired through her career, prior and current outside board service.

✓ The Board of Directors unanimously recommends that the shareholders vote FOR the election of each nominee.

Entergy 2024 Proxy Statement |	15

Board of Directors
Director Qualifications
Our Board is a diverse, highly engaged group of individuals that provides strong, effective leadership and oversight of the Company. Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the Company’s long-term priorities. Our director nominees’ individual skills and experiences are included on the following pages. In addition, all director nominees demonstrate the following qualities:
•High integrity and business ethics;
•Strength of character and judgment;
•Ability to devote significant time to Board duties;
•Desire and ability to continually build expertise in emerging areas of strategic focus for the Company;
•Demonstrated focus on promoting diversity, inclusion and belonging;
•Ability to represent the interests of all stakeholders;
•Knowledge of corporate governance matters;
•Understanding of the advisory and proactive oversight responsibility of the Board;
•Appreciation of their role as a public company director and the fiduciary duties owed to shareholders;
•Strong intellectual and analytical skills; and
•Business and professional achievements.

16	| Entergy 2024 Proxy Statement

Board of Directors
Linking Business Strategy with Director Skills
The table below describes the skills represented on our Board, how each such skill relates to the key characteristics of our business, and identifies these skills and other demographic characteristics attributed to the members of our Board nominated for election at the Annual Meeting. A mark in the table below indicates that the director nominee acquired such skill or attribute through specialized education, direct hands-on experience or managerial or oversight responsibility gained through the nominee's business experience or through outside board experience.

Skills and Attributes
Technology & Transformation
Our industry is undergoing transformational change as a result of advances in technology and changing customer expectations about the products and services they want and need to power their lives. This creates opportunities for companies whose leadership is able to understand those changes and what they mean for their customers and other stakeholders. Directors with experience managing or advising customer-facing businesses and operations that have been impacted by transformational change can provide the Board with critical insights and perspective on these issues and challenges.
		●	●	●	●	●	●	●		●	●
Executive Leadership Experience
Directors who hold or have held significant executive or leadership positions within large organizations provide the Company with unique insights. These individuals generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. Their experiences developing talent and solving problems in large, complex organizations prepare them well for the responsibilities of Board service.
	●		●	●	●	●	●	●		●	●
Finance & Accounting
An understanding of finance and financial reporting processes is important for our directors to enable and assess our strategic performance and to ensure accurate financial reporting and robust controls. We seek directors with knowledge and experience in corporate finance, accounting, and financial reporting as well as directors with “accounting or related financial management expertise” as defined in the New York Stock Exchange (NYSE) listing standards.
		«	●		●	«	●	●	●	●	●
Government / Legal / Public Policy
Our businesses are heavily regulated and are directly affected by governmental actions. As such, we seek to have directors with experience in government, law, and public policy to provide insight and understanding of effective strategies in these areas.
	●	●		●	●			●	●		●
Operational Excellence
As a capital–intensive company, we seek to have directors with deep experience in a significant operations role with other large, capital-intensive businesses to help us develop, implement, and assess our capital plan and our business strategy and continuously improve the way we do business.
						●	●	●			●
« Audit Committee Financial Expert

Entergy 2024 Proxy Statement |	17

Board of Directors

Skills and Attributes
Regulated Utility/Nuclear
Due to the highly regulated nature of our business, we believe it is important to have directors with experience working in highly regulated industries such as the utility industry or nuclear power operations.
		●		●			●			●	●
Risk Management
Managing risk in a rapidly changing environment is critical to our success. Thus, we seek directors with experience managing or overseeing the management of business, financial and other risks of a significance or complexity similar to those faced by Entergy.
	●	●	●	●	●	●	●	●		●	●
Human Capital Management
Building and maintaining a talented, engaged and diverse workforce is a critical part of our business strategy. Thus, we seek directors who understand key drivers of our culture, employee health and safety, organizational health, and talent management and have the knowledge and skills necessary to oversee our workforce development and diversity, inclusion and belonging programs and strategies.
	●			●	●	●	●	●	●	●	●
Sustainability
Directors with experience overseeing or advising on environmental, including climate, and social, including corporate social responsibility and community relations strategies and practices will help to ensure that we understand and manage the related risks and opportunities effectively as we seek to create long-term sustainable value for all of our key stakeholders.
	●	●			●	●	●		●	●	●
Other Public Boards
Directors who have served on other public company boards are able to draw on lessons learned on their other boards, as they seek to develop and oversee our business strategies and best practices for the Company.
			●	●		●	●	●	●		●
Demographic Information
Board Tenure (years)	1	1	6	11	4	9	5	19	13	2	9
Age (years)	65	64	60	70	58	67	64	71	63	52	63
Gender (Male/Female)	F	M	M	M	M	M	F	M	F	M	F
Black/African American	●				●
White		●	●	●		●	●	●	●	●	●

18	| Entergy 2024 Proxy Statement

Board of Directors
Identifying Director Candidates
The Corporate Governance Committee’s policy regarding consideration of potential director nominees acknowledges that choosing a Board member involves a number of objective and subjective assessments, many of which are difficult to quantify or categorize. However, the Corporate Governance Committee:
•Seeks to nominate candidates with superior credentials, sound business judgment and the highest ethical character;
•Considers the candidate’s relevant experience with businesses or other organizations of comparable size to the Company and seeks to identify candidates whose experience and contributions will add to the collective experience of the Board; and
•Believes the Board should reflect a diversity of backgrounds and experiences in various areas, including age, gender, race, geography and specialized experience, and candidates are assessed to determine the extent to which they would contribute to that diversity.
Director Nomination Process
1.Collect Candidate Pool
•Independent Search Firm
•Shareholders
•Directors
•Management
2.Holistic Candidate Review
The experience and qualifications of potential candidates are comprehensively reviewed and are the subject of rigorous discussion during Corporate Governance Committee and Board meetings.
The candidates that emerge from this process are interviewed by members of the Corporate Governance Committee and other Board members, including the Chair and Lead Director.
During these meetings, directors assess candidates based on, among other things:
•Skills and Experience
•Qualifications
•Diversity
•Independence and Potential Conflicts
3.Recommendation to the Board
The Corporate Governance Committee presents qualified candidates to the Board for review and approval.
4.New Directors Added
Through this process and as part of the Board’s ongoing, strategic approach to board refreshment, four new Directors have joined the Board since 2020, including Gina F. Adams and John H. Black, who were elected to the Board, effective March 1, 2023. Collectively, these four directors have been outstanding additions to the Board and have brought the following:
•Ethnic and Gender Diversity
•Relevant Industry and Business Experience
•Legal and Governance Expertise
•Finance and Accounting Expertise
•Government, Public Policy and Stakeholder Engagement Experience

Entergy 2024 Proxy Statement |	19

Board of Directors
Director Nominee Recommendations
Shareholders wishing to recommend a candidate to the Corporate Governance Committee should do so by submitting the recommendation in writing to our Secretary at 639 Loyola Avenue, P.O. Box 61000, New Orleans, LA 70161 or by email to etrbod@entergy.com, and it will be forwarded to the Corporate Governance Committee members for their consideration. Any recommendation should include:
•the number of shares of Company stock held by the shareholder;
•the name and address of the candidate;
•a brief biographical description of the candidate, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements discussed above; and
•the candidate’s signed consent to be named in the proxy statement and a representation of such candidates’ intent to serve as a director for the entire term if elected.
Once the Corporate Governance Committee receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates. Shareholders may also directly nominate candidates for election as directors, as further explained below under the heading “Submitting Shareholder Proposals and Director Nominations for Our 2025 Annual Meeting.”

20	| Entergy 2024 Proxy Statement

Corporate Governance
Key Corporate Governance Features
Corporate Governance Guidelines
Our Corporate Governance Guidelines, together with the Restated Certificate of Incorporation, bylaws, as amended and restated on December 8, 2023 (Bylaws), and committee charters and other policies and practices provide the framework for the effective governance of Entergy. The Corporate Governance Guidelines address matters including the Board’s responsibilities and role, Board structure, director selection and evaluation, Board operations, Board committees and additional matters such as succession planning. The Corporate Governance Committee annually reviews our Corporate Governance Guidelines and our overall governance practices to ensure that our corporate governance practices continue to meet the high standards expected by our shareholders.
Effective Board Structure and Composition

Strong Independent Board Leadership	All directors, other than our Chief Executive Officer, are independent. All standing committees of the Board, other than the Executive Committee, are comprised solely of independent directors.
Independent Lead Director	The independent directors appoint an independent Lead Director who serves for a three-year term with robust, clearly defined duties and responsibilities.
Annual Review of Board Leadership Structure	The Corporate Governance Committee conducts an annual review of the Board leadership structure to ensure it remains effective.
Executive Sessions of Independent Directors	Independent directors meet in executive session without management present at each Board meeting.
Annual Board Evaluations	The Board, its committees and individual directors are evaluated on an annual basis. In 2023, the Corporate Governance Committee engaged an independent third-party firm to facilitate the annual Board, committee and individual director evaluations in 2024.
Regular Board Refreshment	The Board’s approach to refreshment has resulted in a balanced mix of experienced and new directors.
Director Retirement Policy	A director may not be nominated for re-election to the Board if he or she has reached the age of 74 on or before January 1 of the year in which such person would be elected or re-elected unless specifically recommended to serve beyond the age of 74 by the Corporate Governance Committee and approved by the Board.
Commitment to Diversity	The Board is committed to reflecting a broad diversity of backgrounds and experiences, including race, gender, age, geography, and specialized experience, and potential Board nominees are assessed to determine whether they contribute to that diversity.
Mandatory Resignation Upon Change in Circumstances	Our Corporate Governance Guidelines provide that non-employee directors should offer their resignations when either their employment or the major responsibilities they held when they joined the Board change. The Corporate Governance Committee then reviews the change in circumstances and makes a recommendation to the Board as to whether it is appropriate for the director to continue to serve on the Board and be nominated for re-election.

Entergy 2024 Proxy Statement |	21

Corporate Governance
Responsive and Accountable to Shareholders

Majority Voting in Director Elections	In an election of directors where the number of directors nominated does not exceed the total number of directors to be elected, director nominees must receive the affirmative vote of a majority of votes cast to be elected. If a director receives more votes “Against” his or her election than votes “For” his or her election, the director must promptly tender his or her resignation.
Annual Election of Directors	All of our directors are elected annually at our annual meeting of shareholders.
Director Time Commitment	Non-employee directors may not serve on more than 4 other public-company boards, and directors who are either an executive of the Company or an executive of another company may not serve on more than 2 other public-company boards. No director may serve as a member of the Audit Committee if that director serves on the audit committee of more than 2 other public companies unless the Board determines that such simultaneous service would not impair the ability of that director to serve effectively on the Audit Committee.
Proxy Access	Any shareholder or any group of up to 20 shareholders owning at least 3% of Entergy’s outstanding common stock for at least 3 years may nominate and include in our proxy materials director nominees constituting up to 20% of the Board in accordance with our Bylaws.
No Shareholder Rights Plan	Entergy does not have a shareholder rights plan, otherwise known as a “Poison Pill.” Our Board policy requires shareholder approval for the adoption of any Poison Pill.
No Supermajority Voting Provisions	Our Restated Certificate of Incorporation and Bylaws contain majority vote standards for all actions requiring shareholder approval.
Anti-Hedging Policy	We have adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to the Company’s stock, and transactions involving “short-sales” of the Company’s stock.
Director Stock Ownership	Within 5 years of their election, directors must hold shares or units of Entergy common stock having a market value of at least 5 times the annual cash retainer.
Director Independence
Pursuant to its committee charter, the Corporate Governance Committee annually reviews the financial and other relationships between the directors and Entergy as part of the assessment of director independence. The Corporate Governance Committee makes recommendations to the Board about the independence of directors and the Board determines whether each director is independent. In addition to this annual assessment of director independence, independence is monitored by the Corporate Governance Committee and the full Board on an ongoing basis. The independence criteria established by the Board in accordance with the NYSE requirements and used by the Corporate Governance Committee and the Board in their assessment of the independence of directors can be found in the Company’s Corporate Governance Guidelines.
Our Board, upon the recommendation of the Corporate Governance Committee, has determined that all directors, other than Mr. Marsh, are independent within the meaning of the NYSE requirements and pursuant to the independence criteria set forth in our Corporate Governance Guidelines.

22	| Entergy 2024 Proxy Statement

Corporate Governance
Structure and Operation of Our Board and Committees
The Board of Directors provides oversight with respect to our strategic direction, enterprise and strategic risks, overall performance and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. In addition to reports they receive on specific projects or initiatives, members of the Board are kept informed about our business through various reports and briefings provided to them on a regular basis, including operational and financial reports provided at Board and committee meetings by the Chair and Chief Executive Officer and other senior executive officers.
Because many important strategic issues are addressed by Board committees, the Board schedules its regular committee meetings sequentially on the day before the Board meeting so that all directors can attend and participate in all committee meetings. This provides the Board with the benefits of the specialized knowledge and expertise that its committees bring, while at the same time ensuring broad Board member awareness and participation. Committee meeting days are preceded by a full Board executive session at which key committee matters of strategic significance are highlighted and discussed.
Our Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both independent oversight of senior management and a highly engaged and high-functioning Board. Our Corporate Governance Guidelines provide the flexibility to split or combine the Chair and Chief Executive Officer responsibilities. However, when the roles of Chair of the Board and the Chief Executive Officer are combined, the guidelines require the Board to appoint, from among its independent members, a Lead Director. Currently our Board is led by Andrew S. Marsh, who also serves as our Chief Executive Officer, and Stuart L. Levenick, who has served as our Lead Director since 2016.
The Board understands and appreciates the reasons many boards choose to be led by a fully independent Chair of the Board. In recognition of the importance of this issue, the independent directors, led by our Corporate Governance Committee, annually evaluate whether we continue to have the appropriate Board leadership structure. This evaluation includes a review of alternative leadership structures in light of the Company’s current operating and governance environment, a review of peer company leadership structures, and investor feedback, with the goal of achieving the optimal model for Board leadership and effective oversight of senior leaders by the Board.
The Board believes that its current leadership structure, under which it is led by a combined Chair and Chief Executive Officer and a strong independent Lead Director, with independent directors chairing each of the Board key committees, is most suitable for the Company at this time because it provides the optimal balance between independent oversight of management and efficient, unified leadership. Given his deep involvement in the Company’s business and industry, we believe Mr. Marsh is uniquely positioned to determine the issues and topics that should be on the Board’s agenda, subject to the Lead Director’s review and concurrence. At the same time, we believe that having an otherwise entirely independent Board, led by a strong independent Lead Director and independent chairs of each of our key committees, provides ample assurance that the Board will not be unduly dominated or influenced by management and will always act independently and in the best interests of our shareholders.

Entergy 2024 Proxy Statement |	23

Corporate Governance
How We Select the Lead Director
When selecting the Lead Director, the Corporate Governance Committee considers feedback from our Board members and then makes a recommendation to the Board’s independent directors. Based on this recommendation, the Lead Director is appointed by a majority of the independent members of the Board. The Lead Director, subject to his or her annual re-election to the Board, serves for a term of three years. In May 2022, Mr. Levenick was elected to a new three-year term as Entergy’s Lead Director.
Our Lead Director

Stuart L. Levenick Lead Director (since 2016)
Lead Director Duties:

•Calls meetings of the independent directors
•Leads Board meetings when the Chair is not present
•Presides at executive sessions of the independent directors and all meetings of the Board at which the Chair and Chief Executive Officer is not present
•Serves as a member of the Executive Committee of the Board
•Serves as a liaison between the independent directors and the Chair and Chief Executive Officer
•Serves as the point of contact for shareholders and others to communicate with the Board
•Meets individually with each director to discuss the performance of the individual director, the Board and its committees
•Reviews and advises on Board meeting agendas and consults with the Chair and Chief Executive Officer on the preparation of agendas
•Provides feedback from the Board to the Chair and Chief Executive Officer following each executive session of independent directors and, together with the Chair of the Talent and Compensation Committee, provides the Chair and Chief Executive Officer with an annual performance review
•Assists with recruitment of director candidates and, along with the Chair, may extend the invitation to a new potential director to join the Board

24	| Entergy 2024 Proxy Statement

Corporate Governance
Board Committees
The Board has an Executive Committee and the following five standing committees: Audit, Corporate Governance, Talent and Compensation, Finance and Nuclear. Each standing committee:
•Operates pursuant to a written charter;
•Evaluates its performance annually;
•Reviews its charter annually;
•Reports its activities to the Board;
•Works closely with management, as appropriate; and
•Meets regularly.
The members of the Board committees and their Chairs are nominated by the Corporate Governance Committee and appointed by the Board. The staffing of each committee allows us to take advantage of our directors’ diverse skillsets, enabling deep focus on committee matters.
Committee Composition and Responsibilities

	Audit	Corporate Governance	Talent and Compensation	Finance	Nuclear	Executive
Gina Adams
John Black
John Burbank
Patrick Condon[1]
Kirkland Donald
Brian Ellis
Philip Frederickson
M. Elise Hyland
Stuart Levenick
Blanche Lincoln
Andrew Marsh
Karen Puckett

Chair of the Board and CEO	Lead Independent Director	Committee Chair	Committee Member

1 As previously noted, Mr. Condon will be retiring from our Board effective as of the Annual Meeting. Mr. Black, if he is re-elected, is expected to replace Mr. Condon as Chair of the Audit Committee.

Entergy 2024 Proxy Statement |	25

Corporate Governance

Audit Committee

Chair: Patrick J. Condon*

Other Members: John H. Black, Philip L. Frederickson, M. Elise Hyland and Karen A. Puckett

9 meetings in 2023

All members satisfy the heightened independence standards and qualification criteria of the NYSE and SEC and are financially literate.

Mr. Black, Mr. Condon and Mr. Frederickson qualify as “Audit Committee Financial Experts.”

Key Responsibilities

•Oversees our accounting and financial reporting processes and the audits of our financial statements;
•Assist the Board in fulfilling its oversight responsibilities with respect to our compliance with legal and regulatory requirements, including our disclosure controls and procedures;
•Decides whether to appoint, retain or terminate our independent auditors;
•Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;
•Appoints and oversees the work of our Vice President, Internal Audit and assesses the performance our Internal Audit Department; and
•Prepares the Audit Committee Report.

* Mr. Condon will be retiring at the Annual Meeting and it is anticipated that John Black, should he be re-elected at the Annual Meeting, will succeed Mr. Condon as Chair of the Audit Committee.

Corporate Governance Committee

Chair: Stuart L. Levenick

Other Members: Gina F. Adams, Brian W. Ellis and Blanche L. Lincoln

8 meetings in 2023

Key Responsibilities

•Recommends the director nominees for approval by the Board and shareholders;
•Establishes and implements self-evaluation procedures for the Board and its committees, including individual director evaluations;
•Reviews annually and makes recommendations to the Board on the form and amount of non-employee director compensation; and
•Provides oversight of the Company’s sustainability strategies, policies and practices, including those relating to climate change and corporate social responsibility.

26	| Entergy 2024 Proxy Statement

Corporate Governance

Finance Committee

Chair: Philip L. Frederickson

Other Members: John R. Burbank, Kirkland H. Donald and M. Elise Hyland

10 meetings in 2023

Key Responsibilities

•Oversees corporate capital structure and budgets and recommends approval of capital projects;
•Oversees financial plans and key financial risks;
•Reviews and makes recommendations to the Board regarding our financial policies, strategies, and decisions, including our dividend policy;
•Reviews our investing activities; and
•Reviews and makes recommendations to the Board with respect to significant investments.

Nuclear Committee

Chair: Kirkland H. Donald

Other Members: John H. Black, Patrick J. Condon and Stuart L. Levenick

5 meetings in 2023

The number of Nuclear Committee meetings in 2023 does not include meetings that members of the Nuclear Committee participated in with the nuclear executive team at our nuclear sites or meetings with the Institute of Nuclear Power Operations.

Key Responsibilities

•Provides non-management oversight and review of matters relating to the operation of the Company’s nuclear generating plants;
•Focuses on safety, operating performance, operating costs, staffing and training; and
•Consults with management concerning internal and external nuclear-related issues.

Entergy 2024 Proxy Statement |	27

Corporate Governance

Talent and Compensation Committee

Chair: Karen A. Puckett

Other Members: Gina F. Adams, John R. Burbank, Brian W. Ellis and Blanche L. Lincoln

9 meetings in 2023

All members satisfy the heightened independence standards and qualification criteria in the NYSE and SEC rules.

Key Responsibilities

•Determines and approves the compensation of our Chief Executive Officer and other senior executive officers;
•Approves or makes recommendations to the Board to approve incentive, equity-based and other compensation plans;
•Develops and implements compensation policies;
•Evaluates the performance of our Chair and Chief Executive Officer;
•Reports at least annually to the Board on succession planning, including succession planning for the Chief Executive Officer; and
•Provides oversight of the Company’s organizational health and diversity and inclusion strategies.

Executive Committee. The Board also has an Executive Committee, which is chaired by Andrew S. Marsh, our Chair and Chief Executive Officer. Other Members of the Executive Committee are Philip L. Frederickson and Stuart L. Levenick. The Executive Committee is authorized to act for the Board on all matters, except those matters specifically reserved by Delaware law to the entire Board. The Executive Committee did not meet in 2023.
Meeting Information
Board Meetings. In 2023, the Board of Directors met 9 times. Each of the incumbent directors attended at least 96% of the total meetings of our Board and the committees on which he or she served during 2023. A majority of the members of the Board or a committee constitute a quorum for the transaction of business.
Annual Shareholder Meeting. We encourage, but do not require, our Board members to attend our annual meeting of shareholders. All of our Board members then in office attended our 2023 annual meeting of shareholders, which was conducted virtually.
Executive Sessions. The Corporate Governance Guidelines require the independent directors to meet in executive session without any members of management present at least four times a year. In practice, the independent directors typically meet in executive session during each regular Board meeting with our Lead Director presiding over these sessions.
How Our Board and Committees Evaluate Their Performance
Annually, the Board and each of its committees conduct a rigorous self-evaluation of their respective performance and effectiveness. This process, which is conducted prior to the annual meeting each year, is overseen by the Corporate Governance Committee. Each year, the Corporate Governance Committee reviews the format of the evaluation process to determine whether it is well designed to maximize its effectiveness and to ensure that all appropriate feedback is being sought and obtained by the Corporate Governance Committee. In 2023, the Corporate Governance engaged an independent third-party with experience in conducting board, committee and individual director evaluations to facilitate its 2024 self-evaluation.

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Corporate Governance
Illustrated below are key components of the Board's self-evaluation process:

Questionnaires A comprehensive questionnaire is circulated to all independent directors asking each to assign ratings and comment on a wide range of issues relating to Board effectiveness.
Our Board self-evaluation covers the following areas, among others:
•Board effectiveness;
•Satisfaction with the performance of the Lead Director;
•Board and committee structure and composition;
•Satisfaction with the performance of the Chair;
•Access to the CEO and other members of senior management;
•Individual performance;
•Director growth and development opportunities;
•Quality of the Board discussions and balance between presentations and discussion;
•Quality of materials presented to directors;
•Board and committee information needs;
•Satisfaction with Board agendas and the frequency of meetings and time allocation;
•Whether the Board is focusing on the most important issues;
•Oversight of key risks and risk management;
•Board dynamics, culture and dialogue;
•Board and committee succession planning;
•Director access to experts and advisors; and
•Satisfaction with the evaluation format.

Detailed Interviews
The Lead Director and Chair of the Board meet individually with each director to discuss the director’s individual performance and to obtain any additional feedback on the performance of the Board and its committees. In 2024, an independent facilitator conducted detailed interviews with each director and provided feedback to the Lead Director and Chair of the Board.

Full Board Discussion
The collective ratings and comments from the questionnaires and interviews are compiled (on an anonymous basis), summarized and presented to the Corporate Governance Committee and full Board for discussion in executive session held in connection with the annual Board Retreat.

Follow-Through The Board will consider results of these evaluations in making decisions on Board agendas, structure, responsibilities, policies and practices, as appropriate.

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Corporate Governance
Director Orientation, Training and Development
Upon joining the Board, new directors undergo a comprehensive orientation program that introduces them to the Company, including our business operations, strategy, key members of management, and our corporate governance practices. New director orientation is tailored to complement the background and experience of the new director and also takes into account anticipated committee assignments and whether the new director currently serves on or has previously served on a public company board. This program is considered an essential part of the director onboarding process and is annually reviewed for effectiveness by the Corporate Governance Committee. Directors also are encouraged to enroll in director education programs, and the Corporate Governance Committee annually reviews and reports on director participation in such programs.
The Corporate Governance Committee's robust Director Orientation, Training and Development Policy incorporates a life-cycle approach to training and development. The twin goals of the policy are to provide each new director with an orientation process that is specifically tailored to enable the director to maximize his or her effectiveness as a member of the Board and to establish a process of ongoing training and development that enhances director performance and prepares the director to serve on committees for which specialized training may be beneficial. The policy sets forth guidelines on the ongoing training and development of existing directors, which is intended to complement and support the individual director performance discussions conducted as a part of the annual Board self-assessment process as well as the Corporate Governance Committee’s annual consideration of committee assignments and committee chairs. The ongoing director training contemplated by the policy is further aimed at facilitating individual director growth and development throughout the lifecycle of a director’s service on the Board.
The Board is briefed regularly on industry and corporate governance developments affecting the Company and, at its annual retreat, the Board has the opportunity to discuss some of the most critical strategic issues facing the Company with outside experts in the applicable fields. The annual retreat also includes a director education component, programmed by the Corporate Governance Committee, which focuses on director duties and responsibilities and current issues in corporate governance. To enhance the Board’s understanding of some of the unique issues affecting our nuclear fleet, directors are regularly invited to visit our nuclear plant sites, where they tour the facilities and interact directly with the personnel responsible for our day-to-day nuclear operations. These activities collectively help to ensure that the Board remains knowledgeable about the most important issues affecting our Company and its business.
Risk Oversight
Inherent in the Board’s responsibilities is understanding and overseeing the major risks we face and our risk assessment and risk management processes. The Board does not view risk in isolation. Risks are considered in virtually every business decision. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its long-term strategic goals. Key objectives of the Board’s risk oversight framework are to:
•Understand critical risks in the Company’s business and strategy;
•Allocate responsibilities for risk oversight among the full Board and its committees;
•Evaluate the Company’s risk management processes and whether they are functioning adequately;
•Facilitate open communication between management and directors; and
•Foster an appropriate culture of integrity and risk awareness.
Like other companies, Entergy is subject to many diverse risks. These include financial and accounting risks, market and credit risks, capital deployment risks, operational risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, climate risks, natural-disaster risks and technology risks, including the cybersecurity risks discussed below, among others.

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Corporate Governance
Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks within their respective areas of responsibility.
In accordance with NYSE standards, our Audit Committee has the primary responsibility for overseeing risk management. Our standing Board committees also regularly consider risks arising within their respective functional areas of responsibility. Each committee receives regular reports from management which assist it in its oversight of risk in its respective area of responsibility. To help the Board carry out its responsibility for risk oversight, the Board’s standing committees focus on the following specific key areas of risk.

Board Oversight The Board has oversight responsibility for the identification, management and mitigation of risk, with a focus on strategic risks.

Board Committees Each committee oversees management of risks, including, but not limited to, the areas of risk summarized below, and periodically reports to the Board on those areas of risk.
Audit	Corporate Governance	Finance	Nuclear	Talent and Compensation
Accounting and financial matters, including financial reporting processes and internal control systems, compliance with legal and regulatory requirements, enterprise risk management, ethics and compliance-related matters and cybersecurity.	Corporate governance, including Board structure, environmental policy, sustainability strategy and corporate social responsibility.	Financial affairs of the Company, including dividend policy, capital structure, major transactions and capital investments.	Nuclear operations, regulations and safety.	Human capital issues, compensation policies and practices, organizational health, DIB, safety, talent development and succession planning.

Role of Management
As illustrated above, the Board and the Audit Committee monitor and oversee the evaluation of the effectiveness of the internal controls and the risk management process. While the Board and the committees oversee risk management, the Company’s management is charged with managing risk. The Company has robust internal processes and an effective internal control environment that facilitate the identification and management of risk and regular communication with the Board. These include an enterprise risk management program, regular internal management disclosure committee meetings, a strong Legal Department and Ethics and Compliance office and a comprehensive internal and external audit process. Management communicates routinely with the Board and its committees on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

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Corporate Governance
Cybersecurity Oversight
The Audit Committee has primary responsibility for overseeing cybersecurity risk management practices and performance. The committee receives reports at each regular quarterly meeting provided by the Chief Information Officer, Chief Security Officer, Chief Information Security Officer and General Auditor on the Company’s cybersecurity management program. The reports focus on our Company’s programs and protocols in place to mitigate cybersecurity risks, led by the Chief Security Officer. Among other things, the reports may include:
•Recent cyber risk and cybersecurity developments
•Industry engagement activities
•Legislative and regulatory developments
•Cyber risk governance and oversight
•Selected cyber risk metrics and activities
•Cyber risk incident response plans and strategies, including cybersecurity drills and exercises
•Assessments by third party experts and the Company's internal audit department
•Major projects and initiatives
In addition, the Audit Committee and the entire Board have received briefings from outside experts on cybersecurity risks and cyber risk oversight. The Company also established a governance structure under our Chief Security Officer that oversees investments in tools, resources, and processes that allows for the improvement of the maturity of our cybersecurity posture.
The Company has incorporated certain cyber-specific response protocols and procedures into its Entergy Incident Management System framework for responding to emergency incidents. This includes the Entergy Incident Response Team Plan, which outlines Entergy’s procedures, steps, and responsibilities for preparing for, detecting, containing, and recovering from an incident. The plan details the roles and responsibilities of Entergy’s officers who would be engaged in such a response to an emergency incident, including key questions to be addressed, critical decision points, and sources of key information to support decision-making. Senior management and the Emergency Incident Response Team periodically review and drill on the plan, and in 2023, they conducted a live tabletop exercise on a hypothetical ransomware event.
For additional information on the Company's cybersecurity risk management practices and strategy, including the role of management and backgrounds of the Company's Chief Security Officer and Chief Information Security Officer, please see "Item 1C. Cybersecurity" in Part I, Item IC of our Annual Report Form 10-K filed with the SEC for the year ended December 31, 2023.
Ethics and Compliance Oversight
The Board is committed to maintaining a robust, comprehensive ethics and compliance program and has charged the Audit Committee with overseeing and monitoring the effective design and performance of that program. Additionally, our Board has created a Corporate Compliance Committee (CCC) to provide a senior executive forum for communication, discussion of topics essential to an effective compliance program, discussion of risk areas, and assurance that policies address the needs of the Company.
The CCC has a formal charter, meets at least quarterly and is comprised of 11 senior-level executives, including our Chief Ethics and Compliance Officer. Our Chief Ethics and Compliance Officer reports to our Executive Vice President, General Counsel. Our Chief Ethics and Compliance Officer has express authority to communicate directly with the Audit Committee (1) on any matter involving criminal conduct, potential criminal conduct or other significant compliance issues and (2) on the execution and effectiveness of the ethics and compliance program. Consistent with this authority, the Chief Ethics and Compliance and Chief Compliance Officer reports annually to the Audit Committee on ethics and compliance program priorities, activities and effectiveness and provides quarterly reports on the results of prior quarter ethics line investigations.

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Corporate Governance
Our Commitment to Sustainability
Board Engagement on Sustainability
We are striving to build a clean and sustainable future for our customers, employees, owners and the communities in which we operate. Consistent with this mission, the Board and its committees regularly receive and discuss reports and provide strategic oversight of a wide range of sustainability and corporate responsibility matters, as further discussed below.
The Corporate Governance Committee is responsible for the oversight of the Company’s sustainability strategies, practices and policies and ESG reporting. The committee meets this responsibility by ensuring that recognized sustainability risks and opportunities are being addressed by the full Board or an appropriate Board committee and by overseeing the Company’s overall sustainability strategy.
Each of the Board’s standing committees has responsibility for sustainability risks and issues within its area of expertise, as shown below.

Board Committee	Primary Sustainability Oversight Responsibility
Corporate Governance
Overall corporate sustainability strategy and policies, including with respect to climate change and corporate social responsibility; corporate governance issues; governmental, regulatory, public policy and public relations matters; public advocacy activities; stakeholder engagement; and shareholder concerns

Talent and Compensation
Executive compensation policy and incentive plan design; employee and human resources issues; employee training and development; talent management; employee and contractor safety; organizational health; DIB and supplier diversity

Audit	Environmental compliance and auditing; ethics and compliance; market and credit risks; cybersecurity risks; vendor and supply chain risks; financial reporting processes and risks; other strategic risks and general risk oversight
Finance	Financial stability; major capital investments
Nuclear	Safety risks unique to the nuclear fleet; sustainability of our nuclear plants
Climate Strategy Oversight
The Board is actively and regularly engaged in the development and oversight of Entergy’s climate strategy and consideration of climate change-related risks and opportunities, due to their many implications for our overall business strategy. Recognizing that we need to increase the level of renewables and other low-carbon and carbon-free generation in our portfolio to continue to deliver the outcomes desired by our key stakeholders, the Board regularly engages in strategic discussions about potential paths to achieving that objective. The Board also engages in discussion of emerging clean energy technologies, such as hydrogen, battery energy storage systems, and carbon capture and sequestration (CCS), as well as the climate policy landscape and implications for our Company and stakeholders.
The Board is briefed on progress toward Entergy’s 2030 carbon emission intensity, 50% carbon-free energy capacity by 2030, and 2050 net zero climate goals. The Board also provides valuable input and oversight in the development of our sustainable growth strategy to support customer demands for more sustainable service offerings and assist customers in meeting their own sustainability goals through clean expansion and electrification. In addition, the Board is briefed on the implementation of our strategy to accelerate resilience investments to strengthen the ability of our transmission and distribution systems to withstand more frequent and severe major storm events.

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Corporate Governance
Human Capital Management Oversight
Ensuring our workplace processes support our desired culture and strategy begins with our Board and the Office of the Chief Executive (OCE). Our Board and its committees set the tone at the top, holding senior management accountable for building our unique corporate culture. The Talent and Compensation Committee establishes priorities and reviews performance on a range of topics. It oversees our incentive plan design and administers our executive compensation plans to incentivize the behaviors and outcomes that support achievement of our corporate objectives. Annually, it reviews executive performance, development, and succession plans to align a high-performing executive team with the Company’s priorities. The Talent and Compensation Committee oversees our performance through regular briefings and reviews on a wide variety of human resources topics, including our safety culture and performance; our organizational health; and our DIB initiatives and performance.
The Talent and Compensation Committee has responsibility for overseeing and monitoring the effectiveness of the Company’s human capital strategies, including its workforce diversity, inclusion, organizational health and safety strategies, programs and initiatives. The committee’s charter provides that as part of its review of such matters, the committee will assess the effectiveness of the Company’s human resource programs and practices and the relative alignment of our human capital strategy with the Company’s strategic objectives.
In recognition of the important role that organizational health and diversity, inclusion and belonging play in enabling us to achieve our business strategies, the Talent and Compensation Committee receives briefings on the Company’s organizational health and DIB programs, strategies and performance at each of its regular meetings. At each meeting, the committee receives updates on and discusses the Company’s performance to date on key diversity, culture and commerce measures of performance, including the representation of women and underrepresented minorities, both in the total workforce and in director level and above placements, progress in key DIB initiatives, and diverse supplier spend. In addition to these updates, the committee receives periodic detailed briefings on these and other DIB topics at its regular meetings. The committee also reviews with management the results of the Company’s annual organizational health survey of employees, which includes questions specifically tailored to develop information on the Company’s inclusive climate, reflecting both employees’ subjective experiences and their perception of how well the Company is performing on various aspects of inclusion and belonging.
Other committees of the Board oversee other key aspects of our culture. For example, the Audit Committee reviews reports on our ethics and compliance training and performance, as well as regular reports on calls made to our ethics line and related investigations.
Public Policy Oversight and Engagement
We are committed to participating constructively in the political and legislative process, as we believe such participation is essential to our Company’s long-term success. Our participation in the political and legislative process includes contributions to political organizations and lobbying activity in a manner that is compliant with all applicable laws and reporting requirements. We lobby in support of our strategic priorities, including our climate policy priorities, through internal and external lobbyists, and we belong to trade associations that engage in lobbying. For additional information on our climate policy priorities and advocacy, see www.entergy.com/investors/sustainability/governance.
The Corporate Governance Committee is apprised of key public policy issues that may affect our business, is responsible for ensuring alignment of our policy advocacy efforts with Entergy’s policies and values and monitors the public policies applicable to the Company and oversight of the Company’s corporate political activity. Management provides regular updates on lobbying activities to the Corporate Governance Committee, and annually, the Corporate Governance Committee reviews and approves our Public Policy and Advocacy Policy and Annual Political Contributions Report.

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Corporate Governance
Please see our website at www.entergy.com/investors/sustainability/governance for a copy of the Public Policy and Advocacy Policy, the Annual Report on Political Contributions and more information about our political contributions and lobbying activity.
Sustainability Reporting and Disclosure
Our 2023 Performance Report describes our sustainability strategies and initiatives. Reflecting our belief that the interests of all of our stakeholders are inextricably linked, the report provides an integrated source of information for all stakeholders and explains how we measure and manage our overall performance using a combination of financial, environmental, community, employee and other measures.
Our 2023 Performance Report is consistent with the Global Reporting Initiative (GRI) framework. We also disclose information in alignment with the Sustainability Accounting Standards Board (SASB) standards. In partnership with the Edison Electric Institute (EEI), Entergy annually reports ESG measurements, goals, and actions in a consistent manner for our investors through the use of the EEI template. Entergy also prepares, submits and discloses CDP Climate and CDP Water reports.
Our 2023 Performance Report, 2022 Climate Report, SASB mapping, CDP submissions, EEI template, GRI index, performance data table and other sustainability disclosures are available at www.entergy.com/sustainability/disclosures.
Shareholder Engagement
Our Board’s Commitment to Shareholder Engagement
Our directors and management recognize the benefits that come from robust dialogue with shareholders and other relevant parties and we have embraced an active engagement strategy for many years. We engage with shareholders throughout the year in order to:
•Provide visibility and transparency into our business and our financial and operational performance.
•Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views.
•Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices.
Year-Round Approach to Shareholder Engagement
As illustrated below, we approach shareholder engagement as an integrated, year-round process involving senior management, our investor relations team, our corporate governance team, and in some instances our Lead Director, Stuart L. Levenick. Throughout the year, we meet with analysts and institutional investors to share our perspective and to solicit their feedback on our performance. This includes participation in investor conferences and other formal events and group and one-on-one meetings throughout the year. We also engage with governance representatives of our major shareholders, through conference calls that occur during and outside of the proxy season. Members of our investor relations, executive compensation, corporate governance and sustainability groups discuss, among other matters, Company performance, executive compensation, emerging corporate governance practices, other environmental and social issues and environmental and sustainability oversight and performance. We also frequently engage with shareholders who submit shareholder proposals in an effort to better understand their perspective on the issue underlying the proposal, provide information and determine whether there may be disclosure enhancements or other beneficial actions we can take to address their concerns.

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Corporate Governance
By The Numbers
We contacted shareholders representing nearly 71% of our outstanding shares in our 2023 – 2024 offseason engagement effort, resulting in substantive engagements with the holders of approximately 33% of our shares.
Shareholder Feedback

•Shareholders appreciated the opportunity to meet with our team for open discussion and to directly ask questions;

•Investors remained interested in our commitment to achieve net zero carbon emissions by 2050, including our long-term supply plan and the recent drivers of changes to our expected renewables generation, as well as the inclusion of generation capable of hydrogen co-firing and CCS in our generation mix, the future role of advanced nuclear power, and our interim 2030 climate goals;

•Investors continued to express interest in climate change risk, including a focus on our climate resilience strategy (including wildfire risk management);
•Other environmental topics of interest included our unique opportunity to assist our industrial customers in achieving their environmental goals;
•Investors remained interested in human capital issues, particularly relating to the impact on employees of the closing of our coal generation plants and our DIB programs and strategy;
•Investors continue to be interested in Board refreshment and the process we use to select new directors;

•Investors also continue to be interested in oversight and disclosure of contributions to political organizations and trade associations; and
•We received valuable feedback on our disclosures of important sustainability strategies and measures, including on the non-financial measures in the funding mechanism for our annual incentive awards.

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Corporate Governance
Outcomes from Shareholder Feedback
Feedback from our engagements with shareholders is thoughtfully considered and has led to modifications in our governance practices, executive compensation programs and disclosures. Some of the actions we have taken in recent years that have been informed by shareholder feedback include:

•Incorporation of non-financial measures into the funding mechanism for our annual incentive awards;
•Announcement of our commitment to achieve net zero carbon emissions by 2050;
•Announcement of a 2030 interim climate goal to achieve 50% carbon free energy capacity by 2030;
•Publication of our TCFD-aligned climate report in fall of 2022;
•Resuming participation in the CDP in 2020;
•Mapping our disclosures to the SASB standards;
•Addition of a one-on-one individual assessment component to our Board self-evaluation process;
•Amendments to our Corporate Governance Guidelines and director orientation policy to incorporate an on-going strategic approach to Board refreshment and an individualized, life-cycle approach to director onboarding, training and development;

•Enhancements to our proxy disclosure, including in the areas of risk oversight (including cyber risk and human capital management oversight), climate strategy and human capital management oversight director backgrounds and qualifications, and incentive plan target setting;

•Enhancements to our sustainability disclosures, including those relating to our political contributions, lobbying activities and related board oversight, human capital management governance and oversight and water management; and

•Other enhancements to the environmental and sustainability disclosures on our website and in our Integrated Report.
How You Can Communicate With Our Board
We believe communication between the Board and the Company’s shareholders and other interested parties is an important part of the corporate governance process. Shareholders and other interested parties may communicate with our Board, our Lead Director or any individual director in care of the Lead Director at Entergy Corporation, 639 Loyola Avenue, P.O. Box 61000, New Orleans, Louisiana 70161 or by email to etrbod@entergy.com.
Spam junk mail, mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or requests for donations and sponsorships will not be forwarded.

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Corporate Governance
Review and Approval of Related Party Transactions
Our Board has adopted a written Related Party Transaction Approval Policy that applies to any transaction or series of transactions in which the Company or a subsidiary is a participant:
•When the amount involved exceeds $120,000; and
•When a Related Party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest in such transaction (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
The policy is administered by the Corporate Governance Committee. The committee will consider relevant facts and circumstance in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in the committee’s judgment, appropriate or desirable under the circumstances. The Corporate Governance Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including: (i) compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with the Company as long as the compensation is approved by the Board (or an appropriate committee); (ii) transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or (iii) all business relationships between the Company and a Related Party made in the ordinary course of business on terms and conditions generally available in the marketplace an in accordance with applicable law. To the Company’s knowledge, since January 1, 2023, neither the Company nor any of its affiliates has participated in any Related Party transaction.

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2023 Non-Employee Director Compensation
The Corporate Governance Committee reviews non-employee director compensation on an annual basis and seeks to compensate our directors in a manner that attracts and retains highly qualified directors. During 2023, as part of its review, the committee engaged the independent compensation consultant to the Talent and Compensation Committee, Pay Governance LLC, to conduct a competitive benchmarking of our director compensation program against the companies in the Philadelphia Utility Index, as well as the S&P 500.
No changes were made to our non-employee director compensation program in 2023.
Cash Compensation Paid to Non-Employee Directors
Our non-employee directors receive the following cash compensation:

Compensation	Amount
Quarterly Cash Retainer	$28,125
Annual Lead Director Retainer	$35,000
Annual Audit Committee Chair Retainer	$25,000
Annual Nuclear and Talent and Compensation Committee Chair Retainer	$20,000
Annual Finance Chair Retainer	$15,000
Annual Corporate Governance Committee Chair Retainer	$20,000
Annual Nuclear Committee Member Retainer	$18,000
The cash retainer is paid pro-rata in quarterly installments. Additionally, directors are eligible to participate in the Non-Employee Director Cash Deferral Plan, which provides the option to defer receipt of all or a portion of any cash retainer into that plan until after their separation from the Board. Amounts deferred by the director are unfunded but are credited to an account that earns market returns based on notional investments chosen by the director from the investment options offered under Entergy’s 401(k) Plan.
Equity-Based Compensation
All non-employee directors receive two types of equity-based compensation grants:
Quarterly Stock Award. Each of our non-employee directors receives a quarterly stock grant of shares of our common stock with a fair market value at the time of grant equal to $21,875. Directors may elect to defer receipt of these shares and receive phantom stock units of Entergy common stock in lieu of the quarterly common stock grant. The phantom stock units are the economic equivalent of one share of our common stock and are paid in cash in an amount equal to the market value of our common stock at the time of distribution. Deferred shares accrue dividend equivalents until distribution.
Annual Grant of Phantom Stock Units. Annually under our Service Recognition Program (SRP), non-employee directors receive a grant of phantom stock units (SRP Units) having a value of $80,000 on the date of grant. All SRP Units granted under this program are the economic equivalent of one share of our common stock, are vested at the time of grant and are payable in shares of common stock upon the conclusion of the director’s service on the Board. Upon the conclusion of his or her service on the Board, the director will receive one share of our common stock for each SRP Unit held by the director on the date of the director’s retirement or separation from the Board. SRP Units accumulate dividend equivalents based on the dividends paid on the Company’s common stock, which also are payable in shares of common stock following the conclusion of the director’s service. SRP Units accrued prior to 2022 will be paid in five annual installments beginning on the first day of the month following the director’s separation from the Board. SRP Units accrued beginning in 2022 will be paid in a lump sum following separation from the Board unless a director elects to continue to receive the SRP Units in five annual installments. Directors may delay the commencement of the lump sum payment or the annual installments until five years after separation from the Board. Upon the non-employee director’s death, any then-outstanding SRP Units are paid in one lump sum.

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2023 Non-Employee Director Compensation
Director Stock Ownership Requirement
Within five years of their election, directors must hold shares or units of Entergy common stock having a market value of at least five times the annual cash retainer, or $562,500. A review of non-employee director stock ownership was conducted at the December 2023 Corporate Governance Committee meeting, and the committee determined that all of our non-employee directors who had been members of the Board for at least five years satisfied this requirement.
2023 Non-Employee Director Compensation Table
The following table provides information on the 2023 compensation of non-employee directors who served for all or a part of 2023. We reimburse directors for reasonable out-of-pocket expenses attendant to their Board service. Mr. Marsh, our Chair and Chief Executive Officer, does not receive any additional compensation for his Board service. See the “2023 Summary Compensation Table” for the compensation received by Mr. Marsh with respect to his 2023 service to the Company.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
Gina F. Adams	$84,375	$85,940	$—	$170,315
John H. Black	$87,630	$85,940	$2,066	$175,636
John R. Burbank	$112,500	$167,655	$13,850	$294,005
Patrick J. Condon	$155,500	$167,655	$28,068	$351,223
Kirkland H. Donald	$150,500	$167,655	$32,186	$350,341
Brian W. Ellis	$112,500	$167,655	$4,701	$284,856
Philip L. Frederickson	$127,500	$167,655	$24,408	$319,563
Alexis M. Herman	$48,302	$111,961	$66,411	$226,673
M. Elise Hyland	$112,500	$167,655	$10,187	$290,342
Stuart L. Levenick	$185,500	$167,655	$61,764	$414,919
Blanche L. Lincoln	$112,500	$167,655	$40,246	$320,401
Karen A. Puckett	$132,500	$167,655	$33,260	$333,415
1Leo Denault served as a director and as an executive officer during a portion of 2023 prior to his retirement on January 31, 2023; however, the only compensation received by Mr. Denault during 2023 was for his service as an executive officer. Mr. Denault did not receive any additional compensation for services provided as a director. The amounts reported for Gina F. Adams and John H. Black reflect the compensation received by each during 2023 beginning upon the effective date of their elections to the Board (March 1, 2023). The amount reported for Alexis Herman reflects the compensation she received during 2023 through the date of her retirement from the Board (May 5, 2023).
2The amounts reported in this column consist of all fees earned or paid in cash for services as a director, including retainer fees, and Lead Director, Committee Chair and Nuclear Committee member annual retainers, all of which are described under “Cash Compensation Paid to Non-Employee Directors” above.
3The amounts in this column represent the aggregate grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (FASB ASC Topic 718) for the shares of common stock granted on a quarterly basis to each non-employee director during 2023 and the 815 SRP Units granted to each director in 2023 under the SRP, with the exception of Ms. Adams, Mr. Black and Ms. Herman, whose SRP awards were prorated based on the period of time each served as director during the defined year of service under the terms of the SRP. Ms. Adams and Mr. Black were each granted 206 SRP Units and Ms. Herman was granted 757 SRP Units.

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2023 Non-Employee Director Compensation
For a discussion of the relevant assumptions used in valuing these amounts, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2023. As of December 31, 2023, the outstanding phantom units held by each non-employee director serving during 2023 were: Ms. Adams: 206; Mr. Black: 206; Mr. Burbank: 4,097; Mr. Condon: 7,099; Mr. Donald: 8,442; Mr. Ellis: 1,929; Mr. Frederickson: 6,599; Ms. Herman: 12,590; Ms. Hyland: 3,229; Mr. Levenick: 14,783; Ms. Lincoln: 10,352; and Ms. Puckett: 7,099.
4The amounts in this column include dividend equivalents accrued under the SRP, Company paid physical exams and related expenses and director education related expenses. For 2023, accrued dividend equivalents under the SRP were: Mr. Burbank: $13,850; Mr. Condon: $26,518; Mr. Donald: $32,186; Mr. Ellis: $4,701; Mr. Frederickson: $24,408; Ms. Herman: $66,410; Ms. Hyland: $10,187; Mr. Levenick: $58,945; Ms. Lincoln: $40,246; and Ms. Puckett: $26,518.

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Audit Matters
Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2024
The Audit Committee is directly responsible for the appointment and compensation, including the preapproval of audit fees as described below, and the retention and oversight of the Company’s independent registered public accounting firm that audits our financial statements and our internal control over financial reporting (Independent Auditor). The Audit Committee annually reviews the qualifications, performance and independence of the Company’s Independent Auditor in accordance with regulatory requirements and guidelines and evaluates whether to change the Company’s Independent Auditor.
Based on this review, the Audit Committee has appointed Deloitte & Touche LLP (Deloitte & Touche) as the Independent Auditor to conduct the Company’s annual audit for 2024. Deloitte & Touche has served as the Company’s Independent Auditor since 2001. The Board considers the selection of Deloitte & Touche as the Company’s Independent Auditor for 2024 to be in the best interest of the Company and its shareholders. Although shareholder approval is not required for the appointment of Deloitte & Touche, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to ask the shareholders to ratify the appointment of Deloitte & Touche as our Independent Auditor. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.
A representative of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to appropriate questions by shareholders and will be given an opportunity to make a statement if the representative desires to do so.

✓	The Board of Directors and the Audit Committee unanimously recommend that the shareholders vote FOR the ratification of the appointment of Deloitte & Touche.

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Audit Matters
Audit Committee Report
The Entergy Board of Directors’ Audit Committee is comprised of five independent directors. The Audit Committee operates under a Board-adopted written charter which is available on the Company's website. Management has primary responsibility for the preparation, presentation and integrity of Entergy’s and its subsidiaries’ financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s Independent Auditor, Deloitte & Touche. Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (PCAOB).
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by Deloitte & Touche. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the Independent Auditor, including the scope of the audit, audit fees, auditor independence matters, performance of the Independent Auditor, and the extent to which the Independent Auditor may be retained to perform non-audit services. The Audit Committee held 9 meetings during 2023. The meetings were designed to facilitate and encourage private communication between the Audit Committee and management, the internal auditors and Deloitte & Touche. During these meetings, the Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant accounting policies applied by Entergy and its subsidiaries in their financial statements with management and Deloitte & Touche. The Audit Committee also has discussed with and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules. On a regular basis, the Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on the Company’s cybersecurity management program as prepared by the Chief Information Officer, Chief Security Officer, Chief Information Security Officer, and General Auditor.
The discussions with Deloitte & Touche also included the matters required to be discussed by the applicable requirements of the SEC and PCAOB, including Critical Audit Matters. The Audit Committee received from Deloitte & Touche the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence. As required by SEC rules, lead audit partners are rotated every five years. The Audit Committee was directly involved in the selection process of the current and prior lead partners. One or more members of the Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs. The current lead audit partner's term commenced in 2022. Deloitte & Touche provides no internal audit services for Entergy or its subsidiaries, and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.
Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Board approved this recommendation.
The Audit Committee of the Entergy Board of Directors:
Patrick J. Condon, Chair        John H. Black            Philip L. Frederickson
M. Elise Hyland        Karen A. Puckett

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Audit Matters
Independent Auditor Fees and Services
Aggregate fees billed to Entergy and its subsidiaries for the years ended December 31, 2023 and 2022 by Deloitte & Touche and their affiliates were as follows:

	2023	2022
Audit Fees	$9,725,000	$9,335,000
Audit-Related Fees[1]	$2,235,668	$3,018,228
Total audit and audit-related fees	$11,960,668	$12,353,228
Tax Fees	—	—
All Other Fees[2]	$1,895	$1,895
Total Fees[3]	$11,962,563	$12,355,123
1.Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, storm examination services in 2022, accounting due diligence services related to the gas business in 2023, agreed upon procedures for storm securitizations in 2023 and 2022, and other attestation services.
2.Includes the license fee for the accounting research tool.
3. 100% of fees paid in 2023 and 2022 were pre-approved by the Audit Committee.
Audit Committee Guidelines for Pre-Approval of Independent Auditor Services
The Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s Independent Auditor to perform services for Entergy:
1.The Independent Auditor will provide the Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g., audit-related services, tax services, and all other services).
2.For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the Independent Auditor:
•Aggregate non-audit service fees are targeted at 50 percent or less of the approved audit service fee.
•All other services should only be provided by the Independent Auditor if it is a highly qualified provider of that service or if the Audit Committee pre-approves the independent audit firm to provide the service.
3.The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the Independent Auditor.
4.To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.
5.The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

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Executive Officer Compensation
Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to regulations under Schedule 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), we are asking you to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (NEOs) disclosed in the Compensation Discussion and Analysis and the compensation tables and other related tables and disclosure in this Proxy Statement. Consistent with this practice and SEC rules, we are asking you to approve the following resolution:
RESOLVED that the Company’s shareholders approve, on an advisory basis, the compensation paid to its Named Executive Officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders, pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other related tables and disclosure.
Our Board believes that the compensation of our NEOs is well aligned with Company performance and functions to attract, motivate and retain the key executives who are crucial to our long-term success.
We engage with shareholders throughout the year, including discussing our executive compensation programs and practices, and we also obtain important and valuable feedback through this annual say-on-pay vote. Although this advisory vote is non-binding, the results of this vote and the views expressed by our shareholders in these discussions will inform the Talent and Compensation Committee’s future decisions about our executive compensation program. Consistent with the preferences expressed by our shareholders, we hold these advisory votes on an annual basis and the next say-on-pay vote will be held at the 2025 annual meeting of shareholders.
For the above reasons:

✓	The Board of Directors unanimously recommends that the shareholders vote FOR the advisory resolution approving Named Executive Officer compensation.

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Executive Officer Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes our executive compensation policies, programs and philosophy, and how and why the Talent and Compensation Committee of our Board arrived at the compensation decisions regarding our NEOs for 2023, who were:

Andrew S. Marsh Chair of the Board and Chief Executive Officer	Kimberly A. Fontan Executive Vice President and Chief Financial Officer	Marcus V. Brown Executive Vice President and General Counsel

Peter S. Norgeot, Jr. Executive Vice President and Chief Operating Officer	Roderick K. West Group President, Utility Operations

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Executive Officer Compensation
Overview
2023 Business Performance Highlights
Financial Performance
•Earnings per Share. Our adjusted earnings have been consistently in the top half of our guidance range for the past eight years.
•Dividends. We raised our dividend by approximately 6% in the fourth-quarter 2023, marking the ninth consecutive year in which we have raised our dividend.
•Total Shareholder Return. Our TSR of (6.1)% for 2023 placed us 10th out of the 21 companies in the Philadelphia Utility Index, which fell short of our top quartile objective.
•Credit. We achieved an FFO/Debt (excluding securitization debt) ratio (non-GAAP) of 14.3% at the end of 2023, which supported our credit objectives.
Key Accomplishments
Growth and Customer Solutions. We continue to support our customers and communities through economic development by delivering on requirements for customers expanding in our region. In addition, key regulatory accomplishments were achieved such as Entergy Arkansas receiving approval for its formula rate plan (FRP), Entergy Louisiana resolving multiple historical FRPs, Entergy Texas’ rate case being approved, Entergy Mississippi’s FRP being approved and Entergy New Orleans’ FRP being approved. Operationally, our employees focused on safe operations while at the same time accomplishing the lowest customer outage frequency in the last decade, and the best generation forced outage rate since 2011.
Also in 2023, we signed 61 electric services agreements representing more than 1.3 gigawatts (GW) of new load. In addition, we continued to develop and offer customer solutions designed to help our customers meet their own sustainability goals, as well as provide new products and services. For example, Entergy Arkansas received approval of Go ZERO, which offers options for acquiring certified emission-free energy and time-matched reporting to support customers’ sustainability goals. Additionally, Entergy Louisiana and Lotte Chemical USA Corporation (Lotte) executed a memorandum of understanding for further renewable energy development meeting Lotte’s sustainability goals.
Advancing Renewables and Other Zero Carbon Energy. Our current supply plan estimates that we will have approximately 40% carbon-free generation capacity and 15% carbon-managed capacity by 2030, and we continue to make progress on advancing renewable generation while balancing affordability and reliability for our customers. For example:
•Entergy Louisiana signed and filed with the Louisiana Public Service Commission (LPSC) approval requests for the 175 megawatt (MW) Coastal Prairie solar purchase power agreement (PPA) and the 49 MW Sterlington self-build solar facility, with both requests receiving approval from the LPSC in January 2024.
•Entergy Louisiana filed for LPSC approval a streamlined approval process for the addition of up to 3 GW of renewable resources.
•Entergy Arkansas received approval from the Arkansas Public Service Commission (APSC) for updated terms and timelines on two build-own-transfer solar resources – the approximately 100 MW Walnut Bend facility, and the 180 MW West Memphis facility – following which both projects began construction.
•Entergy Arkansas began construction on the 250 MW Driver solar build-own-transfer project.
•Entergy Arkansas signed and received approval from the APSC for the 200 MW Flat Fork Solar and the 200 MW Forgeview Solar PPAs and signed and filed for approval from the APSC for the 150 MW Mondu Solar PPA.

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Executive Officer Compensation
•Entergy Texas’ Umbriel PPA for 150 MW began commercial operations.
•Entergy Texas executed a 150 MW PPA for the Piney Woods Solar facility.
•Entergy Mississippi’s Sunflower Solar facility, an approximately 100 MW resource acquired and owned through a tax equity partnership, achieved commercial operation and began commercial service.
•Entergy Mississippi received approval from the Mississippi Public Service Commission relating to its Economic Development in Green Energy (EDGE) filing for the 170 MW Greer Solar, 150 MW Hinds Solar and 100 MW Wildwood Solar PPAs.
Resilience Acceleration. Entergy continued to make regulatory progress in 2023 to enable accelerated resilience investments. This included the passage of new resilience legislation in Texas, and stakeholder engagement along with other important milestones for our accelerated resilience filings by Entergy Louisiana and Entergy New Orleans. Entergy Louisiana also completed a major project in Southeast Louisiana that provides both reliability and resilience benefits. In addition, Entergy New Orleans was selected to receive a grant from the Department of Energy from its “Grid Resilience and Innovation Partnerships” program to cover approximately 50% of Entergy New Orleans’ approximately $110 million “Line Hardening and Microgrid” project.
Hurricane Securitizations. Each of Entergy Louisiana and Entergy New Orleans completed their respective regulatory processes for Hurricane Ida restoration costs, all of which were determined to be prudent.
Announced Sale of Gas Business. Entergy Louisiana and Entergy New Orleans announced agreements to sell their gas distribution businesses for approximately $484 million. Pending regulatory approval, the sale is scheduled to close around the third quarter of 2025.
For information about our Safety, DIB, Customer NPS and Environmental Stewardship performance, see “2023 Annual Incentive Program Performance Measures and Methodology” and “2023 Annual Incentive Program Performance Assessment” below. For additional information about our TSR, relative TSR and Adjusted FFO/Debt performance, see “Payouts for the 2021-2023 PUP Performance Period” below. For additional information about our 2023 performance, see our 2023 Performance Report.
Awards and Recognition
Our corporate leadership, while demonstrated through our actions, has been nationally recognized. Following are a few of those recognitions:
Dow Jones Sustainability North America Index. Entergy was recognized on the 2023 Dow Jones Sustainability Index North America. The DJSI is a global ranking for corporate responsibility and sustainability performance. The most sustainable companies in each industry are considered each year for index membership. Entergy is the only company in the electric utility sector to be included on the DJSI North America Index for 22 straight years.
Site Selection Magazine’s Top Utilities in Economic Development. For 16 years in a row, Site Selection Magazine has recognized Entergy as a major player of economic growth for the Gulf South region by working to support the local economy in the communities we serve.
Newsweek – America’s Greatest Workplaces 2023. With the increasing importance of employee satisfaction, Entergy has been chosen as one of America's Greatest Workplaces 2023 by Newsweek. The study determined the results through a large-scale independent survey of over 389,000 company reviews completed by employees working for U.S. companies with a workforce of at least 1,000 or more.

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The 2023 Global Employee Resource Group (ERG) Summit - Diversity Impact Awards. Entergy’s employee resource groups placed fifth in the Enterprise-Wide ERG category of the Diversity Impact Awards during the 2023 Global ERG Summit, and its Leadership ERG placed second in the Top 25 ERG category. The summit recognizes best practices for employee resource groups, diversity councils, networking and affinity groups.
Points of Light - The Civic 50. For the eighth consecutive year, Entergy was named one of the top 50 most-community minded companies in the country by Points of Light, the world's largest nonprofit dedicated to accelerating people-powered change. The Civic 50, an initiative of Points of Light, has provided a national standard for corporate citizenship and showcases how companies use their time, skills and resources to drive social impact throughout their company and communities.
Our Compensation Principles and Philosophy
Entergy’s executive compensation programs are based on a philosophy of pay for performance aimed at achieving the Company’s strategy and business objectives. We believe our executive compensation programs advance the interests of all of our stakeholders, as they are thoughtfully designed to:
•Motivate and reward the achievement of results that are deemed by the Talent and Compensation Committee to be consistent with the overall goals and strategic direction that the Board has approved for the Company.
•Attract and retain a highly experienced, diverse, and successful management team.
•Create sustainable value for the benefit of all of our stakeholders, including our customers, employees, communities, and owners.
•Align the interests of our executives with our long-term business strategy by tying equity-based awards to performance metrics that we believe focus our executives on driving continuous improvement in operational and financial results to the benefit of all stakeholders, including our customers, employees, communities and owners.
Compensation Best Practices
The Talent and Compensation Committee reviews Entergy’s executive compensation programs on an ongoing basis to evaluate whether they support the Company’s executive compensation principles and philosophy and are aligned with the interests of our stakeholders. Our executive compensation practices include the following, each of which the Talent and Compensation Committee believes reinforces our executive compensation principles and philosophy:

Practice	Description
Pay for Performance	Our executive compensation programs yield pay outcomes that are highly correlated with performance and support long-term value creation.
Annual and Long-Term Incentive Measures Drive Desired Employee Behaviors
Performance measures for our annual and long-term incentive programs are designed to drive employee behaviors that serve our key stakeholders:
• Customers – NPS.
• Employees – DIB and Safety.
• Communities – Environmental Stewardship and DIB.
• Owners – Adjusted EPS, credit measure and relative TSR.

Double Trigger Change-in-Control
We require both a change-in-control and an involuntary termination without cause or voluntary termination with good reason for cash severance payments and accelerated vesting of unvested equity awards.

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Executive Officer Compensation

Practice	Description
Long-Term Incentives Paid in Stock	All long-term incentives are denominated and settled in shares of Entergy stock.
Robust Stock Ownership Guidelines	We require executive officers to own a significant amount of Entergy stock.
Cap on Incentive Awards for OCE Members	The maximum payout for members of our OCE is capped at 200% of the target opportunity for our annual incentive and long-term Performance Unit Program (PUP) awards.
Rigorous Goals	We set financial goals based on externally disclosed annual and multi-year guidance and outlooks, and non-financial goals based on a rigorous internal review.
No Hedging of Entergy Stock	Our directors, executive officers and employees may not directly or indirectly engage in transactions intended to hedge or offset the market value of Entergy stock owned by them.
No Pledging of Entergy Stock	Our directors and executive officers may not directly or indirectly pledge Entergy stock as collateral for any obligation.
Clawback Policy Beyond Dodd-Frank Requirements
We have a recoupment policy that complies with and, in certain respects, goes beyond, the requirements of the new SEC rules and NYSE Listing Standards for our officers as defined under Section 16 for the recovery of any erroneously awarded performance-based incentive compensation. In 2024, we also adopted a discretionary recoupment policy applicable to all of our officers, including the NEOs, that allows for recovery of incentive compensation, including time-based awards, from an officer who engages in certain detrimental conduct. See section of this CD&A discussing “Recoupment of Compensation (Clawback Provisions)” for additional information about these policies.

No Excessive Perquisites	Executive officers receive limited ongoing perquisites that make up a small portion of total compensation.
No Tax Gross-Ups	We do not provide tax gross-ups to OCE members, other than with respect to relocation benefits.
No Dividends on Unearned Performance Awards	We do not pay dividends on unearned performance awards.
No Repricing or Exchange of Underwater Stock Options	Our equity incentive plan does not permit repricing or the exchange of underwater stock options without shareholder approval.
No Employment Agreements	We do not have employment agreements with our executive officers.
Independent Compensation Consultant	The Talent and Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs and practices.
Annual Say-on-Pay	We value our shareholders’ input on our executive compensation programs and hold annual say-on-pay votes.
Annual Compensation Risk Assessment	A risk assessment of our compensation programs is performed on an annual basis to assess whether our programs and policies incentivize unnecessary or excessive risk-taking behavior.

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2023 Say-On-Pay Vote Results
Entergy is committed to open and ongoing communications with our shareholders and has a robust shareholder engagement program. Our executive compensation programs have received strong shareholder support over the past several years, with support received over the past five years averaging approximately 95% of the votes cast. At the 2023 Annual Meeting, Entergy’s executive compensation programs received support of approximately 95% of the votes cast. The Talent and Compensation Committee and the other members of our Board view this consistently high level of support from our shareholders as a product of our commitment to provide a strong link between pay and performance. The Talent and Compensation Committee considers the results of the annual Say-On-Pay vote as well as feedback received from investors during the year when designing Entergy's executive compensation programs. Based in part on such investor feedback, the Talent and Compensation Committee refined Entergy's executive compensation programs in 2024 to, among other things, shift the Environmental Stewardship measure from the annual incentive program to the long-term incentive program, with the Adjusted FFO/Debt Ratio measure being moved from the long-term incentive program to the annual incentive program. The new Environmental Stewardship measure will consist of a measure of carbon-free generation and resilience and a modifier for progress on carbon capture and sequestration objectives.
Paying For Performance
“At Risk” Compensation
Our executive compensation programs are designed to align pay with performance that advances our strategic priorities and the interests of our stakeholders. As shown below, approximately 89% of Mr. Marsh’s 2023 target pay and approximately 76% of the other NEOs’ 2023 target pay was performance-based. Stock-based, long-term incentives make up the largest portion of performance-based pay.
2023 Incentive Program Awards
Performance measures and targets for the 2023 annual incentive program awards were determined by the Talent and Compensation Committee in December 2022 and January 2023, respectively. Performance measures and targets for the 2021 – 2023 performance period for the PUP awards were established in December 2020 and January 2021, respectively. In January 2024, the Talent and Compensation Committee certified the results for the Entergy Achievement Multiplier (EAM), the payout factor that determines the funding available for the 2023 annual incentive program awards, and certified the results for the long-term PUP awards for the 2021 – 2023 performance period.
Annual Incentive Program Awards
In December 2022, the Talent and Compensation Committee determined that the EAM would be based on financial and non-financial measures with the financial measure weighted 60% and the four non-financial measures, which address key aspects of our performance on strategies designed to ensure the long-term health and success of the Company, collectively accounting for the remaining 40%.

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Executive Officer Compensation
Of the four non-financial measures, two are solely quantitative measures and two are based on qualitative assessments that are informed by quantitative measures. As a result, under the program design, the performance assessments for 80% of the overall annual incentive program funding are purely formulaic.
Financial Measure: Keeping with the Talent and Compensation Committee’s goal of aligning performance measures with financial results that link to externally communicated investor guidance, Entergy Tax Adjusted Earnings Per Share (ETR Tax Adjusted EPS)—a non-GAAP financial measure that is based on the Adjusted EPS that Entergy reports to investors—was used as the financial measure to determine the EAM. ETR Tax Adjusted EPS is not reported in accordance with GAAP and is a non-GAAP financial measure; please see Appendix A for information regarding GAAP and non-GAAP financial measures.
Non-Financial Measures: To demonstrate Entergy’s strong commitment to creating long-term, sustainable value for its key stakeholders – customers, communities, employees and owners - and to link executive compensation more directly to the achievement of those objectives, the Talent and Compensation Committee decided that 40% of the EAM would be determined on the basis of results achieved in the following areas, each of which would be weighted equally: Safety; Customer NPS; DIB; and Environmental Stewardship.
The 2023 annual incentive targets and results determined by the Talent and Compensation Committee were:

Annual Incentive Performance Goals[1]	2023 Percentage of EAM	Target	2023 Results	Level of Achievement
ETR Tax Adjusted EPS ($)[2]	60%	6.70	8.83	200%
Safety (SIF Rate)[3]	10%	0.04	0.03	150%
Customer NPS[4]	10%	Residential: 5 Business: 28	Residential: -4.5 Business: 17	—%
DIB	10%	Qualitative[5]		110%
Environmental Stewardship	10%	Qualitative[5]		105%
EAM (as a percentage of target, per annual incentive program)	100%			157%
EAM (as a percentage of target following discretionary adjustment)[6]	100%			138%
1See “What We Pay and Why – 2023 Compensation Decisions – 2023 Annual Incentive Program Performance Assessment” for the minimum and maximum achievement levels.
2ETR Tax Adjusted EPS is a non-GAAP financial measure. See "What We Pay and Why - 2023 Compensation Decisions - Annual Incentive Program Financial Measure and Target" for information regarding this non-GAAP financial measure.
3SIF Rate refers to the rate of serious injuries and fatalities per 100 employees or contractors. The employee and contractor targets and results are averaged to arrive at reported results. The 2023 target was top quartile performance among electric utilities for 2023, as reported by the Edison Electric Institute.
4For 2023, the Customer NPS measure for 2023 was calculated based on equally weighted categories of residential and business customer NPS scores.
5See “What We Pay and Why – 2023 Compensation Decisions – Annual Incentive Compensation – Non-Financial Measures and Targets” for a discussion of the performance assessment of the DIB and Environmental Stewardship performance measures.

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6ETR Tax Adjusted EPS adds back 50% of the net effect of significant tax strategy items that may have been excluded from ETR Adjusted EPS. In recognition of the substantial impact on the calculated EAM of the adjustment for 50% of the net benefit of tax strategy items for 2023 and the fact that those items did not produce any current year cash benefit, the Talent and Compensation Committee exercised its discretion to reduce the EAM from 157% to 138%. The Talent and Compensation Committee concluded that this result represented an appropriate recognition of management's strong performance over the course of 2023, including its important role in securing the significant tax benefits reflected in the tax strategy adjustment.
After consideration of individual performance, the Talent and Compensation Committee awarded the NEOs payouts averaging 138% of target, with a payout of 138% of target to Mr. Marsh.
Long-Term Performance Unit Program Awards
In January 2021, the Talent and Compensation Committee chose relative TSR and Adjusted FFO/Debt Ratio, a non-GAAP financial measure, as the performance measures for the 2021 – 2023 performance period, with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%.
The targets and results for the 2021 – 2023 performance period determined by the Talent and Compensation Committee were:

Long-Term PUP Measures	Weighting	2021 – 2023 PUP Target	2021 – 2023 PUP Result	Level of Achievement
Relative TSR[1]	80%	Median	2nd Quartile	115%
Adjusted FFO/Debt Ratio[2]	20%	15.50%	2021: 10.74% 2022: 14.30% 2023: 16.95%	66%
Payout (as a percentage of target)		100%		105%
1The Company ranked 10th of the 20 companies comprising the Philadelphia Utility Index, the industry peer group used by the Talent and Compensation Committee for determining relative TSR performance levels, for the performance period.
2The Adjusted FFO/Debt Ratio, a non-GAAP financial measure, is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions (as defined later in this CD&A) to (ii) total consolidated debt, excluding outstanding or pending securitization debt. Adjusted FFO/Debt Ratio is evaluated on an annual basis against the target set for each year, which, for the 2021-2023 performance period was 15.5%. The annual results are then averaged to determine the Adjusted FFO/Debt Ratio payout percentage. The Adjusted FFO/Debt Ratio FFO/Debt was below the minimum performance achievement level of 14.5% for 2021 and 2022, and near the maximum achievement level of 17.0% for 2023, resulting in an overall payout of 66% for that measure.

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Executive Officer Compensation
What We Pay and Why
How We Make Compensation Decisions
Role of the Talent and Compensation Committee
The Talent and Compensation Committee, which is composed solely of independent directors, determines the compensation for our executive officers (including the NEOs) and oversees the design and administration of Entergy’s executive compensation programs. Each year, the Talent and Compensation Committee reviews and considers a comprehensive assessment and analysis of the executive compensation programs, including the elements of each NEO’s compensation, with input from the committee’s independent compensation consultant. When establishing the compensation programs for our NEOs, the Talent and Compensation Committee also considers input and recommendations from management, including our Chief Executive Officer and our Chief Human Resources Officer, who attend the Talent and Compensation Committee meetings as appropriate.
Role of the Independent Compensation Consultant
In 2023, the Talent and Compensation Committee continued to retain Pay Governance LLC (Pay Governance) as its independent compensation consultant. Pay Governance attends all Talent and Compensation Committee meetings and provides advice, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and non-employee directors, the terms and performance goals applicable to incentive plan awards, and analysis with respect to specific projects and information regarding trends and competitive practices. Pay Governance also meets with the Talent and Compensation Committee members without management present. The Talent and Compensation Committee annually conducts an independence assessment of its advisors, including Pay Governance, consistent with NYSE listing standards and SEC rules governing our proxy disclosure.
Competitive Positioning

1.Market Data for Compensation Comparison
Annually, the Talent and Compensation Committee reviews:
•published and private compensation survey data analyzed and provided by Pay Governance;
•both utility and general industry data to help determine total direct compensation (base salary, annual and long-term incentive) for non-industry specific roles; and
•data from utility companies to help determine total direct compensation for management roles that are utility-specific, such as Group President, Utility Operations.

2. How the Talent and Compensation Committee Uses Market Data
The Talent and Compensation Committee uses this survey data to develop compensation opportunities that are designed to deliver total direct compensation within a targeted range of approximately the 50th percentile of the surveyed companies in the aggregate. In general, compensation levels for an executive officer who is new to a position tend to be closer to the market 25th percentile of surveyed companies, while seasoned executive officers whose experience and skillset are viewed as critical to retain may be positioned at or somewhat above the market median.

3. Proxy Peer Group
Although the survey data described above is the primary data used in benchmarking compensation, the Talent and Compensation Committee used compensation information from the companies included in the Philadelphia Utility Index to evaluate the overall reasonableness of the Company’s executive compensation programs and to determine relative TSR performance levels for the 2023 – 2025 PUP performance period.

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The Talent and Compensation Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR performance levels because the companies included in this index, in the aggregate, are viewed as comparable to the Company in terms of business and scale.
The Talent and Compensation Committee approved the 2023 compensation model and framework based on compensation information from the companies included in the Philadelphia Utility Index as of December 31, 2022, which were:

AES Corporation	Edison International
Ameren Corporation	Eversource Energy
American Electric Power Co. Inc.	Exelon Corporation
American Water Works Company, Inc.	FirstEnergy Corporation
CenterPoint Energy Inc.	NextEra Energy, Inc.
Consolidated Edison Inc.	Pinnacle West Capital Corporation
Constellation Energy Corporation	Public Service Enterprise Group Inc.
Dominion Energy, Inc.	Southern Company
DTE Energy Company	WEC Energy Group, Inc.
Duke Energy Corporation	Xcel Energy Inc.
2023 Compensation Structure and Incentive Metrics
In 2023, our executive compensation programs consisted of base salary and annual and long-term incentives as outlined in the table below:

Compensation Element	Form	Objective	Metrics / Performance Period
Base Salary	Cash	Provides a base level of competitive cash compensation for executive talent.	N/A
Annual Incentive Program Awards	Cash
Motivates and rewards executives for performance on both key financial and non-financial measures during the year; designed to incentivize behaviors that serve our stakeholders – customers, employees, communities and owners.
•ETR Tax Adjusted EPS •Safety •Customer NPS •DIB •Environmental Stewardship Measured over a one-year performance period
PUP Awards	Equity
Provides market competitive compensation designed to retain skills and knowledge while increasing our executives’ ownership in the Company further enhancing their focus on driving continuous improvement in operational results to the benefit of all stakeholders. Designed to focus our executives on driving utility growth, building long-term shareholder value, and a strong balance sheet.
•Relative TSR •Adjusted FFO/Debt Ratio Measured over a 3-year performance period

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Compensation Element	Form	Objective	Metrics / Performance Period
Stock Options	Equity
Enhances management’s focus on driving continuous improvement in operational results to the benefit of all stakeholders. Designed to align interests of management with long-term shareholder value as demonstrated by increases in our share price, provide market competitive compensation, retain talent and increase management’s ownership in the Company.
Share price appreciation with 3-year pro rata vesting
Restricted Stock	Equity
Enhances management’s focus on driving continuous improvement in operational results to the benefit of all stakeholders. Designed to provide market competitive compensation, retain talent, and increase management’s ownership in the Company.
Service-based with 3-year pro rata vesting
2023 Compensation Decisions
Base Salary
The salary for each NEO is based on the outcome of an annual merit review, results of the annual market assessment of NEO compensation as provided by the Talent and Compensation Committee’s independent compensation consultant, the need to retain an experienced team, job promotion, individual performance, scope of responsibility, leadership skills and values, current compensation and internal equity. The Talent and Compensation Committee considers changes in the base salaries of our NEOs annually and, in 2023, Messrs. Brown, Norgeot and West received compensation increases of approximately 4% in their base salary, which were effective April 1st, and were based on the factors discussed above. Ms. Fontan and Mr. Marsh did not receive merit increases in 2023 as each had received merit increases in November 2022 in connection with their promotions to their current positions.
The following table sets forth the 2022 and 2023 year-end base salaries for our NEOs.

NEO	2022 Base Salary	2023 Base Salary
Andrew S. Marsh	$1,100,000	$1,100,000
Kimberly A. Fontan	$625,000	$625,000
Marcus V. Brown	$732,021	$761,302
Peter S. Norgeot, Jr.	$575,000	$598,000
Roderick K. West	$776,434	$807,491
Annual Incentive Compensation
Our NEOs are eligible for annual incentive awards pursuant to the Executive Annual Incentive Program under our 2019 Omnibus Incentive Plan (2019 OIP). The maximum funding available for the annual incentive program is determined by the EAM performance measure. At the beginning of each year, after a review of the Company’s strategic plan, the Talent and Compensation Committee engages in a rigorous process to determine the financial and non-financial measures and the targets for each measure that will be used to determine the EAM. The Talent and Compensation Committee also annually establishes target opportunities for each NEO.
The 2023 target opportunities for each of the NEOs remained at the same level as those established for 2022 or, in the case of Mr. Marsh and Ms. Fontan, remained at the same level as those established in 2022 in conjunction with their promotions.

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Each January, after the end of the fiscal year, the Finance and Talent and Compensation Committees jointly review the Company’s results, and the Talent and Compensation Committee determines the EAM based on the level of achievement of the performance measures established. The Talent and Compensation Committee retains discretion to modify the EAM based on its assessment of the degree of management’s success in achieving the Company’s strategic objectives during the year taking into account the business and operating environment.
Individual executive officer awards are determined based on the Talent and Compensation Committee’s consideration of each executive officer’s role in executing the Company’s strategies and delivering the financial and operational performance achieved, but also the individual’s accountability for any challenges and achievements the Company experienced during the year.
2023 Annual Incentive Program Performance Measures and Methodology
For 2023, and consistent with the 2022 program design, the Talent and Compensation Committee decided that the EAM would be based on both financial and non-financial measures, with the financial measure weighted 60% and the four non-financial measures each weighted 10%. Targets and ranges of performance were established for each of the measures, with no payout for results less than the designated minimum, a 25% payout opportunity for results at the minimum, a 100% payout opportunity for results at target, and a 200% payout opportunity for results equal to or exceeding the maximum. Payout opportunities for results between the minimum and maximum performance achievement levels were determined by straight line interpolation, with the EAM result being determined by the weighted average of the payouts determined for each of the performance measures.
Annual Incentive Program Financial Measure and Target
For the EAM financial measure, the Talent and Compensation Committee decided to use ETR Tax Adjusted EPS, a non-GAAP financial measure. This measure is based on the Company’s Adjusted EPS, a non-GAAP financial measure which is the earnings measure by which we provide external guidance, and excludes the effects of certain adjustments, which are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. ETR Adjusted EPS is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations; (ii) resolutions during the year of certain unresolved regulatory litigation matters; (iii) unrealized gains or losses on equity securities; (iv) effects of income tax law changes; and (v) any adjustments to contributions to pension investments or trusts related to post-retirement benefits that are elective and deviate from original plan assumptions (collectively, the Pre-Determined Exclusions). The Talent and Compensation Committee determined that target performance for this metric would equal management’s expectation for the Company’s Adjusted EPS as reflected in its financial plan, or $6.70 per share, with minimum performance determined to be $6.35 per share and maximum performance equal to $7.05 per share.
ETR Tax Adjusted EPS was used as the financial measure for the EAM because:
•It is based on an objective financial measure that we and our investors consider to be important in evaluating our financial performance.
•It is based on the same measure we use for internal and external financial reporting.
•It provides both discipline and transparency.
The Talent and Compensation Committee considered it appropriate to use ETR Tax Adjusted EPS, which adds back 50% of the net effect of significant tax strategy items that may have been excluded from ETR Adjusted EPS, as the earnings measure because of the significant financial impact to the Company resulting from such tax strategy items. The Talent and Compensation Committee also considered, both at the time it chose ETR Tax Adjusted EPS as the EAM financial measure and when it established the targets for this measure, the appropriateness of excluding the effect of each of the

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specific Pre-Determined Exclusions it had identified from the financial measure. It viewed the exclusion of major storms as appropriate because although the Company includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane, given management’s inability to control or predict acts of nature. The Talent and Compensation Committee considered the exclusion of the effects of any unanticipated changes in federal income tax law to be appropriate because of the inability of management to impact those results. It approved the exclusion of elective adjustments to Company contributions to pension and post-retirement benefit plan trusts because such elective adjustments are not viewed as reflective of the underlying performance of the business. The Talent and Compensation Committee approved the other Pre-Determined Exclusions from reported results — for the impact of certain legacy unresolved regulatory litigation and unanticipated unrealized gains and losses on securities — primarily because of management’s inability to influence either of the related outcomes.
Annual Incentive Program Non-Financial Measures and Targets
To demonstrate Entergy’s strong commitment to creating long-term, sustainable value for its key stakeholders – customers, communities, employees and owners – and to link executive compensation to successful execution on those strategies, the Talent and Compensation Committee decided to use the measures described below to collectively determine 40% of the EAM, with each measure weighted at 10%. These measures were selected because the Talent and Compensation Committee considered them to represent key measures of the Company’s success in advancing strategies to create sustainable value for its stakeholders that may not be fully captured in its financial results. The non-financial performance measures remained fundamentally consistent with the measures used in the 2022 annual incentive program.
Following is a summary description of each of these measures, including the metric or methodology used for determining the level of achievement and the rationale for each of the selected measures:

Measure	Metrics and Targets	Rationale
Safety
Quantitative safety metric based on rate of serious injuries and fatalities per 100 employees or contractors (SIF rate). Minimum performance = second quartile, target = top quartile, and maximum performance = top decile of published Edison Electric Institute (EEI) member SIF rate data as published in 2023, with no payout in the event of any fatalities during the reporting year.
•Supports our goal of maintaining a safe and incident-free workplace for all of our employees and contractors.
Customer NPS
Quantitative customer NPS metric determined through a blind survey of residential and business customers who are asked how likely they are to recommend Entergy, on a scale of 1 to 10. The NPS is the percentage of promoters (scores 9-10) less the percentage of detractors (scores less than 6).
Residential: minimum performance = 0.5; target = 5; and maximum performance = 10.
Business: minimum performance = 21; target = 28; and maximum performance = 35.

•Incentivizes actions that drive positive customer outcomes (as measured through customer feedback) including impacts on reliability improvements, responsiveness, continuous improvement and innovation.
•Signals overall health and loyalty of our customer relationship.

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Measure	Metrics and Targets	Rationale
Diversity Inclusion and Belonging (DIB)
Overall qualitative assessment of quantitative and qualitative DIB key performance indicators assessed in areas of diversity, culture and commerce, informed by quantitative measures in the areas of female, racially and ethnically diverse representation in the employee population and in director and above placements, inclusive climate survey scores, and diverse supplier managed spend; progress on DIB initiatives; and responsiveness to emergent issues.

•Reinforces our commitment to be a fair and equitable work environment that is welcoming to all and allows us to attract and retain superb talent allowing us to execute on our strategy.
•Rewards progress toward meeting our commitment to develop and retain a workforce that reflects the rich diversity of the communities we serve, while maintaining our commitment to hiring the most qualified candidates.
•Drives an engaged workforce; customer-centric service and solutions; enhancement of owner value; and community partnerships.

Environmental Stewardship
Assessment of progress toward environmental commitments through quantitative and qualitative performance on publicly announced goals and other key initiatives. Goals set for 2023 included carbon dioxide emission rate and carbon-free energy capacity targets, advancement of our resilience strategy as demonstrated by regulatory filings made, approved and implemented, and customer engagement, electrification and emission reductions.

•Reinforces our commitment to long-term sustainability and a reduced impact on the environment, in particular by advancing our climate goals and commitments.
•Provides accountability for accelerating completion of our resilience investments and advancing our customer electrification initiatives.

In determining the targets to set for 2023, the Talent and Compensation Committee reviewed anticipated drivers and risks to the Company’s expectations for ETR Adjusted EPS for 2023 as set forth in the Company’s financial plan, as well as factors driving the strong financial performance achieved in 2022. The Talent and Compensation Committee noted that the proposed plan targets for ETR Tax Adjusted EPS reflected year-to-year growth in the core earnings measure underlying the annual incentive target consistent with the Company's stated objective of a steady, predictable ETR Adjusted EPS compound annual growth rate of 6%-8%. The Talent and Compensation Committee also considered the potential impact of a wide range of identified risks and opportunities and confirmed that both the financial and non-financial annual incentive targets reflected a reasonable balancing of such risks and opportunities and an appropriate degree of challenge. The goals were designed to be achievable, but also to require the strong coordinated performance of the management team.
2023 Annual Incentive Program Performance Assessment
In January 2024, the Finance and Talent and Compensation Committees jointly reviewed the Company’s financial and operational results and assessed management’s performance against the performance objectives and targets described above in order to determine the EAM. Based on the plan design and targets set at the beginning of the year and prior to any discretionary adjustments, the committees calculated the EAM to be 157%. The following table summarizes the annual incentive targets and performance results for 2023:

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Performance Measure	Targets and Results
	Weighting	Minimum	Target	Maximum	2023 Results	Level of Achievement
ETR Tax Adjusted EPS ($)	60%	6.35	6.70	7.05	8.83[1]	200%
Safety (SIF rate)	10%	0.09	0.04	0.02	0.03[2]	150%
Customer NPS	10%	Residential: 0.5 Business: 21	Residential: 5 Business: 28	Residential: 10 Business: 35	Residential: -4.5 Business: 17	—%
DIB	10%	Qualitative assessment[3]				110%
Environmental Stewardship	10%	Qualitative assessment[3]				105%
Calculated EAM[4]	100%	25%	100%	200%		157%
1See Appendix A for information regarding GAAP and non-GAAP financial measures.
22023 SIF results were 0.03 for employees and 0.03 for contractors. The employee and contractor targets and results were averaged to arrive at target and reported results. The 2023 target was top quartile employee SIF performance among electric utilities for 2023, as reported by EEI, the maximum was top decile performance, and the minimum was 2nd quartile performance.
3This qualitative assessment is informed by quantitative measures and is discussed below.
4Reflects the EAM as a percentage of target and as calculated in accordance with the annual incentive program prior to the Talent and Compensation's discretionary adjustment noted earlier in this CD&A and discussed further below.
In assessing 2023 performance, the Finance and Talent and Compensation Committees reviewed management’s performance under each of the performance measures referenced above. In assessing financial performance, the committees evaluated various factors explaining how the 2023 ETR Tax Adjusted EPS result compared to the 2023 business plan and annual incentive target set in January 2023. ETR Tax Adjusted EPS exceeded the ETR Tax Adjusted EPS target of $6.70 per share by $2.13. This outperformance resulted in part from the fact that ETR Adjusted EPS exceeded the midpoint of the guidance set at the beginning of the year by $0.07 per share. The ETR Tax Adjusted EPS result also reflected a positive adjustment of $2.13 to ETR Adjusted EPS for 50% of the net benefit of tax strategy items impacting net income which had been excluded from ETR Adjusted EPS, as well as a negative adjustment of $0.07 to reflect the additional expense accrual that would be associated with funding the anticipated payouts to employees at a level commensurate with the calculated EAM.
In recognition of the substantial impact on the calculated EAM of the adjustment for 50% of the net benefit of tax strategy items for 2023 and the fact that those items did not produce any current year cash benefit, the Talent and Compensation Committee exercised its discretion to reduce the EAM from 157% to 138%. The Talent and Compensation Committee concluded that this result represented an appropriate recognition of management's strong performance over the course of 2023, including its important role in securing the significant tax benefits reflected in the tax strategy adjustment.
In assessing management’s 2023 performance on the non-financial measures, the Finance and Talent and Compensation Committees noted that the DIB and Environmental Stewardship measures were qualitative measures that were informed in each case by certain quantitative measures. In each area, the committees reviewed certain key performance indicators and assessed progress on strategies and initiatives that had been identified at the beginning of the performance period as important to achieving the Company’s strategic objectives.

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The following chart provides selected performance milestones and highlights considered as part of the assessments of the DIB and Environmental Stewardship measures.

Performance Measure	2023 Developments
DIB Level of Achievement 110%
•Increased representation of women and underrepresented racial and ethnic groups in the employee population and at the director level and above in management from 2022
•Held the "All In" five-month cohort development experience to increase inclusive leadership behaviors at all levels for the second year in a row, with over 200 employees in attendance
•Inclusive climate score increased from third quartile in 2022 to second quartile, with increases in all outcomes and continuing to score first quartile in our areas of focus (such as mentorship and idea integration)
•Launched an enterprise-wide historically black colleges and universities (HBCU) strategy with a differentiated Power of Prosperity Generational Wealth pilot, providing 1,500 freshmen students from Dillard University, Southern University, and Xavier University with $100 seeded investment accounts along with financial aid counseling / case management for students and families
•Entergy's Employee Resource Groups (ERGs) placed fifth in the Enterprise-Wide ERG category of the Diversity Impact Awards during the 2023 Global ERG Summit; LeadERG placed second in the Top 25 ERG Award category
•Received Top Workplace Awards from Times-Picayune and Houston Chronicle for New Orleans and Texas, respectively
•Received for the sixth consecutive year the U.S. Department of Labor Platinum Vets Medallion Award for veteran talent pipeline development, recruitment, retention and a Veteran's ERG
•Named on Forbes' Best Employers for Diversity List for 2023; Newsweek's America's Greatest Workplaces for 2023; Time's World's Best Companies for 2023; and Black Enterprise's Best Companies for DEI
•Decreased diverse supplier managed spend from 2022 levels

Environmental Stewardship Level of Achievement 105%
•CO2 emission rate initially projected at slightly better than the emission rate representing minimum performance, or 676 lbs/MWh; subsequently determined to be worse than minimum performance with an emission rate of 694 lbs/MWh, with the increased rate from 2022 partially attributable to higher summer load served by fossil fuel and coal generation due to extreme heat and adjustments in the energy mix based on generation resource availability
•23% carbon-free energy capacity, which is maximum performance
•Initiated efforts and made fundamental progress on most of the targeted, resilience-related objectives of the New Orleans and Louisiana operating companies, including:
•Entergy New Orleans filed its definitive accelerated resilience plan with the City Council of New Orleans for approval
•Entergy Louisiana filed its accelerated resilience plan with the Louisiana Public Service Commission for approval
•Developed implementation plan for Entergy’s 2023 commercial and industrial growth objectives
•Executed on continued outreach to customers and commercial plan development for customer growth objectives
•Demonstrated significant progress toward serving expected customer growth, such as through execution of various agreements with key customers and partners

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In addition to the foregoing financial and non-financial results, the Talent and Compensation Committee considered each NEO's degree of success in achieving various strategic, operational and regulatory objectives and in overcoming certain challenges that arose in the business during the course of the year.
Under the annual incentive program, each NEO could earn a payout ranging from 0% to 200% of the NEO’s target opportunity, subject to the overall funding limitation determined by the EAM. To determine individual NEO annual incentive program awards, the Talent and Compensation Committee considered individual performance in executing on the Company’s strategies and delivering the strong financial performance and operational successes achieved in 2023, as well as the executive’s success in achieving individual goals within the executive’s scope of responsibilities. The committee also considered certain challenges the Company experienced during the year and each officer’s accountabilities and accomplishments in addressing those challenges.
With these considerations in mind, the Talent and Compensation Committee approved the following annual incentive payouts to each of the NEOs, ranging from 120% to 156% of target.

NEO	Year-End Base Salary	Target as Percentage of Year-End Base Salary	2023 Target Award	Payout as Percentage of Target	2023 Annual Incentive Award
Andrew S. Marsh	$1,100,000	120%	$1,320,000	138%	$1,821,600
Kimberly A. Fontan	$625,000	75%	$468,750	138%	$646,875
Marcus V. Brown	$761,302	80%	$609,041	156%	$950,104
Peter S. Norgeot, Jr.	$598,000	75%	$448,500	138%	$618,930
Roderick K. West	$807,491	80%	$645,993	120%	$775,192
Long-Term Incentive Compensation
Overview
Long-term incentive compensation delivered in shares of Entergy stock represents the largest portion of executive officer compensation. We believe the combination of long-term incentives we employ provides a compelling performance-based compensation opportunity, is effective at retaining our strong senior management team, and aligns the interests of our executive officers with the interests of our shareholders and customers by enhancing our executive officers' focus on the Company’s long-term goals.
For each NEO, a dollar value is established to determine the NEO’s long-term incentive award target. The target award value for each NEO is determined based on market median compensation data for the officer’s role, adjusted to reflect individual performance and internal equity. In the case of Mr. Marsh and Ms. Fontan, their target long-term incentive awards increased as compared to the prior year to reflect their promotions and the market data for their new roles.
2023 Long-Term Incentive Program Awards
In January 2023, the Talent and Compensation Committee approved the 2023 long-term incentive award amounts for each NEO. This amount was then converted into the number of performance units, stock options and shares of restricted stock granted to each NEO based on an allocation of 60% performance units, 20% stock options and 20% restricted stock.

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NEO	Long-Term Incentive Grant Date Value (as of January 26, 2023)	2023 – 2025 Target PUP Performance Units	Stock Options	Shares of Restricted Stock
Andrew S. Marsh	$6,379,927	30,895	60,815	11,616
Kimberly A. Fontan	$1,440,733	6,977	13,733	2,623
Marcus V. Brown	$1,516,828	7,345	14,459	2,762
Peter S. Norgeot, Jr.	$1,497,306	7,251	14,272	2,726
Roderick K. West	$1,913,023	9,264	18,235	3,483

All the performance units, shares of restricted stock and stock options granted to our NEOs in 2023 were granted pursuant to the 2019 OIP. The 2019 OIP requires a “double trigger,” meaning both a change in control of the Company and an involuntary job loss without cause or a resignation by the NEO for good reason within 24 months following the change in control (a “double trigger”), for the acceleration of these awards upon a change in control.
2023 Long-Term Incentive Award Mix
Long-Term Performance Units
Our executive officers are issued performance unit awards under our PUP with payout opportunities established by the Talent and Compensation Committee at the beginning of each three-year performance period.
The PUP specifies minimum, target and maximum performance levels, the achievement of which determines the number of performance units that may be earned by each participant. For the 2023 – 2025 PUP performance period, the Talent and Compensation Committee decided to continue to use two performance measures to determine PUP awards and chose the performance measures and targets set forth below, which were the same measures as used in the 2022-2024 PUP performance period.
2023 – 2025 PUP Performance Period: Measures and Goals

Performance Measures[1]	PUP Measure Weight	Goals[2]
Relative TSR	80%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Percentile Maximum (200%) – Top Quartile
Adjusted FFO/Debt Ratio[3]	20%	Minimum (25%) – 14.0% Target (100%) – 2023: 14.5%; 2024: 15.0%; 2025: 15.0% Maximum (200%) – 2023: 15.5%; 2024: 16.0%; 2025: 16.0%
1Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level with respect to the applicable performance measure, and payouts capped at the maximum achievement level with respect to the applicable performance measure.
2There is no payout if the TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and the FFO/Debt Ratio is below the minimum achievement level.
3The Adjusted FFO/Debt Ratio, a non-GAAP financial measure, is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions to (ii) total consolidated debt, excluding outstanding or pending securitization debt.

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The Adjusted FFO/Debt Ratio is evaluated on an annual basis against the target set for each year. The annual results are converted into payout percentages based on the annual minimum, target and maximum targets, and those percentages are then averaged to determine the Adjusted FFO/Debt Ratio payout percentage. The calculated PUP result will then be adjusted by ±10 basis points for a change in Entergy Corporation’s corporate credit outlook and ±20 basis points for an upgrade or downgrade in the corporate credit rating for Entergy Corporation. The maximum increase or decrease from adjustments made under this modifier is 20 basis points, and performance may not be reduced below zero or increased beyond 200%.
Performance Measures
Relative TSR:
•The Talent and Compensation Committee chose relative TSR as a performance measure because it reflects the Company’s creation of shareholder value relative to other electric utilities included in the Philadelphia Utility Index over the performance period. By measuring performance in relation to an industry benchmark, this measure is intended to isolate and reward management for the creation of shareholder value that is not driven by events that affect the industry as a whole.
•Minimum, target and maximum performance levels are determined by reference to the ranking of Entergy’s TSR in relation to the TSR of the companies in the Philadelphia Utility Index. The Talent and Compensation Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR because the companies included in this index, in the aggregate, are viewed as comparable to the Company in terms of business and scale.
Adjusted FFO/Debt Ratio:
•To emphasize the importance of strong credit for the long-term health of our business, for the 2023 – 2025 PUP performance period we used the Adjusted FFO/Debt Ratio credit measure.
•The Talent and Compensation Committee decided to use this measure because it emphasizes financial stability, noting that a financially healthy utility creates the capacity to make investments on behalf of customers, addresses the needs of our communities, provides low-cost access to capital markets, and promotes employee confidence.
•To further underscore the importance of this measure, the calculated PUP result will be adjusted as described above for a change in Entergy Corporation’s corporate credit outlook and corporate credit rating.
Stock Options and Restricted Stock
We grant stock options and shares of restricted stock as part of our long-term incentive award mix because they align the interests of our executive officers with long-term shareholder value, provide competitive compensation, and increase our executives’ ownership in our common stock. Generally, stock options are granted annually on a pre-established schedule with a maximum term of ten years and vest one-third on each of the first three anniversaries of the date of grant. The date of grant for annual equity award grants is the date of the Talent and Compensation Committee meeting at which they are approved, which is regularly scheduled each year in late January or the first week of February. The Talent and Compensation Committee does not take material nonpublic information into account when determining the timing and terms of option awards. The exercise price for each option granted in January 2023 was $108.47, which was the closing price of Entergy’s stock on the date of grant. Shares of restricted stock vest one-third on each of the first three anniversaries of the date of grant, are paid dividends which are reinvested in shares of Entergy stock, and have full voting rights. The dividend reinvestment shares are subject to forfeiture similar to the terms of the original grant.

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Payouts for the 2021 – 2023 PUP Performance Period
In December 2020, the Talent and Compensation Committee chose relative TSR and Adjusted FFO/Debt Ratio as the performance measures for the 2021 – 2023 PUP performance period, with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%. The payout was determined based on the achievement of the following performance goals established for both performance measures by the committee at the beginning of the performance period:

2021 – 2023 PUP Performance Period: Measure and Goals
Performance Measures[1]	PUP Measure Weight	Payout[2]
Relative TSR	80%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Maximum (200%) – Top Quartile
Adjusted FFO/Debt Ratio [3]	20%	Minimum (25%) – 14.5% Target (100%) – 15.5% Maximum (200%) – 17.0%
1Payouts for performance between achievement levels are calculated using straight-line interpolation. There is no payout for performance below the minimum achievement level and payouts are capped for at 200% performance at or above the maximum achievement level.
2There is no payout if the TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and the FFO/Debt Ratio is below the minimum achievement level.
3The Adjusted FFO/Debt Ratio, a non-GAAP financial measure, is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions to (ii) total consolidated debt, excluding outstanding or pending securitization debt. The Adjusted FFO/Debt Ratio is evaluated on an annual basis against the target set for each year. The annual results are converted into payout percentages based on the annual minimum, target and maximum targets, and those percentages are then averaged to determine the Adjusted FFO/Debt Ratio payout percentage.
In January 2024, the Talent and Compensation Committee reviewed the Company’s Relative TSR and Adjusted FFO/Debt Ratio for the 2021 – 2023 PUP performance period in order to determine the payout to participants based upon the performance measures and range of potential payouts for the 2021 – 2023 PUP performance period as provided above. The Talent and Compensation Committee compared the Company’s TSR against the TSR of the companies that were included in the Philadelphia Utility Index as of the last day of the year preceding the beginning of the three-year performance period, which were:

AES Corporation	Eversource Energy
Ameren Corporation	Exelon Corporation
American Electric Power Co. Inc.	FirstEnergy Corporation
American Water Works Company, Inc.	NextEra Energy, Inc.
CenterPoint Energy Inc.	Pinnacle West Capital Corporation
Consolidated Edison Inc.	PG&E Corporation
Dominion Energy, Inc.	Public Service Enterprise Group Inc.
DTE Energy Company	Southern Company
Duke Energy Corporation	Xcel Energy, Inc.
Edison International

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As recommended by the Finance Committee, the Talent and Compensation Committee concluded that the Company’s Relative TSR for the 2021 – 2023 PUP performance period was in the second quartile, resulting in an achievement level of 115% of target, and that the Adjusted FFO/Debt Ratio was 10.74% for 2021, 14.30% for 2022 and 16.95% for 2023, resulting in an achievement level of 66% of target. These results yielded an overall payout of 105% of target for the NEOs.

NEO	2021 – 2023 Target PUP Performance Units	Number of Shares Issued[1]	Value of Shares Actually Issued[2]	Grant Date Fair Value[3]
Andrew S. Marsh[4]	20,866	23,917	$2,364,435	$2,248,645
Kimberly A. Fontan[4]	4,179	4,777	$472,254	$450,354
Marcus V. Brown	8,784	10,344	$1,022,608	$946,617
Peter S. Norgeot, Jr.[4]	6,479	7,506	$742,043	$698,216
Roderick K. West	10,727	12,632	$1,248,800	$1,156,006
1Includes accrued dividends.
2Value determined based on the closing price of our common stock on January 18, 2024 ($98.86), the date the Talent and Compensation Committee certified the 2021 – 2023 performance period results.
3Represents the aggregate grant date fair value calculated in accordance with applicable accounting rules.
4Mr. Marsh, Ms. Fontan and Mr. Norgeot each experienced a change in officer status in 2022, and accordingly, their target award opportunity was increased in 2022 for the 2021 – 2023 performance period. The targeted PUP units for Mr. Marsh, Ms. Fontan and Mr. Norgeot for the 2021 – 2023 performance period were increased from 11,706 to 20,866, from 2,184 to 4,179, and from 4,765 to 6,479, respectively, in connection with their promotions.
Health, Welfare, Retirement and Other Benefit Elements
Entergy’s NEOs are eligible to participate in or receive the following benefits:

Plan Type	Description
401(k)	Company-sponsored 401(k) Savings Plan that covers a broad group of employees and provides for an employer matching contribution.
Health & Wellness Benefits
Medical, dental and vision coverage, health care and dependent care reimbursement plans, life and accidental death and dismemberment insurance, business travel accident insurance, and basic long-term disability insurance.
Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the NEOs as for the broad employee population.

2023 Perquisites
Corporate aircraft usage and annual mandatory physical exams. The NEOs do not receive tax gross ups on any benefits, except for certain relocation benefits.
For additional information regarding perquisites, see the “All Other Compensation” column in the 2023 Summary Compensation Table.

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Plan Type	Description
Relocation Benefits
The Company provides relocation benefits to a broad base of employees who are required to relocate at the request of the Company, which include assisting with moving expenses, transportation of household goods and in certain circumstances, assistance with the sale of the employee's existing home.
Mr. Norgeot received relocation benefits in 2023 in connection with his promotion to Executive Vice President and Chief Operating Officer pursuant to the Company's relocation policy. If Mr. Norgeot separates from the Company prior to the two-year anniversary of his promotion, certain of Mr. Norgeot's relocation benefits are subject to repayment to the Company.

Deferred Compensation	The NEOs are eligible to defer up to 100% of their base salary and annual incentive awards into the Company-sponsored Executive Deferred Compensation Plan. As of December 31, 2023, none of the NEOs have deferred any amounts under this plan.
Retirement Plans
Company-sponsored plans:
•Entergy Retirement Plan – a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014. As used in this Proxy Statement, “Entergy Retirement Plan” refers to the final average pay defined benefit pension plan benefit provided to eligible employees pursuant to the Entergy Corporation Retirement Plan for Non-Bargaining Employees.
•Cash Balance Plan – a tax-qualified cash balance defined benefit pension plan that covers a broad group of employees hired on or after July 1, 2014 and before January 1, 2021. Effective January 1, 2022, the Cash Balance Plan was merged with and into the Entergy Retirement Plan as Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees, while maintaining the same cash balance pension benefit formula. As used in this Proxy Statement, “Cash Balance Plan” refers to the cash balance defined benefit pension plan benefit provided to eligible employees pursuant to Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees.
•Pension Equalization Plan (PEP) – a non-qualified pension restoration plan for certain highly compensated non-bargaining employees who participate in the Entergy Retirement Plan.
•Cash Balance Equalization Plan (CBEP) – a non-qualified restoration plan for a select group of management or highly compensated employees who participate in the Cash Balance Plan.
•System Executive Retirement Plan (SERP) – a legacy non-qualified supplemental retirement plan for a select group of individuals who became executive officers before July 1, 2014.
See “2023 Pension Benefits” section of this Proxy Statement for additional information regarding the operation of the plans described above. Mr. Norgeot is the only NEO that participates in the Cash Balance Plan and the CBEP and he does not participate in any of the other plans described above. The remaining NEOs participate in the Entergy Retirement Plan and in the PEP and/or SERP. NEOs who participate in both the SERP and the PEP would receive the greater of the benefit under the SERP or the PEP upon their termination of employment.

Executive Disability Plan	This plan pays eligible individuals a supplemental long-term disability (LTD) benefit if they are disabled and receiving LTD benefits from the broad-based LTD Plan. The benefit payable under this plan is equal to 65% of the difference between their annual base salary and the annual base salary that produces the maximum disability payment under our broad-based LTD plan, which is $15,000.

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Executive Officer Compensation
We provide these benefits to our NEOs as part of our effort to provide competitive executive compensation programs and because we believe these benefits are important retention and recruitment tools since many of the companies with which we compete for executive talent provide similar arrangements to their senior executive officers.
Severance and Retention Arrangements
The Talent and Compensation Committee believes that retention and transitional compensation arrangements are an important part of overall compensation, as they help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Talent and Compensation Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which we compete for executive talent have similar arrangements in place for their senior employees.
To achieve these objectives, we have established a System Executive Continuity Plan (Continuity Plan) under which each of the NEOs are entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated without cause or if the officer resigns for good reason, in each case, in connection with a change in control of the Company. We strive to ensure that the benefits and payment levels under the Continuity Plan are consistent with market practices. Our executive officers, including the NEOs, are not entitled to any tax gross up payments on any severance benefits received under this plan. For more information regarding our severance arrangements, see “Potential Payments Upon Termination or Change in Control.”
Risk Mitigation and Other Pay Practices
We strive to ensure that our compensation philosophy and practices are in line with the best practices of companies in our industry as well as other companies in the S&P 500. Some of these practices include the following:
Recoupment of Compensation (Clawback Provisions)
In October 2023, the Talent and Compensation Committee approved and recommended that the Board adopt an amended and restated clawback policy to comply with the final rules required by the SEC and the NYSE (the "new clawback rules"). On October 27, 2023, the Board adopted the amended and restated policy regarding the recoupment of certain compensation (the "Clawback Policy"), with an effective date of October 2, 2023. Any incentive compensation award granted or paid on or after this effective date is subject to the terms of the Clawback Policy.
The Clawback Policy updates the Company's prior clawback policy to comply with the new clawback rules and incorporate the terminology of the new clawback rules, but retains the provisions of the prior clawback policy that were more stringent than the new clawback rules, including:
•Mandatory recoupment of incentive compensation for a material miscalculation of a performance measure, regardless of whether it results in a financial restatement;
•Recoupment of incentive compensation received by an executive officer in respect of the 3-year lookback period, regardless of whether the recipient was an executive officer at the time of receipt of the incentive compensation or during the performance period to which it relates;
•A broader definition of incentive compensation that includes compensation based on attainment of market performance metrics, as well as financial reporting measures; and
•Discretionary recoupment of some or all incentive compensation if an executive officer engages in fraud resulting in a financial restatement or material miscalculation of a performance measure.
Under our amended and restated clawback policy, the Company will seek reimbursement of certain compensation from current or former executive officers subject to Section 16 of the Exchange Act (Section 16), including all of the NEOs, where:

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•the Company is required to restate its financial statements due to noncompliance with any financial reporting requirement under securities laws; or
•there is a material miscalculation of a performance measure related to incentive compensation, regardless of whether the Company’s financial statements are restated.
In addition, the Company may seek reimbursement of certain compensation from current or former executive officers subject to Section 16, including all of the NEOs, if the Board determines that such executive officer engaged in fraud that resulted in either a restatement of the Company’s financial statements or a material miscalculation of a performance measure relative to incentive compensation.
Our clawback policy applies to incentive compensation, including cash or equity-based bonus or incentive or profit-sharing awards paid in respect of the three-year period prior to the year in which the Company is required to prepare such restatement or in respect of the three-year period preceding the material miscalculation. The amount required to be reimbursed is equal to the excess of the gross incentive payment actually paid over the gross payment that would have been paid if the original payment had been determined based on the restated financial results or correct calculation. The Company may enforce all or part of any executive officer’s repayment obligation under the policy by reducing any amounts that may be owed from time-to-time by the Company or any of its subsidiaries to such individual, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason. In addition, we will seek to recover any compensation received by our Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under the Sarbanes-Oxley Act of 2002 following a material restatement of our financial statements.
In addition to the above-described recoupment policy, in January 2024, the Board adopted an additional discretionary recoupment policy applicable to all officers of Entergy System companies officers, including the NEOs, that allows recoupment of incentive compensation from an officer who engages in certain detrimental conduct, including (i) commission of a felony or other crime that affects the officer’s ability to perform their duties, (ii) fraud in contravention of the officer’s duties to the enterprise, (iii) unauthorized disclosure of confidential or proprietary information of an Entergy System company or material violation of a material written Entergy System company policy or material agreement between the officer and an Entergy System company in either case that results in, or could have resulted in, termination for cause as defined in the 2019 OIP or that results in significant financial or operational loss, or significant reputational harm to the Company; and (iv) other conduct that the officer knew or should have known could result in termination for cause as defined in the 2019 OIP (regardless whether it does) and that results in significant financial or operational loss or significant reputational harm to the Company. The new discretionary recoupment policy for detrimental conduct applies to all incentive compensation, including time-based awards, and allows for the claw back of compensation received after the detrimental conduct and within the three-year period preceding the detrimental conduct, provided the recoupment efforts are commenced within five years after the detrimental conduct and before a change in control. The additional discretionary recoupment policy applies to detrimental conduct committed on or after January 26, 2024, the effective date of the additional discretionary recoupment policy.
Stock Ownership Guidelines and Share Retention Requirements
We require our NEOs to own our stock to further align their interests with our shareholders’ interests. Stock ownership levels are achieved through ownership of any Entergy shares held by the officer, including shares held in the 401(k) plan, restricted stock, and dividends earned on restricted shares during the period of restriction. Performance units held under the PUP and stock options, whether vested or unvested, do not count toward achievement of stock ownership levels. Annually, the Talent and Compensation Committee monitors the executive officers’ compliance with these guidelines with all of the NEOs in compliance with the applicable ownership guidelines at the time of the annual review. Our ownership guidelines are as follows:

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Executive Officer Compensation

Role	Value of Common Stock to be Owned
Chief Executive Officer	6 x base salary
Executive Vice Presidents	3 x base salary
Senior Vice Presidents	2 x base salary
Vice Presidents	1 x base salary
Further, to facilitate compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:
•all net after-tax shares paid out under our PUP;
•all net after-tax shares of our restricted stock and all net after-tax shares received upon the vesting of restricted stock units; and
•at least 75% of the after-tax net shares received upon the exercise of Company stock options.
Trading Controls
Executive officers, including the NEOs, are required to receive permission from the Company’s General Counsel or his designee prior to entering into any transaction involving Company securities, including gifts, other than an exercise of employee stock options that is not funded through a sale in the market. Trading is generally permitted only during specified open trading windows beginning shortly after the release of earnings. Employees who are subject to trading restrictions, including the NEOs, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans or any amendment to an existing plan may be entered into only during an open trading window and must be approved by the Company.
No Pledging / Hedging
We also prohibit our directors and executive officers, including the NEOs, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. We prohibit these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel. In addition, we prohibit our directors and executive officers, including the NEOs, from engaging in any hedging transactions with respect to Entergy securities.
Compensation Consultant Independence
Annually, the Talent and Compensation Committee reviews the relationship with its compensation consultant to determine whether any conflicts of interest exist that would prevent the consultant from independently advising the Talent and Compensation Committee. When assessing the independence of its current compensation consultant, Pay Governance, in 2023, the committee considered the following factors, among others:
•Pay Governance has policies in place to prevent conflicts of interest;
•No member of Pay Governance’s consulting team serving the Corporate Governance or Talent and Compensation Committees has a business relationship with any member of the committees or any of the Company’s executive officers;
•Neither Pay Governance nor any of its principals own any shares of our common stock; and
•The amount of fees paid to Pay Governance is less than 1% of Pay Governance’s total consulting income.
Based on these factors, the Talent and Compensation Committee concluded that Pay Governance is independent in accordance with SEC and NYSE rules and that no conflict of interest exists that would prevent Pay Governance from independently advising the committee.

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In addition, Pay Governance has agreed that it will not accept any engagement with management without prior approval from the Talent and Compensation Committee, and our Board has adopted a policy that prohibits a compensation consultant from providing other services to the Company if the aggregate amount for those services would exceed $120,000 in any year. During 2023, Pay Governance did not provide any services to Entergy other than the services it performed on behalf of the Talent and Compensation and Corporate Governance Committees, and it worked with Entergy’s management only as directed by those committees.
Annual Compensation Programs Risk Assessment
We monitor the risks associated with our executive compensation programs, as well as the components of our programs and individual compensation decisions, on an ongoing basis. In February 2024, the Talent and Compensation Committee reviewed the results of a study reviewing our compensation programs, including our executive compensation programs, to assess the risk arising from our compensation policies and practices. The committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Talent and Compensation Committee Report
The Talent and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
The Talent and Compensation Committee of the Entergy Board of Directors:

Karen A. Puckett, Chair	Gina F. Adams	John R. Burbank
Brian W. Ellis	Blanche L. Lincoln

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Executive Officer Compensation
Compensation Tables
2023 Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the NEOs for the fiscal year ended December 31, 2023, and, to the extent required by SEC disclosure rules, 2022 and 2021.

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name and Principal Position[1]	Year	Salary[2]	Stock Awards[3]	Option Awards[4]	Non-Equity Incentive Plan Compen-sation[5]	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings[6]	All Other Compen-sation[7]	Total	Total Without Change in Pension Value[8]
Andrew S. Marsh Chair of the Board and Chief Executive Officer	2023	$1,100,000	$5,159,370	$1,220,557	$1,821,600	$982,400	$89,281	$10,373,208	$9,390,808
	2022	$781,560	$4,598,890	$414,050	$960,700	$—	$106,560	$6,861,760	$6,861,760
	2021	$705,286	$1,650,645	$358,235	$906,143	$213,000	$56,018	$3,889,327	$3,676,327
Kimberly A. Fontan Executive Vice President and Chief Financial Officer	2023	$625,000	$1,165,112	$275,621	$646,875	$409,600	$31,860	$3,154,068	$2,744,468
	2022	$404,809	$1,034,293	$80,519	$379,688	$—	$29,720	$1,929,029	$1,929,029
Marcus V. Brown Executive Vice President and General Counsel	2023	$753,419	$1,226,636	$290,192	$950,104	$731,700	$77,328	$4,029,379	$3,297,679
	2022	$726,363	$1,144,238	$273,358	$761,302	$976,700	$93,793	$3,975,754	$2,999,054
	2021	$705,286	$2,738,613	$268,787	$852,840	$491,400	$60,135	$5,117,061	$4,625,661
Peter S. Norgeot, Jr. Executive Vice President and Chief Operating Officer	2023	$591,808	$1,210,867	$286,439	$618,930	$117,600	$222,462	$3,048,106	$2,930,506
Roderick K. West Group President, Utility Operations	2023	$799,130	$1,547,047	$365,976	$775,192	$204,800	$112,338	$3,804,483	$3,599,683
	2022	$770,432	$3,682,723	$402,025	$776,434	$—	$101,107	$5,732,721	$5,732,721
	2021	$748,087	$1,512,547	$328,247	$844,277	$77,500	$75,048	$3,585,706	$3,508,206
1No compensation information is provided for Ms. Fontan for 2021, as she was not included as a NEO in our proxy statement for our annual meeting of shareholders in 2022. No compensation information is provided for Mr. Norgeot for 2021 and 2022, as he was not included as a NEO in our proxy statement for our annual meetings of shareholders in 2022 and 2023.
2The amounts in column (c) represent the actual base salary paid to the NEOs in the applicable year. The 2023 changes in base salaries noted in the CD&A were effective in April 2023.
3The amounts in column (e) represent the aggregate grant date fair value of restricted stock, performance units, and restricted stock units granted under the 2019 OIP, each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of the restricted stock, restricted stock units and the portion of the performance units attributable to the Adjusted FFO/Debt Ratio measure is determined using the closing price of the Company’s common stock on the date of grant. The grant date fair value of the portion of the performance units attributable to relative TSR was measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. The performance units in the table are also valued based on the probable outcome of the applicable performance condition at the time of grant.

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The maximum value of shares that would be received if the highest achievement level is attained with respect to both the relative TSR and Adjusted FFO/Debt Ratio for performance units granted in 2023 are as follows: Mr. Marsh, $6,702,361; Ms. Fontan, $1,513,590; Mr. Brown, $1,593,424; Mr. Norgeot $1,573,032 and Mr. West, $2,009,732.
4The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the 2019 OIP calculated in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2023.
5The amounts in column (g) represent annual incentive award cash payments made pursuant to the Executive Annual Incentive Program under the 2019 OIP.
6The amounts in column (h) include the annual actuarial change in the present value of the NEOs’ benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. None of the increases for any of the NEOs are attributable to above-market or preferential earnings on non-qualified deferred compensation. See the 2023 Pension Benefits Table of this Proxy Statement.
7The amounts set forth in column (i) for 2023 include (a) matching contributions by the Company under the Savings Plan to each of the NEOs; (b) dividends paid on restricted stock and performance units when vested; (c) life insurance premiums; (d) tax reimbursements on relocation expenses; and (e) perquisites and other compensation as described below. The amounts are listed in the following table:

	Andrew S. Marsh	Kimberly A. Fontan	Marcus V. Brown	Peter S. Norgeot, Jr.	Roderick K. West
Company Matching Contribution – Savings Plan	$13,860	$13,860	$13,860	$19,800	$13,860
Dividends Paid on Vested Restricted Stock and PUP Awards	$62,421	$11,613	$48,042	$22,501	$55,542
Life Insurance Premiums	$7,737	$1,587	$11,484	$7,482	$7,482
Tax Reimbursements	$—	$—	$—	$48,428	$—
Perquisites and Other Compensation	$5,263	$4,800	$3,942	$124,251	$35,454
Total	$89,281	$31,860	$77,328	$222,462	$112,338
8The Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for the applicable year. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to the Company’s performance and are outside the control of the Talent and Compensation Committee.
Perquisites and Other Compensation
The amounts set forth in column (i) also include perquisites and other personal benefits that we provide to our NEOs as part of providing competitive executive compensation programs and for employee retention. The following perquisites were provided to the NEOs in 2023.

NEO	Personal Use of Corporate Aircraft	Executive Physical Exams	Relocation
Andrew S. Marsh		X
Kimberly A. Fontan		X
Marcus V. Brown		X
Peter S. Norgeot, Jr.		X	X
Roderick K. West	X	X

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Executive Officer Compensation
For security and business reasons, we permit our Chief Executive Officer to use our corporate aircraft for personal use at Company expense. Our other NEOs may use the corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. Annually, the Talent and Compensation Committee reviews the level of usage. We believe that permitting our officers to use a Company plane for limited personal purposes saves time and helps to ensure their safety and security while traveling, thereby benefiting our Company. The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to the Company for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. The only NEO who used our corporate aircraft for personal travel during 2023 was Mr. West. The aggregate incremental aircraft usage cost associated with Mr. West's personal use of the corporate aircraft was $32,773 for the fiscal year 2023. In addition, we require our executive officers who are members of the OCE to have a comprehensive annual physical exam at our expense.
Entergy also provides relocation benefits to a broad base of employees, which include assisting with moving expenses, transportation of household goods and in certain circumstances, assistance with the sale of the employee's existing home. In connection with his promotion to Executive Vice President and Chief Operating Officer, and in accordance with Entergy's relocation policies, we paid $124,251 in relocation expenses for Mr. Norgeot in 2023. The relocation assistance amount reported above represents the amount paid to Entergy’s relocation service provider or Mr. Norgeot, as applicable. If Mr. Norgeot separates from the Company prior to the two-year anniversary of his promotion, certain of Mr. Norgeot's relocation benefits are subject to forfeiture.
None of the other perquisites referenced above exceeded $25,000 for any of the other NEOs.

2023 Grants of Plan-Based Awards
The following table summarizes award grants during 2023 to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)
Name	Grant Date	Thresh-old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Under- lying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5]
(a)	(b)		(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Andrew S. Marsh	1/26/23	$—	$1,320,000	$2,640,000
	1/26/23				7,724	30,895	61,790				$3,899,382
	1/26/23							11,616			$1,259,988
	1/26/23								60,815	$108.47	$1,220,557
Kimberly A. Fontan	1/26/23	$—	$468,750	$937,500
	1/26/23				1,744	6,977	13,954				$880,595
	1/26/23							2,623			$284,517
	1/26/23								13,733	$108.47	$275,621
Marcus V. Brown	1/26/23	$—	$609,041	$1,218,082
	1/26/23				1,836	7,345	14,690				$927,042
	1/26/23							2,762			$299,594
	1/26/23								14,459	$108.47	$290,192
Peter S. Norgeot, Jr.	1/26/23	$—	$448,500	$897,000
	1/26/23				1,813	7,251	14,502				$915,178
	1/26/23							2,726			$295,689
	1/26/23								14,272	$108.47	$286,439
Roderick K. West	1/26/23	$—	$645,993	$1,291,986
	1/26/23				2,316	9,264	18,528				$1,169,246
	1/26/23							3,483			$377,801
	1/26/23								18,235	$108.47	$365,976

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1The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the annual incentive program. The actual amounts awarded are reported in column (g) of the 2023 Summary Compensation Table.
2The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the PUP. Performance under the PUP is measured using two performance measures—the Company’s TSR relative to the TSR of the companies included in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%. There is no payout under the program if the Company’s TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio is below the minimum performance goal. Subject to achievement of performance targets, each unit will be converted into one share of the Company’s common stock on the last day of the performance period for the 2023-2025 long-term PUP cycle (December 31, 2025). Accrued dividends on the shares earned will also be paid in Company stock.
3The amounts in column (i) represent shares of restricted stock granted under the 2019 OIP. Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights and accrue dividends during the vesting period.
4The amounts in column (j) represent options to purchase shares of the Company’s common stock granted under the 2019 OIP. The options vest one-third on each of the first through third anniversaries of the grant date and have a ten-year term from the date of grant.
5The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions. See footnotes 3 and 4 to the 2023 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.
2023 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes, for each NEO unexercised options, restricted stock that has not vested, and other equity incentive plan awards outstanding as of December 31, 2023.

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew S. Marsh	—	60,815	[1]		$108.47	1/26/2033
	8,493	16,987	[2]		$109.59	1/27/2032
	19,464	9,732	[3]		$95.87	1/28/2031
	36,079	—			$131.72	1/30/2030
	45,182	—			$89.19	1/31/2029
	49,000	—			$78.08	1/25/2028
	44,000	—			$70.53	1/26/2027
	45,000	—			$70.56	1/28/2026
	24,000	—			$89.90	1/29/2025
										61,790	[4]	$6,252,530
										23,118	[5]	$2,339,310
							11,616	[6]	$1,175,423
							2,599	[7]	$262,993
							1,353	[8]	$136,910

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Executive Officer Compensation

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kimberly A. Fontan	—	13,733	[1]		$108.47	1/26/2033
	1,651	3,304	[2]		$109.59	1/27/2032
	3,630	1,815	[3]		$95.87	1/28/2031
	6,400	—			$131.72	1/30/2030
	6,000	—			$89.19	1/31/2029
	2,500	—			$78.08	1/25/2028
										13,954	[4]	$1,412,005
										5,302	[5]	$536,509
							2,623	[6]	$265,421
							506	[7]	$51,202
							253	[8]	$25,601
Marcus V. Brown	—	14,459	[1]		$108.47	1/26/2033
	5,607	11,215	[2]		$109.59	1/27/2032
	—	7,302	[3]		$95.87	1/28/2031
	28,574	—			$131.72	1/30/2030
										14,690	[4]	$1,486,481
										6,477	[5]	$655,408
							2,762	[6]	$279,487
							1,716	[7]	$173,642
							1,015	[8]	$102,708
							14,216	[9]	$1,438,517
Peter S. Norgeot, Jr.	—	14,272	[1]		$108.47	1/26/2033
	3,222	6,446	[2]		$109.59	1/27/2032
	7,922	3,962	[3]		$95.87	1/28/2031
	12,586	—			$131.72	1/30/2030
	15,101	—			$89.19	1/31/2029
	10,000	—			$78.08	1/25/2028
										14,502	[4]	$1,467,457
										6,093	[5]	$616,551
							2,726	[6]	$275,844
							986	[7]	$99,773
							551	[8]	$55,756
Roderick K. West	—	18,235	[1]		$108.47	1/26/2033
	8,246	16,494	[2]		$109.59	1/27/2032
	17,834	8,918	[3]		$95.87	1/28/2031
	31,705	—			$131.72	1/30/2030
	25,564	—			$89.19	1/31/2029
	14,167	—			$78.08	1/25/2028
										18,528	[4]	$1,874,848
										9,525	[5]	$963,835
							3,483	[6]	$352,445
							2,524	[7]	$255,404
							1,240	[8]	$125,476
							18,012	[10]	$1,822,634

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Executive Officer Compensation
1Consists of options granted under the 2019 OIP; 1/3 of the options vested on January 26, 2024 and one-half of the remaining options will vest on each of January 26, 2025 and January 26, 2026.
2Consists of options granted under the 2019 OIP; 1/2 of the options vested on January 27, 2024 and the remaining options will vest on January 27, 2025.
3Consists of options granted under the 2019 OIP that vested on January 28, 2024.
4Consists of performance units granted under the 2019 OIP that will vest on December 31, 2025 based on two performance measures—the Company’s relative TSR performance and the Company’s Adjusted FFO/Debt Ratio over the 2023 – 2025 performance period with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%, as described under “What We Pay and Why – Long-Term Incentive Compensation – 2023 Long-Term Incentive Award Mix – Long-Term Performance Units” in the CD&A.
5Consists of performance units granted under the 2019 OIP that will vest on December 31, 2024 based on two performance measures—the Company’s relative TSR and the Company’s Adjusted FFO/Debt Ratio over the 2022 – 2024 performance period with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%.
6Consists of shares of restricted stock granted under the 2019 OIP; 1/3 of the shares of restricted stock vested on January 26, 2024 and one-half of the remaining shares will vest on each of January 26, 2025, and January 26, 2026.
7Consists of shares of restricted stock granted under the 2019 OIP; 1/2 of the shares of restricted stock vested on January 27, 2024 and the remaining shares of restricted stock will vest on January 27, 2025.
8Consists of shares of restricted stock granted under the 2019 OIP that vested on January 28, 2024.
9Consists of restricted stock units granted under the 2019 OIP which will vest on May 17, 2024.
10Consists of restricted stock units granted under the 2019 OIP which will vest in three equal installments on June 1, 2024, June 1, 2025 and June 1, 2026.
2023 Option Exercises and Stock Vested
The following table provides information concerning each exercise of stock options and each vesting of stock during 2023 for the NEOs.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Andrew S. Marsh	—	$—	28,140	$2,822,123
Kimberly A. Fontan	—	$—	5,682	$570,316
Marcus V. Brown	51,917	$610,505	13,450	$1,359,144
Peter S. Norgeot, Jr.	—	$—	9,106	$915,496
Roderick K. West	—	$—	16,522	$1,670,452
1Represents the value of performance units for the 2021 – 2023 performance period (payable solely in shares with value based on the closing stock price of the Company on the date of vesting) under the PUP and the vesting of shares of restricted stock in 2023.

2023 Pension Benefits
The following table shows the present value as of December 31, 2023 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under our retirement plans determined using interest rate and mortality rate assumptions set forth in Note 11 to the Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2023. The amount of the SERP benefit provided in this table is the present value of the SERP benefit due at age 65 discounted using the interest rates that we used for financial reporting for the non-qualified pension liability at December 31, 2023, with the exception of Mr. Brown as discussed in the footnotes accompanying the table.

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Executive Officer Compensation
Additional information regarding these retirement plans follows this table.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2023
Andrew S. Marsh	System Executive Retirement Plan	25.37	$6,186,700	$—
	Entergy Retirement Plan	25.37	$754,800	$—
Kimberly A. Fontan	Pension Equalization Plan	27.56	$1,019,800	$—
	Entergy Retirement Plan	27.56	$808,600	$—
Marcus V. Brown[1,2]	System Executive Retirement Plan	28.74	$10,108,100	$—
	Entergy Retirement Plan	28.74	$1,366,100	$—
Peter S. Norgeot, Jr.	Cash Balance Equalization Plan	9.37	$278,100	$—
	Cash Balance Plan	9.37	$181,700	$—
Roderick K. West[1]	System Executive Retirement Plan	24.75	$5,794,600	$—
	Entergy Retirement Plan	24.75	$855,700	$—
1As of December 31, 2023, Messrs. Brown and West were retirement eligible.
2In 2022, the Company entered into an agreement with Mr. Brown and amended the PEP and the SERP, pursuant to which agreement and amendments if certain contingencies are met, the benefit payable to Mr. Brown (or to his surviving spouse) under the SERP when he separates from employment with the Company is fixed and will be determined as if such separation from employment occurred as of November 30, 2022 (including the use of final average monthly compensation, service and actuarial assumptions applicable to separations as of such date). If Mr. Brown separates from service and the contingencies are not met, then Mr. Brown (or his surviving spouse) will receive the lesser of the previously described benefit amount under the SERP or the benefit that would have been payable to Mr. Brown under the PEP without regard to the above-described amendments to the SERP and PEP.
A summary of the pension benefit plans sponsored by Entergy that our NEOs participated in during 2023 are described in the tables below. Benefits for the NEOs who participate in these plans are determined using the same formulas as for other eligible employees.
Qualified Retirement Benefits
All of our NEOs, except Mr. Norgeot, participate in the Entergy Retirement Plan, a tax-qualified final average pay defined benefit pension plan sponsored by the Company. Mr. Norgeot participates in the Cash Balance Plan, which is a tax-qualified cash balance defined benefit pension plan the Company sponsors for employees hired after June 30, 2014 and before January 1, 2021. Summaries of these plans are provided below. Benefits for the NEOs are determined using the same formulas as for other eligible employees:

	Entergy Retirement Plan	Cash Balance Plan
Eligible NEOs	• Andrew S. Marsh • Marcus V. Brown • Kimberly A. Fontan • Roderick K. West	• Peter S. Norgeot, Jr.
Eligibility	Non-bargaining employees hired before July 1, 2014.	Non-bargaining employees hired on or after July 1, 2014 and before January 21, 2021
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.	A participant becomes vested in the Cash Balance Plan upon attainment of at least 3 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.
Form of Payment Upon Retirement	Benefits are payable as an annuity or as a single lump sum distribution.	Benefits are payable as an annuity or single lump sum distribution.

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Executive Officer Compensation

	Entergy Retirement Plan	Cash Balance Plan
Retirement Benefit Formula
Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings (FAME) multiplied by years of service (not to exceed 40).
Earnings for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards, subject to limitations imposed by Internal Revenue Code of 1986, as amended (the Code), and excludes all other bonuses. Executive annual incentive awards under the Executive Annual Incentive Program are not eligible for inclusion in Earnings under this plan.
FAME is calculated using the employee’s average monthly Earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120-month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60-month period, except that executive annual incentive awards are not included in the FAME calculation.
The normal retirement benefit at age 65 is determined by converting the sum of an employee’s annual pay credits and his or her annual interest credits, into an actuarially equivalent annuity.

Pay credits ranging from 4-8% of an employee’s eligible Earnings are allocated annually to a notional account for the employee based on an employee’s age and years of service. Earnings for purposes of calculating an employee’s pay credit include the employee’s base salary and annual incentive awards, subject to Code limitations, and exclude all other bonuses. Executive annual incentive program awards are eligible for inclusion in Earnings under this plan.

Interest credits are calculated based upon the annual rate of interest on 30-year U.S. Treasury securities, as specified by the Internal Revenue Service, for the month of August preceding the first day of the applicable calendar year subject to a minimum rate of 2.6% and a maximum rate of 9%.

Benefit Timing[1]
Normal retirement age under the plan is 65.

A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.
A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.
Normal retirement age under the plan is 65.

A vested cash balance benefit may be commenced as early as the first day of the month following separation from service. The amount of the benefit is determined in the same manner as the normal retirement benefit described above in the “Retirement Benefit Formula” section.

1As of December 31, 2023, Messrs. Brown and West were eligible for early retirement under the Entergy Retirement Plan.

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Executive Officer Compensation
Non-qualified Retirement Benefits
The NEOs are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan, the Cash Balance Equalization Plan and the System Executive Retirement Plan. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. An executive may participate in one or more non-qualified plans, but is only paid the amount due under the plan that provides the highest benefit. In general, upon disability, participants in the Pension Equalization Plan and the System Executive Retirement Plan remain eligible for continued service credits until the earliest of recovery, separation from service due to disability, or retirement eligibility. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit under these plans.

	Pension Equalization Plan	System Executive Retirement Plan	Cash Balance Equalization Plan
Eligible NEOs	• Andrew S. Marsh • Marcus V. Brown • Kimberly A. Fontan • Roderick K. West	• Andrew S. Marsh • Marcus V. Brown • Roderick K. West	• Peter S. Norgeot, Jr.
Eligibility[1]	Management or highly compensated employees who participate in the Entergy Retirement Plan.	Certain individuals who became executive officers before July 1, 2014.	Management or highly compensated employees who participate in the Cash Balance Plan.
Form of Payment Upon Retirement	Single lump sum distribution.	Single lump sum distribution.	Single lump sum distribution.
Retirement Benefit Formula	Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including executive annual incentive program awards as eligible earnings and without applying limitations of the Code on pension benefits and earnings that may apply in calculating tax-qualified pension benefits, and (2) the amount actually payable as an annuity under the Entergy Retirement Plan.	Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level, of the participant’s Final Average Monthly Compensation (which is generally 1/36th of the sum of the participant’s base salary and annual incentive awards for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.
Benefits generally are equal to the difference between the amount that would have been payable as a lump sum under the Cash Balance Plan, but for Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified cash balance plan benefits, and the amount actually payable as a lump sum under the Cash Balance Plan.

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Executive Officer Compensation

	Pension Equalization Plan	System Executive Retirement Plan	Cash Balance Equalization Plan
Benefit Timing[2]
Payable at age 65.
Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.
Payable upon separation from service subject to six month delay if the participant is a "specified employee" under Code Section 409A.

Payable at age 65.
Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.
Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above. Payable upon separation from service subject to six month delay if the participant is a "specified employee" under Code Section 409A.
Payable upon separation from service subject to six month delay if the participant is a “specified employee” under Code Section 409A.
1The SERP was closed to new executive officers effective July 1, 2014. Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the PEP; and (b) supplemental credited service granted prior to July 1, 2014 was grandfathered. Participants in the Company’s CBP are not eligible to participate in the SERP or the PEP and instead may be eligible to participate in the CBEP.
2Benefits accrued under our SERP, PEP and CBEP, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as soon as reasonably practicable following the first day of the month after the termination of employment, unless subject to a six month delay under Code Section 409A.

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Executive Officer Compensation
Potential Payments Upon Termination or Change in Control
The Company has plans and other arrangements that provide compensation to a NEO if his employment terminates under specified conditions, including following a change in control of the Company.
Change in Control
We do not have any plans or agreements that provide for payments or benefits to any of our NEOs solely upon a Change in Control (as defined below).
Under our System Executive Continuity Plan (the Continuity Plan), our executive officers, including each of our NEOs, are eligible to receive the cash severance payment and welfare plan benefits described below if their employment is terminated by their Entergy system employer other than for Cause (as defined below) or if they terminate their employment for Good Reason (as defined below) during a period beginning with a potential Change in Control and ending 24 months following the effective date of a Change in Control (a Qualifying Termination). A participant will not be eligible for benefits under the Continuity Plan if such participant accepts employment with us or any of our subsidiaries; elects to receive the benefits of another severance or separation program; removes, copies or fails to return any property belonging to us or any of our subsidiaries; or violates the non-compete provision of the Continuity Plan (which generally runs for two years but extends to three years if permissible under applicable law). The Continuity Plan does not include any provisions for the waiver of a breach of any of these restrictive covenants.
In addition, under the 2019 OIP or an applicable equity award agreement issued under the 2019 OIP, upon a Qualifying Termination, our executive officers, including the NEOs, are eligible for the payments and benefits described in the table below under “Performance Units” and “Equity Awards.”
Further, in the event of a Qualifying Termination, our executive officers, including our NEOs, are eligible for the benefits described in the table below for “Retirement Benefits” under the terms of the SERP, the PEP and/or CBEP, as applicable.
In the event of a Qualifying Termination, our executive officers, including our NEOs, would receive the lump sum severance payments and welfare benefits described below. In the event of a Qualifying Termination, all of our NEOs, would receive the treatment described below for their retirement benefits and their outstanding performance units and equity awards:

Compensation Element	Payment and/or Benefit
Severance*
A lump sum severance payment equal to a multiple of the sum of: (a) the participant’s annual base salary as in effect at any time within one year prior to the commencement of a change in control period or, if higher, immediately prior to a circumstance constituting good reason, plus (b) the participant’s annual incentive award, calculated using the average annual target opportunity derived under the annual incentive program for the two calendar years immediately preceding the calendar year in which termination occurs.

Performance Units
For outstanding performance units, participants would receive a number of shares of Entergy stock equal to the greater of (1) the target number of performance units subject to the performance unit agreement or (2) the number of units that would vest under the performance unit agreement calculated based on Company performance through the participant’s termination date, in either case pro-rated based on the portion of the performance period that occurs through the termination date.

Equity Awards
All unvested stock options and restricted stock units will vest immediately, and restrictions will lift on restricted shares upon a Qualifying Termination pursuant to the terms of the Company’s equity plans.

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Executive Officer Compensation

Compensation Element	Payment and/or Benefit
Retirement Benefits	Benefits already accrued under our SERP, PEP and CBEP, if any, will become fully vested.
Welfare Benefits	Participants who are not retirement-eligible would be eligible to receive Entergy-subsidized COBRA benefits for a period of 18 months.
*Cash severance payments are capped at 2.99 times the sum of (a) an executive's annual base salary in effect at any time within one year before commencement of the change in control period or, if higher, immediately prior to a circumstance constituting Good Reason under the Continuity Plan, plus (b) the higher of the executive’s actual annual incentive payment under the annual incentive program for the year immediately preceding the calendar year in which termination occurs or the average of the executive’s target annual incentive award for the two calendar years preceding the year in which termination occurs. Any cash severance payments to be paid under the Continuity Plan in excess of this cap will be forfeited by the participant.
To protect shareholders and our business model, executives are obligated under the Continuity Plan to comply with non-compete provisions (which generally run for two years but extends to three years if permissible under applicable law) and confidentiality provisions, as discussed above. If an executive discloses non-public data or information concerning us or any of our subsidiaries or violates his or her non-compete provision, he or she will be required to repay any benefits previously received under the Continuity Plan.
For purposes of the Continuity Plan the following events are generally defined as:
•Change in Control: (a) the purchase of 30% or more of either our common stock or the combined voting power of our voting securities; (b) the merger or consolidation of the Company (unless our Board members constitute at least a majority of the board members of the surviving entity); (c) the liquidation, dissolution or sale of all or substantially all of our assets; or (d) a change in the composition of our Board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of our Board at the end of the period.
•Potential Change in Control: (a) the Company or an affiliate enters into an agreement the consummation of which would constitute a Change in Control; (b) the Board adopts resolutions determining that, for purposes of the Continuity Plan, a potential Change in Control has occurred; (c) a System Company or other person or entity publicly announces an intention to take actions that would constitute a Change in Control; or (d) any person or entity becomes the beneficial owner (directly or indirectly) of outstanding shares of common stock of the Company constituting 20% or more of the voting power or value of the Company’s outstanding common stock.
•Cause: The participant’s (a) willful and continuous failure to perform substantially his or her duties after written demand for performance; (b) engagement in conduct that is materially injurious to us or any of our subsidiaries; (c) conviction or guilty or nolo contendere plea to a felony or other crime that materially and adversely affects the participant’s ability to perform his or her duties or our reputation; (d) material violation of any agreement with us or any of our subsidiaries; or (e) disclosure of any of our confidential information without authorization.
•Good Reason: The participant’s (a) nature or status of duties and responsibilities is substantially altered or reduced; (b) salary is reduced by 5% or more; (c) primary work location is relocated outside the continental United States; (d) compensation plans are discontinued without an equitable replacement; (e) benefits or number of vacation days are substantially reduced; or (f) Entergy employer purports to terminate his employment other than in accordance with the Continuity Plan.

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Executive Officer Compensation
Other Termination Events
For termination events, other than in connection with a Change in Control, our executive officers, including our NEOs, generally will receive the benefits set forth below:
Compensation Element

Termination Event	Severance	Annual Incentive	Stock Options	Restricted Stock[2]	Performance Units
Voluntary Resignation	None	Forfeited[1]	Unvested options are forfeited. Vested options expire on the earlier of (i) 90 days from the last day of active employment and (ii) the option’s normal expiration date.	Forfeited	Forfeited[3]
Termination for Cause	None	Forfeited	Forfeited	Forfeited	Forfeited
Retirement	None	Pro-rated based on number of days employed during the performance period
Unvested stock options continue to vest following retirement, in accordance with the original vesting schedule and expire the earlier of (i) five years from the retirement date and (ii) the option’s original expiration date.
				Forfeited	Officers with a minimum of 12 months of participation are eligible for a pro-rated award based on actual performance and full months of service during the performance period
Death / Disability	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the termination date and expire the earlier of (i) five years from the termination date and (ii) the option’s normal expiration date	Fully Vest	Officers are eligible for a pro-rated award based on actual performance and full months of service during the performance period
1If an officer resigns after the completion of an annual incentive program performance period, he or she may receive, at the Company’s discretion, an annual incentive payment.
2This column refers solely to restricted stock awards. Certain officers are occasionally granted restricted stock units for retention purposes, to offset forfeited compensation from a previous employer or for other limited purposes. The treatment of restricted stock units depends on the terms of the individual restricted stock unit agreement, which terms can vary. The standard off-cycle restricted stock unit agreement approved by the Talent and Compensation Committee provides that the units are forfeited if employment is terminated for any reason before the vesting date, except in the case of a termination other than for cause or voluntary termination for Good

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Executive Officer Compensation
Reason during a Change in Control period. However, individual restricted stock unit agreements may provide for accelerated vesting in certain events, such as death or disability. Mr. Brown and Mr. West have outstanding restricted stock units, the treatment of which upon various events of termination is disclosed in connection with the table below.
3If an officer resigns after the completion of a PUP performance period, he or she will receive a payout under the PUP based on the outcome of the performance period.
Aggregate Termination Payments
The tables below reflect the amount of compensation each of our NEOs would have received if his employment had been terminated as of December 31, 2023 under the various scenarios described above. For purposes of these tables, we used a stock price of $101.19, which was the closing market price of our common stock on December 29, 2023, the last trading day of the year.

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Andrew S. Marsh[1]
Severance Payment	—	—	$—	$—	$—	$—	$6,660,225
Performance Units[3]	—	—	$—	$—	$2,601,696	$2,601,696	$2,601,696
Stock Options	—	—	$—	$—	$155,323	$155,323	$155,323
Restricted Stock	—	—	$—	$—	$1,666,722	$1,666,722	$1,666,722
Welfare Benefits[5]	—	—	$—	$—	$—	$—	$33,129
Kimberly A. Fontan[1]
Severance Payment	—	—	$—	$—	$—	$—	$3,130,156
Performance Units[3]	—	—	$—	$—	$593,075	$593,075	$593,075
Stock Options	—	—	$—	$—	$28,967	$28,967	$28,967
Restricted Stock	—	—	$—	$—	$361,522	$361,522	$361,522
Welfare Benefits[5]	—	—	$—	$—	$—	$—	$33,129
Marcus V. Brown[2]
Severance Payment	—	—	$—	$—	$—	$—	$4,111,030
Performance Units[3]	—	—	$—	$684,752	$684,752	$684,752	$684,752
Stock Options	—	—	$—	$—	$38,847	$38,847	$38,847
Restricted Stock	—	—	$—	$—	$595,530	$595,530	$595,530
Welfare Benefits[4]	—	—	$—	$—	$—	$—	$—
Unvested Restricted Stock Units[6]	—	—	$1,257,387	$—	$1,257,387	$1,257,387	$1,438,517
Peter S. Norgeot, Jr.[1]
Severance Payment	—	—	$—	$—	$—	$—	$3,094,650
Performance Units[3]	—	—	$—	$—	$655,610	$655,610	$655,610
Stock Options	—	—	$—	$—	$63,223	$63,223	$63,223
Restricted Stock	—	—	$—	$—	$458,923	$458,923	$458,923
Welfare Benefits[5]	—	—	$—	$—	$—	$—	$24,696
Roderick K. West[2]
Severance Payment	—	—	$—	$—	$—	$—	$4,360,453
Performance Units[4]	—	—	$—	$955,032	$955,032	$955,032	$955,032
Stock Options	—	—	$—	$—	$142,321	$142,321	$142,321
Restricted Stock	—	—	$—	$—	$785,888	$785,888	$785,888
Welfare Benefits[4]	—	—	$—	$—	$—	$—	$—
Unvested Restricted Stock Units[7]	—	—	$—	$—	$—	$—	$1,822,634

Entergy 2024 Proxy Statement |	85

Executive Officer Compensation
1See “2023 Pension Benefits” section of this Proxy Statement for a description of the pension benefits Messrs. Marsh and Norgeot and Ms. Fontan may receive upon the occurrence of certain termination events since they are not yet retirement eligible.
2As of December 31, 2023, Mr. Brown and Mr. West were retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, Mr. Brown and Mr. West also would be entitled to receive their vested pension benefits under the Entergy Retirement Plan and under the SERP or PEP. The SERP requires the prior written consent of the officer’s Entergy employer to separate prior to age 65. For a description of these benefits, see “2023 Pension Benefits” section of this Proxy Statement.
3For purposes of the table, in the event of a Qualifying Termination related to a change in control, each NEO would receive a number of performance units for the 2022 – 2024 performance period and a number of performance units for the 2023 – 2025 performance period, calculated as follows:
The greater of (1) the target number of performance units subject to the performance unit agreements or (2) the number of performance units that would vest under the performance unit agreements calculated based on actual Company performance through the NEO’s termination date, in either case pro-rated based on the portion of the performance periods that occurs through the termination date.
For purposes of the table, the values of the performance unit awards for the performance periods for each NEO were calculated as follows, based on the assumption that the target number of performance units was the greater number:
Mr. Marsh’s:
2022 – 2024 PUP Performance Period: 15,412 (24/36x23,118) performance units at target, assuming a stock price of $101.19 = $1,559,540
2023 – 2025 PUP Performance Period: 10,299 (12/36x30,895) performance units at target, assuming a stock price of $101.19 = $1,042,156
Total: $2,601,696
Ms. Fontan’s:
2022 – 2024 PUP Performance Period: 3,535 (24/36x5,302) performance units at target, assuming a stock price of $101.19 = $357,707
2023 – 2025 PUP Performance Period: 2,326 (12/36x6,977) performance units at target, assuming a stock price of $101.19 = $235,368
Total: $593,075
Mr. Brown’s:
2022 – 2024 PUP Performance Period: 4,318 (24/36x6,477) performance units at target, assuming a stock price of $101.19 = $436,938
2023 – 2025 PUP Performance Period: 2,449 (12/36x7,345) performance units at target, assuming a stock price of $101.19 = $247,814
Total: $684,752
Mr. Norgeot’s:
2022 – 2024 PUP Performance Period: 4,062 (24/36x6,093) performance units at target, assuming a stock price of $101.19 = $411,034
2023 – 2025 PUP Performance Period: 2,417 (12/36x7,251) performance units at target, assuming a stock price of $101.19 = $244,576
Total: $655,610

86	| Entergy 2024 Proxy Statement

Executive Officer Compensation
Mr. West’s:
2022 – 2024 PUP Performance Period: 6,350 (24/36x9,525) performance units at target, assuming a stock price of $101.19 = $642,557
2023 – 2025 PUP Performance Period: 3,088 (12/36x9,264) performance units at target, assuming a stock price of $101.19 = $312,475
Total: $955,032
In the event of retirement, Mr. Brown and Mr. West would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his full months of participation in such PUP Performance Period, provided he has completed a minimum of 12 months of full-time employment in the applicable PUP Performance Period. For purposes of calculating for the above table the number of performance units Mr. Brown and Mr. West would receive in the event of retirement, it is assumed the Achievement Levels for the 2022 – 2024 PUP Performance Period and the 2023 – 2025 PUP Performance Period are at target.
In the event of death or disability of any NEO, the NEO or his or her estate would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his or her full months of participation in such PUP Performance Period, with no required minimum amount of full-time employment in the applicable PUP Performance Period. For purposes of the above table, it is assumed the Achievement Levels for the 2022 – 2024 PUP Performance Period and the 2023 – 2025 PUP Performance Period are at target.
4Upon retirement, Mr. Brown and Mr. West would be eligible for retiree medical and dental benefits, the same as all other retirees who are eligible for post-retirement medical benefits.
5Pursuant to the Continuity Plan, in the event of a termination related to a change in control, Messrs. Marsh and Norgeot and Ms. Fontan would be eligible to receive Entergy-subsidized COBRA benefits for 18 months.
6Mr. Brown’s 14,216 restricted stock units are scheduled to vest 100% on May 17, 2024. Pursuant to his restricted stock unit agreement, any unvested restricted stock units will vest in a pro rata portion in the event of his termination of employment due to Mr. Brown’s total disability, death or termination without cause (each, an Accelerated Vesting Event). The pro rata portion is determined by multiplying the total number of restricted stock units by a fraction, the numerator of which is the number of days between May 17, 2021 and the Accelerated Vesting Event and the denominator of which is 1,096. In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. Brown’s Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. Brown is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. Brown’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Brown must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.
7Mr. West’s 18,012 restricted stock units are scheduled to vest in three equal installments on June 1, 2024, June 1, 2025, and June 1, 2026. In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. West’s Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. West is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. West’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. West must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

Entergy 2024 Proxy Statement |	87

Executive Officer Compensation
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Andrew S. Marsh, our Chief Executive Officer.
Ratio
For 2023:
•The median of the annual total compensation of all of our employees, other than Mr. Marsh, was $135,842.
•Mr. Marsh's annual total compensation, as reported in the total column of the 2023 Summary Compensation Table was $10,373,208.
•Based on this information, the ratio of the annual total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all employees is estimated to be 76:1.
Identification of Median Employee
We selected October 20, 2023 as the date on which to determine our median employee. While the date is different from the date used last year, the methodology to determine the date is consistent with that used last year. These dates correspond to the first day of the three-month period prior to fiscal year-end for which we can gather information about our employees and all of our subsidiaries have the same number of pay periods.
To identify the median employee from our employee population base, we considered all compensation included in Box 5 of Form W-2 with all before-tax deductions added back to this compensation (Box 5 Compensation). For purposes of determining the median employee, we selected Box 5 Compensation as we believe it is representative of the compensation received by all employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of the NEOs.

88	| Entergy 2024 Proxy Statement

Executive Officer Compensation
Pay versus Performance
The following table sets forth information regarding the Company’s performance and the Compensation Actually Paid (CAP) to the NEOs as calculated in accordance with Item 402 (v) of Regulation S-K.
Pay Versus Performance (PVP) Table

							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total 1st PEO[1]	SCT Total 2nd PEO[2]	CAP 1st PEO[3]	CAP 2nd PEO[4]	Avg SCT Total NEOs[5]	Avg CAP Non-PEO NEOs[6]	TSR[7]	Peer Group TSR[8]	Net Income[9] (In Thousands)	ETR Tax Adjusted EPS[10]
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	N/A	$10,373,208	N/A	$7,048,261	$3,509,009	$2,103,157	$98.28	$111.05	$2,356,536	$8.83
2022	$13,207,355	$6,861,760	$17,642,076	$8,580,147	$3,751,745	$4,877,536	$104.64	$122.25	$1,103,166	$6.58
2021	$17,045,744	N/A	$26,597,239	N/A	$4,221,128	$5,009,362	$101.07	$121.46	$1,118,492	$6.22
2020	$16,198,597	N/A	$10,573,045	N/A	$5,115,873	$2,828,875	$86.29	$102.72	$1,388,334	$6.90

1The amounts reported in this first column (b) are the same amounts reported in column (j) of the 2022 Summary Compensation Table (SCT) for Mr. Denault, who served as our PEO for the entirety of 2020 and 2021 and during 2022 until his retirement as our Chief Executive Officer on November 1, 2022.
2The amount reported in this second column (b) for 2022 and 2023 are the same amounts reported in column (j) of the 2023 SCT for Mr. Marsh, who became our PEO on November 1, 2022. For 2021 and 2020, Mr. Marsh’s SCT Totals are included in column (d).
3The amounts reported in this first column (c) represent the total compensation actually paid to Mr. Denault, as calculated in accordance with SEC disclosure rules, for each of the prior three completed fiscal years. Compensation actually paid does not mean that Mr. Denault was actually paid those amounts in the listed year, but this is a dollar amount derived from the SCT amount in the first column (b), adjusted by certain changes in equity award and pension plan values, as follows:

Adjustments to Determine CAP for Mr. Denault	2023	2022	2021	2020
Summary Compensation Table Total	N/A	$13,207,355	$17,045,744	$16,198,597
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	N/A	$—	($4,178,300)	($4,416,700)
Increase for “Service Cost” for Pension Plans	N/A	$38,700	$13,600	$16,500
Increase for “Prior Service Cost” for Pension Plans (Due to Plan Amendment/Modification)	N/A	$—	$8,858,200	$—
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Column in the SCT	N/A	($9,164,589)	($8,986,053)	($8,067,003)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	N/A	$10,171,229	$12,040,411	$4,710,314
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	N/A	$1,965,462	$696,285	($7,838,641)
Increase/Deduction for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	N/A	—	—	—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	N/A	$1,423,919	$1,107,352	$9,969,978
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	N/A	—	—	—
Calculated CAP	N/A	$17,642,076	$26,597,239	$10,573,045

Entergy 2024 Proxy Statement |	89

Executive Officer Compensation
4The amount reported in this second column (c) represents the total compensation actually paid, as calculated in accordance with SEC disclosure rules, to Mr. Marsh for 2022, the year in which he was appointed as our PEO, and for 2023. The compensation actually paid for Mr. Marsh for 2021 and 2020 is included in column (e) for the average of the other NEOs. Compensation actually paid does not mean that Mr. Marsh was actually paid those amounts in the listed year, but this is a dollar amount derived from the SCT amount in the second column (b), adjusted by certain changes in equity award and pension plan values, as follows:

Adjustments to Determine CAP for Mr. Marsh	2023	2022
Summary Compensation Table Total	$10,373,208	$6,861,760
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	$(982,400)	$—
Increase for “Service Cost” for Pension Plans	$221,800	$174,000
Increase for “Prior Service Cost” for Pension Plans	$—	$—
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Column in the SCT	$(6,379,927)	$(5,012,940)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	$6,009,529	$4,233,694
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$(1,309,580)	$1,906,258
Increase/Deduction for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(884,369)	$417,375
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—
Calculated CAP	$7,048,261	$8,580,147

5The amounts reported in this column (d) represent the average of amounts reported in column (j) of the SCT for the applicable year for our Non-PEO NEOs, inclusive of Mr. Marsh for 2020 and 2021. The names of the non-PEO NEOs included in the average for each year are listed in the table below.

2023	2022	2021	2020
Kimberly A. Fontan	Kimberly A. Fontan	Andrew S. Marsh	Andrew S. Marsh
Marcus V. Brown	A. Christopher Bakken, III	Marcus V. Brown	A. Christopher Bakken, III
Peter S. Norgeot, Sr.	Marcus V. Brown	Paul D. Hinnenkamp	Marcus V. Brown
Roderick K. West	Roderick K. West	Roderick K. West	Roderick K. West

6The amounts reported in this column (e) represent the average compensation actually paid, as calculated in accordance with SEC disclosure rules, to the Non-PEO NEOs for the prior four completed fiscal years, inclusive of Mr. Marsh for 2021 and 2020. Compensation actually paid does not mean that our NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the SCT amount in column (d), adjusted by certain changes in equity award and pension plan values, as follows:

90	| Entergy 2024 Proxy Statement

Executive Officer Compensation

Adjustments to Determine the Average CAP for Non-PEO NEOs	2023	2022	2021	2020
Summary Compensation Table Total	$3,509,009	$3,751,745	$4,221,128	$5,115,873
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	$(365,925)	$(266,225)	$(409,275)	$(1,472,875)
Increase for “Service Cost” for Pension Plans	$100,950	$130,125	$186,625	$130,750
Increase for “Prior Service Cost” for Pension Plans (Due to Plan Amendment/Modification)	$—	$466,725	$—	$—
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Column in the SCT	$(1,591,972)	$(2,044,130)	$(2,198,699)	$(2,147,575)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	$1,499,549	$2,144,852	$2,839,140	$1,253,979
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$(590,466)	$393,775	$185,876	$(1,850,528)
Increase/Deduction for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—	—	—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(457,988)	$300,669	$184,567	$1,799,251
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—	—	—
Calculated CAP	$2,103,157	$4,877,536	$5,009,362	$2,828,875

7The amounts reported in this column (f) represent the Company’s total shareholder return (TSR) for the prior four completed fiscal years. The calculation for each year is based on a fixed investment of $100 as of December 31, 2019 through the end of each applicable year in the table, assuming reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.
8This column (g) reports the average TSR of our peer companies in the Philadelphia Utility Index, the same index that the Company uses in its Annual Report. The same methodology was used in calculating the Company’s TSR and that of the Philadelphia Utility Index, with the calculation for each year based on a fixed investment of $100 as of December 31, 2019, assuming reinvestment of dividends.
9This column (h) reports the Company’s net income for the prior four completed fiscal years.
10The information reported in column (i) reports ETR Tax Adjusted EPS, our Company Selected Measure (CSM), for the prior four completed fiscal years. ETR Tax Adjusted EPS is based on the Company’s Adjusted EPS, a non-GAAP financial measure which is the earnings measure by which we provide external guidance, and excludes the effects of certain adjustments, which are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. ETR Adjusted EPS is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of the Pre-Determined Exclusions (as defined earlier in the CD&A). We have designated ETR Tax Adjusted EPS as our CSM as we believe it represents our most important financial measure (aside from TSR) used to link compensation actually paid to the Company’s NEOs to Company performance for the most recently completed fiscal year. ETR Tax Adjusted EPS is a non-GAAP financial measure. See "What We Pay and Why - 2023 Compensation Decisions - Annual Incentive Program Financial Measure and Target" for information regarding this non-GAAP financial measure.

Entergy 2024 Proxy Statement |	91

Executive Officer Compensation
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2023 and is inclusive of our CSM, ETR Tax Adjusted EPS, set forth in column (i) of the PVP Table. As described in the CD&A, we supplement our financial performance measures with non-financial measures relating to Safety, Customer NPS, DIB, and Environmental Stewardship to demonstrate Entergy’s strong commitment to more directly link executive compensation to successful execution on our strategies. Please see the CD&A for a further description of the financial metrics listed below as well as the non-financial metrics used in the Company’s 2023 annual incentive program.
•ETR Tax Adjusted EPS
•Adjusted FFO / Debt Ratio
•Relative Total Shareholder Return
Relationship Between Pay and Performance
The relationship over each of the years reported in the PVP Table between the compensation actually paid (CAP) to the PEOs and the average CAP to the non-PEO NEOs (columns (c) and (e) of the PVP Table) to each of the metrics set forth in columns (f), (g), (h) and (i) of the PVP Table is illustrated as follows:
PEO and Average Other NEO CAP versus the Company’s Cumulative TSR and Philadelphia Utility Index Cumulative TSR
The chart below illustrates the relationship between the CAP amounts for the NEOs and the Company’s TSR as well as the TSR of the Company as compared to the Philadelphia Utility Index.

$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Compensation ($Millions)
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
Value $100 Invested on 12/31/19
$100
$102.72
$121.46
$122.25
$111.05
$100
$86.29
$101.07
$104.64
$98.28
2020
2021
2022
2023
1st PEO CAP
2nd PEO CAP (Current CEO)
NEO CAP
ETR
UTY

92	| Entergy 2024 Proxy Statement

Executive Officer Compensation
PEO and Average Other NEO CAP versus the Company’s Net Income
The chart below illustrates the relationship between the CAP amounts for the NEOs and the Company’s GAAP net income.

$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Compensation ($Millions)
$2,600,000
$2,400,000
$2,200,000
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Net Income ($Thousands)
2020
2021
2022
2023
1st PEO CAP
NEO CAP
2nd PEO CAP (Current CEO)
Net Income

PEO and Average Other NEO CAP versus ETR Tax Adjusted EPS (CSM)
The chart below illustrates the relationship between the CAP amounts for the NEOs and the CSM, ETR Tax Adjusted EPS.

$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Compensation ($Millions)
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
ETR Tax Adjusted EPS ($)
2020
2021
2022
2023
1st PEO CAP
NEO CAP
2nd PEO CAP (Current CEO)
ETR Tax Adjusted EPS

Entergy 2024 Proxy Statement |	93

Entergy Share Ownership
Directors and Executive Officers
The following table sets forth the beneficial ownership of our common stock and stock-based units as of March 7, 2024 for all directors and NEOs. Unless otherwise noted, each person had sole voting and investment power over the number of shares of common stock and stock-based units set forth across from his or her name.

Name[1]	Shares[2]	Options Exercisable Within 60 Days	Stock Units[3]
Entergy Corporation
Gina F. Adams	1,091	—	—
John H. Black	1,250	—	—
Marcus V. Brown	19,126	51,909	—
John R. Burbank	7,236	—	1,524
Patrick J. Condon	14,177	—	—
Kirkland H. Donald	11,155	—	6,267
Brian W. Ellis	4,592	—	—
Kimberly A. Fontan	17,147	28,225	—
Philip L. Frederickson	13,380	—	805
M. Elise Hyland	6,513	—	784
Stuart L. Levenick	27,764	—	—
Blanche L. Lincoln	21,809	—	—
Andrew S. Marsh	151,607	309,714	—
Peter S. Norgeot, Jr.	37,832	62,245	—
Karen A. Puckett	14,177	—	—
Roderick K. West	59,079	120,759	—
All directors and executive officers as a group (21 persons)	467,473	665,495	9,380
1The beneficial ownership of our common stock and stock-based units owned by each individual and by all of our directors and executive officers as a group does not exceed one percent of Entergy’s outstanding shares of common stock.
2The balances in this column also include shares of common stock held in the Entergy Savings Plan (401(k)) by Messrs. Brown, Marsh and West and Ms. Fontan. For our directors, the balances in this column include phantom units that are issued under the SRP. All non-employee directors are credited with phantom units for each year of service on the Board. These phantom units do not have voting rights but do accrue dividends and will be settled in shares of Entergy common stock following the non-employee director’s separation from the Board. See “2023 Non-Employee Director Compensation” section of this Proxy Statement for the number of phantom units held by each non-employee director as of December 31, 2023. The balance in this column for Mr. Black includes shares held by Mr. Black's spouse.
3Mr. Burbank, Mr. Donald, Mr. Frederickson and Ms. Hyland have deferred receipt of some of their quarterly stock grants. The deferred shares will be settled in cash in an amount equal to the market value of our common stock at the end of the deferral period.

94	| Entergy 2024 Proxy Statement

Entergy Share Ownership
Beneficial Owners of More Than Five Percent of Entergy Common Stock
Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of March 7, 2023, the only persons known by us to be beneficial owners of more than 5% of Entergy’s common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group[1] 100 Vanguard Boulevard Malvern, Pennsylvania 19355	25,983,204	12.18%
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10055	17,688,102	8.29%
State Street Corporation[3] State Street Financial Center 1 Lincoln Street Boston, MA 02111	12,522,282	5.87%

Institutional Shareholder	Schedule 13G/13GA Filing Date	Sole Voting Power	Shared Voting Power	Sole Power To Dispose or To Direct the Disposition	Shared Power To Dispose or To Direct The Disposition
[1] The Vanguard Group	2/13/2024	0	363,407	24,980,198	1,003,006
[2] BlackRock, Inc.	1/25/2024	16,448,439	0	17,688,102	0
[3] State Street Corporation	1/29/2024	0	7,701,730	0	12,487,962

Entergy 2024 Proxy Statement |	95

Other Important Information
Code of Business Conduct and Ethics
Our directors, officers and employees are required to comply with a Code of Business Conduct and Ethics (Code of Conduct). The Code of Conduct is intended to focus individuals on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty, accountability and mutual respect. It covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. Any substantive amendment or waiver to our Code of Conduct for any of our directors or executive officers will be disclosed on our website, www.entergy.com, or in a Current Report on Form 8-K.
Key Corporate Governance Documents
On our website, www.entergy.com/investors/sustainability/governance, you can find, among other things:

•	Charters of our Audit, Corporate Governance and Talent and Compensation Committees
•	Corporate Governance Guidelines
•	Bylaws
•	Restated Certificate of Incorporation
•	Information regarding the current members of our Board
•	Code of Conduct
•	Information related to our political contributions and lobbying activities
You may request a paper copy of any of our governance documents at no charge by writing to our Corporate Secretary at Entergy Corporation, 639 Loyola Avenue, New Orleans, Louisiana 90013.
Submitting Shareholder Proposals and Director Nominations for Our 2025 Annual Meeting
For a shareholder proposal of business to be considered for inclusion in the proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company at its principal executive offices no later than November 22, 2024. Shareholders who wish to propose business to be presented at the 2025 annual meeting, but not include such proposal in our proxy statement must deliver notice to the Company at its principal executive offices not later than February 2, 2025 and not earlier than January 3, 2025 and such notice must otherwise comply with our Bylaws.
Shareholders who intend to submit director nominees for inclusion in our proxy statement for the 2024 annual meeting must comply with the requirements of “proxy access” as set forth in our Bylaws, which permits a group of up to 20 shareholders who have owned at least 3% of our outstanding common stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our proxy statement. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not later than November 22, 2024 and not earlier than October 23, 2024.
Shareholders who otherwise wish to propose director nominees at the 2025 annual meeting must deliver notice to the Company at its principal executive offices not later than February 2, 2025 and not earlier than January 3, 2025 and such notice must otherwise comply with our Bylaws. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2025.

96	| Entergy 2024 Proxy Statement

Other Important Information
How to Obtain Our Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:
Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161
You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s web site, www.sec.gov.
Cautionary Note Regarding Forward-Looking Statements
In this Proxy Statement, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2024 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Entergy 2024 Proxy Statement |	97

General Information About the Annual Meeting
2024 Annual Meeting of Shareholders

May 3, 2024
10:00 a.m. Central Time
Virtual Meeting Site:
www.virtualshareholdermeeting.com/ETR2024
The Record Date for the Annual Meeting is March 7, 2024. Only shareholders of record as of the close of business on this date are entitled to attend and vote at the Annual Meeting.
The Board of Entergy is soliciting proxies for use at the Annual Meeting.
Attending the Annual Meeting
We are pleased to welcome shareholders to the 2024 Annual Meeting. The Annual Meeting will be held in a virtual format to allow for greater participation by our shareholders, regardless of their geographic location, provide cost savings for our shareholders and help to reduce our carbon footprint. To attend, vote, and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/ETR2024 enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.
Shareholders will have multiple opportunities to submit questions to Entergy for the Annual Meeting. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 5:00 p.m. Central Time on May 1, 2024 and enter the 16-digit control number. If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. Shareholders also may submit questions live during the meeting. We will endeavour to answer as many questions submitted by shareholders as time permits at the Annual Meeting. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Central Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page: www.virtualshareholdermeeting.com/ETR2024.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/ETR2024. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at www.entergy.com/investors.
If you cannot attend the Annual Meeting:
•A replay of our Annual Meeting webcast will be available at our Investor Relations website at www.entergy.com/investors and will remain there for at least one year.
•A list of answers to shareholders’ questions received before and during the Annual Meeting will be available at the same website as long as such questions are applicable to our business and otherwise in compliance with the rules of conduct for the meeting.

98	| Entergy 2024 Proxy Statement

General Information About the Annual Meeting
Proxy Materials
These materials were first sent or made available to shareholders on March 22, 2024, and include:
•The Notice of 2024 Annual Meeting of Shareholders;
•This Proxy Statement for the Annual Meeting; and
•Entergy’s Annual Report to Shareholders.

If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.
Proxy Materials are Available on the Internet
Entergy uses the internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) to our shareholders with instructions on how to access the proxy materials online at www.proxyvote.com or request a printed copy of the materials.
Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce Entergy’s printing and mailing costs.
Entergy’s proxy materials are also available at www.entergy.com/investors.
Printed Proxy Materials
We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies and participants in Entergy’s Savings Plans. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the Internet.
Eliminating Duplicate Mailings
Entergy has adopted a procedure called “householding.” Under this procedure, Entergy may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and the Annual Report to multiple shareholders who share the same address, unless Entergy has received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings and reduces Entergy’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, Entergy will deliver promptly a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and the Annual Report to any shareholder that elects not to participate in householding.
To receive, free of charge, a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, you may write or call Entergy at the following physical address, phone number, or email address:
Entergy Shareowner Services
639 Loyola Avenue
New Orleans, LA 70113
Phone: (504) 576-3074
If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker, or other organization that holds your shares to request information about eliminating duplicate mailings.

Entergy 2024 Proxy Statement |	99

General Information About the Annual Meeting
Quorum for the Annual Meeting
Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy for the transaction of business. This is called a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.
Inspector of Election
A representative of Broadridge Investor Communication Solutions, Inc. will serve as the Inspector of Election.
Proxy Solicitation Costs
Entergy is paying the costs of the solicitation of proxies. Entergy has retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower Stamford, Connecticut 06902 to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Morrow Sodali LLC a fee of approximately $16,000 plus out-of-pocket expenses. In addition to solicitations by mail, the proxy solicitor and Entergy’s directors, officers, and employees, without additional compensation, may solicit proxies on Entergy’s behalf in person, by phone, or by electronic communication.
Voting
Each share of Entergy’s common stock has one vote on each matter. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 213,242,985 shares of common stock outstanding.
•Shareholders of Record. If your shares are registered directly in your name with Entergy’s transfer agent, EQ Shareowner Services, you are the shareholder of record with respect to those shares.
•Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a bank, broker, or other organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.
Voting Procedures
Your vote is important. We encourage you to vote promptly. Internet, mobile and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 1, 2024 for shares held in the Entergy Savings Plans and through 11:59 p.m. Eastern Time on Thursday, May 2, 2024 for all other shares.
•Online Prior to the Annual Meeting. You may vote by proxy by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability or other proxy materials. The availability of online voting may depend on the voting procedures of the organization that holds your shares.
•Online During the Annual Meeting. You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ETR2024, entering the control number found in your Notice of Internet Availability or other proxy materials, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The meeting webcast will begin promptly at 10:00 a.m. Central Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system.

100	| Entergy 2024 Proxy Statement

General Information About the Annual Meeting
•Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card. You may vote by telephone 24 hours a day.
•Mobile Device. You can also vote your shares by scanning the QR code on your proxy card, Notice of Internet Availability of proxy materials, or voting instruction form.
•Mail. If you received printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.
All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.
Savings Plans Shares. If you participate in one of the Company’s Savings Plans, your proxy card includes the number of shares credited to your account under that plan as of the record date. To allow sufficient time for the trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time, on Wednesday, May 1, 2024. If the trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from the other participants who did vote, except as may be otherwise required by law.
Changing your Vote
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.
If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•written notice to the Secretary of the Company;
•timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•voting during the virtual Annual Meeting.
If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote during the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.
Uninstructed Shares
•Shareholders of Record. If you are a shareholder of record and you indicate when voting online or by phone that you wish to vote as recommended by the Board or sign and return a proxy card without giving specific voting instructions then the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card) will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.
•Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters.

Entergy 2024 Proxy Statement |	101

General Information About the Annual Meeting
Vote Required to Approve a Proposal
•Election of Directors. In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” such nominee’s election. A director who fails to receive a majority “For” vote will be required to tender his or her resignation to the Board of Directors for consideration. For additional information, see the section titled “Corporate Governance – Key Corporate Governance Features – Responsive and Accountable to Shareholders – Majority Voting in Director Elections” in this Proxy Statement.
•All Other Proposals. To approve the other proposals discussed in this Proxy Statement, we must receive the affirmative vote of a majority of the shares entitled to vote on the matter and present in person at the Annual Meeting or represented by proxy.
Routine and Non-Routine Proposals
The ratification of the appointment of Deloitte & Touche LLP as Entergy’s independent registered public accounting firm for 2024 (Proposal 2) is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal 2.
The following proposals are considered non-routine matters:
•Election of Directors (Proposal 1); and
•Advisory Vote to Approve Named Executive Officer Compensation (Proposal 3).
If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the Inspector of Election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposals No. 1 and 3.
Broker Non-Votes and Abstentions
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes will have no impact on the voting results of the proposals presented at the Annual Meeting. Abstentions will have no impact on the voting results of the Election of Directors but will have the same impact as a vote “Against” for all other proposals.
Confidentiality of Votes
We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management unless we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the inspector of election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.
Tabulation and Reporting of Voting Results
We have engaged Broadridge Financial Solutions, Inc. (Broadridge), as our independent agent, to receive and tabulate votes at the Annual Meeting. Broadridge will separately tabulate “For” and “Against” votes and abstentions and broker non-votes. Broadridge has also been retained to be our inspector of election to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the Delaware General Corporation Law.

102	| Entergy 2024 Proxy Statement

General Information About the Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. Entergy will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Other Business to be Conducted at the Meeting
As of the date of this Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board (the persons named in your proxy card) will have the discretion to vote on those matters for you.
Internet Availability of Proxy Materials and the 2023 Annual Report
This Notice of Annual Meeting and Proxy Statement and the 2023 Annual Report are available on our website at www.entergy.com/investors/annual-publications. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you and will also give you an electronic link to the proxy voting site.
•Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.investordelivery.com and following the enrollment instructions.
•Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.
List of Shareholders Entitled to Vote at the Annual Meeting
The names of shareholders of record entitled to vote at the Annual Meeting will be available at the meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m. Central time, at our principal executive offices at 639 Loyola Avenue, New Orleans, Louisiana, by contacting the Corporate Secretary of the Company.

Entergy 2024 Proxy Statement |	103

Appendix A
Information Regarding GAAP and Non-GAAP Financial Measures
Entergy reports its financial results in accordance with generally accepted accounting principles (GAAP). However, we believe that certain non-GAAP financial measures calculated on an adjusted basis provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the utility sector. In discussing 2023 business highlights, Entergy uses the non-GAAP measure of Entergy Adjusted Earnings and Entergy Adjusted Earnings Per Share (ETR Adjusted EPS), which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. Also within the discussion of 2023 business highlights, Entergy references FFO/Debt (excluding securitization debt), a non-GAAP measure. Reconciliations of ETR Adjusted EPS and FFO/Debt (excluding securitization debt) are provided within this Appendix A beginning on the following page.

The financial measure used in our 2023 annual incentive program, ETR Tax Adjusted Earnings Per Share (ETR Tax Adjusted EPS), is a non-GAAP measure based on the externally reported ETR Adjusted EPS, which is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations; (ii) resolutions during the year of certain unresolved regulatory litigation matters; (iii) unrealized gains or losses on equity securities; (iv) effects of income tax law changes; and (v) any adjustments to contributions to pension investments or trusts related to post-retirement benefits that are elective and deviate from original plan assumptions (collectively, the Pre-Determined Exclusions).

The credit measure used in our long-term incentive performance unit program for the 2021-2023 performance period, Adjusted FFO/Debt Ratio, is a non-GAAP measure and is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions to (ii) total consolidated debt, excluding outstanding or pending securitization debt.

These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our Company’s reported results prepared in accordance with GAAP.

Entergy 2024 Proxy Statement |	A-1

Appendix A
GAAP to Non-GAAP Reconciliation – 2023, 2022 and 2021 ETR Adjusted Earnings
Pre-tax except for income taxes and totals; $ in millions

	2023	2022	2021
Net income (loss) attributable to ETR Corp.	2,357	1,103	1,118
Less adjustments:
Utility
Customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(98)	-	-
E-AR write-off of assets related to the ANO stator incident	(78)	-	-
Impacts from storm cost approvals and securitizations, including customer sharing (excluding income tax items below)	(87)	(215)	-
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	(551)	-
Impacts from FERC’s December 2022 SERI order on the sale-leaseback complaint	-	20	-
Gain on sale	-	-	15
Income tax effect on Utility adjustments above	73	183	(4)
2016–2018 IRS audit resolution	568	-	-
E-LA reversal of regulatory liability associated with Hurricane Isaac securitization, initially recorded in 2017 as a result of the TCJA	106	-	-
E-LA income tax benefit resulting from securitization	129	283	-
Income tax valuation allowance	-	-	(8)
Provision for uncertain tax position	-	-	(5)
State corporate income tax rate change	-	-	29
Total Utility	611	(280)	27

Parent & Other
EWC (a)
Income before income taxes	-	119	(146)
Income taxes	-	(54)	25
Preferred dividend requirement	-	(2)	(2)
Total 2022 EWC	-	63	(123)
All Other
2016–2018 IRS audit resolution	275	-	-
DOE spent nuclear fuel litigation settlement (IPEC)	40	-	-
Income tax effect on adjustments above	(9)	-	-
State corporate income tax rate change	-	-	(1)
Total Parent & Other	307	63	(124)

Total adjustments	919	(217)	(97)
ETR adjusted earnings	1,438	1,320	1,215

Diluted average number of common shares outstanding (in millions)	212	206	202

Calculations may differ due to rounding
(a)     In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other. For comparability, EWC 2021 and 2022 results are also included in Parent & Other.

A-2	| Entergy 2024 Proxy Statement

Appendix A
GAAP to Non-GAAP Reconciliation – 2023, 2022 and 2021 ETR Adjusted Earnings

After-tax, per share in $ (b)

	2023	2022	2021
Net income (loss attributable to ETR Corp	11.10	5.37	5.54
Less adjustments:
Utility
Customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(0.34)	-	-
E-AR write-off of assets related to the ANO stator incident	(0.28)	-	-
Impacts from storm cost approvals and securitizations, including customer sharing (excluding income tax items below)	(0.29)	(0.79)	-
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	(2.01)	-
Impacts from FERC’s December 2022 SERI order on the sale-leaseback complaint	-	0.06	-
2016–2018 IRS audit resolution	2.67	-	-
E-LA reversal of regulatory liability associated with Hurricane Isaac securitization, initially recorded in 2017 as a result of the TCJA	0.50	-	-
E-LA income tax benefit resulting from securitization	0.61	1.38	-
Gain on sale	-	-	0.05
Income tax valuation allowance	-	-	(0.04)
Provision for uncertain tax position	-	-	(0.02)
State corporate income tax rate change	-	-	0.14
Total Utility	2.88	(1.36)	0.13

Parent & Other
Total EWC (c)	-	0.31	(0.61)
2016–2018 IRS audit resolution	1.30	-	-
DOE spent nuclear fuel litigation settlement (IPEC)	0.15	-	-
State corporate income tax rate change	-	-	-
Total Parent & Other	1.45	0.31	(0.61)
Total adjustments	4.33	(1.05)	(0.48)
ETR adjusted earnings	6.77	6.42	6.02

Calculations may differ due to rounding
(b)      Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.
(c)      In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other. For comparability, EWC 2021 and 2022 results are also included in Parent & Other.

Entergy 2024 Proxy Statement |	A-3

Appendix A

GAAP to Non-GAAP Reconciliation – FFO/Debt (excluding securitization debt)
($ in millions except where noted)
		2023
Total debt	(A)	26,335
Less securitization debt	(B)	263
Total debt, excluding securitization debt	(C=A-B)	26,072

Net cash flow provided by operating activities	(D)	4,294

AFUDC – borrowed funds	(E)	(40)

Working capital items in net cash flow provided by operating activities:
Receivables		102
Fuel inventory		(45)
Accounts payable		(135)
Taxes accrued		10
Interest accrued		19
Deferred fuel costs		759
Other working capital accounts		(210)
Securitization regulatory charges		31
Total	(F)	531

FFO (non-GAAP)	(G)=(D+E-F)	3,724

FFO/Debt (excluding securitization debt) (non-GAAP)	(G/C)	14.3%

A-4	| Entergy 2024 Proxy Statement

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Connect with us **@Entergy**

entergy.com

Entergy Corporation ©2024 Entergy Services, LLC. All rights reserved.

ENTERGY CORPORATION
639 LOYOLA AVENUE
NEW ORLEANS, LA 70113

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ETR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33182-P04722-Z86871 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTERGY CORPORATION

The Board of Directors recommends that you vote FOR all of the nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Gina F. Adams	☐	☐	☐
1b. John H. Black	☐	☐	☐
1c. John R. Burbank	☐	☐	☐
1d. Kirkland H. Donald	☐	☐	☐
1e. Brian W. Ellis	☐	☐	☐
1f. Philip L. Frederickson	☐	☐	☐
1g. M. Elise Hyland	☐	☐	☐
1h. Stuart L. Levenick	☐	☐	☐
1i. Blanche L. Lincoln	☐	☐	☐
1j. Andrew S. Marsh	☐	☐	☐
1k. Karen A. Puckett	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Ratification of the Appointment of Deloitte & Touche LLP as Entergy's Independent Registered Public Accountants for 2024.	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

Note: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Our 2023 Annual Report to Shareholders and Notice and Proxy Statement are available at www.proxyvote.com.

V33183-P04722-Z86871

ENTERGY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
MAY 3, 2024

The undersigned hereby appoints Marcus V. Brown, Stuart L. Levenick and Andrew S. Marsh jointly and severally, as attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Entergy Corporation that the undersigned is entitled in any capacity to vote if personally present at the 2024 Annual Meeting of Shareholders to be held on May 3, 2024, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting their shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side